UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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NCI BUILDING SYSTEMS, INC.

(Name of Registrant as Specified In Its Charter)

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January 28, 2013

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of NCI Building Systems, Inc. to be held at 10:00 a.m. on Tuesday, February 26, 2013, at the NCI Conference Center located at 7313 Fairview, Houston, Texas 77041. At this meeting you will be asked to:

(1)	Proposal 1: Elect the three (3) Class II directors named in the accompanying proxy statement to serve until the 2016 Annual Meeting of Stockholders or until their respective successors have been elected and shall have qualified;
(2)	Proposal 2: Approve the proposed amendment and restatement of the 2003 Long-Term Stock Incentive Plan;
(3)	Proposal 3: Ratify the appointment of Ernst & Young LLP as NCI Building Systems, Inc.’s independent registered public accounting firm for fiscal 2013; and
(4)	Transact such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

It is important that your shares be represented at the Annual Meeting of Stockholders. Therefore, whether or not you expect to attend in person, please sign and date the enclosed proxy and return it in the enclosed envelope or submit your proxy using the telephone or Internet procedures that may be provided to you at your earliest convenience. Please note that using any of these methods will not prevent you from attending the meeting and voting in person.

Very truly yours,

NORMAN C. CHAMBERS

NORMAN C. CHAMBERS
Chairman of the Board, President
and Chief Executive Officer

NCI BUILDING SYSTEMS, INC.
10943 North Sam Houston Parkway West
Houston, Texas 77064

NOTICE OF
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 26, 2013

The Annual Meeting of Stockholders of NCI Building Systems, Inc. will be held at the NCI Conference Center located at 7313 Fairview, Houston, Texas 77041, on Tuesday, February 26, 2013, at 10:00 a.m. The Annual Meeting of Stockholders will be held for the following purposes:

1.	Proposal 1: The election of the three (3) Class II directors named in the accompanying proxy statement to serve until the 2016 Annual Meeting of Stockholders or until their respective successors have been elected and shall have qualified;
2.	Proposal 2: Approval of the amendment and restatement of the 2003 Long-Term Stock Incentive Plan;
3.	Proposal 3: Ratification of the appointment of Ernst & Young LLP as NCI Building Systems, Inc.’s independent registered public accounting firm for fiscal 2013; and
4.	The transaction of such other business as may properly come before the Annual Meeting of Stockholders or any reconvened meeting following any adjournment or postponement thereof.

Only stockholders of record at the close of business on January 15, 2013 are entitled to notice of, and to vote at, the meeting or any reconvened meeting following any adjournment or postponement thereof.

We believe that it is desirable that as large a proportion as possible of the stockholders’ interests be represented at our Annual Meeting. Whether or not you plan to attend our Annual Meeting, we request that you properly date and sign the enclosed form of proxy and promptly return it to us using the enclosed addressed and stamped envelope. If you are present at the meeting and wish to do so, you may revoke the proxy and vote in person. If, however, you hold your shares through a nominee or broker, you must obtain a signed proxy from the broker in order to be able to vote in person.

By order of the Board of Directors,

TODD R. MOORE

TODD R. MOORE
Executive Vice President, General Counsel and
Corporate Secretary

January 28, 2013

Important Notice Regarding the Availability of
Proxy Materials for the Stockholder Meeting To Be Held February 26, 2013

The Notice of Annual Meeting of Stockholders, our Proxy Statement, and Annual Report to
Stockholders are available at www.edocumentview.com/NCS.

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
To Be Held February 26, 2013

i

NCI BUILDING SYSTEMS, INC.
10943 North Sam Houston Parkway West
Houston, Texas 77064
(281) 897-7788

PROXY STATEMENT
FOR
ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD FEBRUARY 26, 2013

This proxy statement is furnished to stockholders of NCI Building Systems, Inc. (“NCI,” the “Company,” “we,” and “us”) in connection with the solicitation of proxies to be used at our Annual Meeting of Stockholders (the “Annual Meeting”) to be held February 26, 2013. By granting a proxy, you authorize the persons named in the proxy to represent you and vote your shares at the Annual Meeting. Those persons will also be authorized to vote your shares to adjourn the Annual Meeting from time to time and to vote your shares at any adjournments or postponements of the Annual Meeting.

If you give a proxy on the enclosed form, or by telephone or the Internet, you may revoke it at any time before it is exercised at the Annual Meeting by (1) delivering written notice of revocation to the Corporate Secretary of NCI, (2) signing, dating, and delivering to the Corporate Secretary of NCI a later dated proxy at our principal executive offices, which are located at 10943 North Sam Houston Parkway West, Houston, Texas 77064, or (3) attending and voting in person by completing a ballot at the Annual Meeting. Attendance at the Annual Meeting will not, in itself, constitute revocation of a completed and delivered proxy card.

If you are a street name stockholder (meaning that your shares are held in a brokerage account by a bank, broker or other nominee) and you vote by proxy, you may change your vote by submitting new voting instructions to your bank, broker or nominee in accordance with that entity’s procedures.

We are first sending this proxy statement and the enclosed proxy form to stockholders on or about January 28, 2013.

ACTION TO BE TAKEN AT ANNUAL MEETING

When you have appropriately specified how your proxy should be voted, the proxy will be voted accordingly. If you properly complete and return a proxy, but do not indicate any contrary voting instructions, your shares will be voted as follows:

•	FOR Proposal 1, the election as directors of the nominees listed under “Election of Directors;”
•	FOR Proposal 2, the amendment and restatement of NCI’s 2003 Long-Term Stock Incentive Plan;
•	FOR Proposal 3, the ratification of Ernst & Young LLP as NCI’s independent registered public accountants for the year scheduled to end on November 3, 2013 (“Fiscal 2013”); and
•	At the discretion of the proxy holders, either FOR or AGAINST any other matter or business that may properly come before the Annual Meeting.

As of the date hereof, our Board of Directors (our “Board”) is not aware of any other such matter or business to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of common stock of the Company, par value $0.01 per share (the “Common Stock”), represented by the proxies in accordance with their judgment on those matters.

At our 2011 Annual Meeting, our stockholders voted in favor of holding an advisory vote on our executive compensation every three years. Our Board has determined that we should follow the stockholders recommendation. The next advisory vote on executive compensation will be taken at our 2014 Annual Meeting.

SOLICITATION OF PROXIES

Our Board is soliciting proxies from the holders of record of our Common Stock at the close of business on January 15, 2013. We will bear the entire cost of soliciting proxies, including the cost of the preparation, assembly, printing and mailing of this proxy statement, the proxy card and any additional information furnished to our stockholders in connection with the Annual Meeting, and no other person or persons will bear those costs either directly or indirectly.

The solicitation of proxies by our Board of Directors will be conducted primarily by mail. In addition, our officers, directors and employees may solicit proxies personally or by telephone, facsimile or electronic means. These officers, directors and employees will not receive any extra compensation for these services, but may be reimbursed for their reasonable expenses in forwarding solicitation material.

Our transfer agent, Computershare Investor Services, Inc., will assist us in the distribution of proxy materials and will provide voting and tabulation services for the Annual Meeting. For these services, we estimate that we will pay approximately $45,000 in the aggregate for fees and expenses. In addition, we will reimburse brokers, custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy materials to stockholders beneficial owners of our Common Stock.

OUTSTANDING CAPITAL STOCK

The record date for stockholders entitled to notice of, and to vote at, the Annual Meeting is January 15, 2013. At the close of business on that date we had 20,623,285 shares of Common Stock and 339,293 shares of Preferred Stock issued and outstanding and entitled to be voted at the Annual Meeting. Each of the shares of Preferred Stock is entitled to vote on an as-converted basis, and the Preferred Shares together have a number of votes equivalent to 54,136,818 shares of Common Stock. Each share of Common Stock outstanding on the record date is entitled to one vote.

Unless otherwise noted, the following tables set forth, as of January 15, 2013 (the “Ownership Date”), the number of shares of our equity securities beneficially owned by (1) each person or group known by us to own beneficially more than 5% of the outstanding shares of any class of our equity securities, (2) each director and nominee for director, (3) each of our executive officers identified under the caption “Executive Compensation,” and (4) all current directors and executive officers as a group. Except as otherwise indicated, each of the persons or groups named below has sole voting power and investment power with respect to the Common Stock and Preferred Stock. Unless otherwise noted, the mailing address of each person or entity named below is 10943 North Sam Houston Parkway West, Houston, Texas 77064.

	Beneficial Ownership(1)
Name of Beneficial Owner or Group	Number of Shares	Percent
	Preferred Stock
Clayton Dubilier & Rice Fund VIII, L.P.(2)	338,440	99.75
CD&R Friends & Family Fund VIII, L.P.(2)	854	0.25
Investment Funds Associated With or Designated by Clayton, Dubilier & Rice, LLC(2)	339,293	100.00
	Common Stock
Royce & Associates LLC(3) 745 Fifth Avenue New York, NY 10151	1,514,129	7.34
Covalent Partners, LLC 255 Washington St. Newton, MA 02458	1,301,110	6.31
BlackRock Fund Advisors(3) 40 East 52nd Street New York, NY 10022	1,161,110	5.63
Norman C. Chambers(4)	924,224	4.35
Kathleen J. Affeldt(4)	18,449	*
James G. Berges(4)(5)	—	*
Gary L. Forbes(4)	36,901	*
John J. Holland(4)	13,922	*
Lawrence J. Kremer(4)	9,096	*
George Martinez(4)	29,484	*
Nathan K. Sleeper(4)(5)	—	*
Jonathan L. Zrebiec(4)(5)	—	*
Mark W. Dobbins(4)	346,245	1.66
Mark E. Johnson(4)	416,125	1.99
Todd R. Moore(4)	182,331	*
Bradley D. Robeson(4)	208,618	1.00
All directors and executive officers as a group (19 persons)(6)	2,615,756	12.50

*	Less than 1%.
(1)	Includes shares beneficially owned by the listed persons, including shares owned under our 401(k) Profit Sharing Plan and phantom units owned under our Deferred Compensation Plan. If a person has the right to acquire beneficial ownership of any shares by exercise of options previously granted within 60 days after the Ownership Date, those shares are deemed beneficially owned by that person as of the Ownership Date and are deemed to be outstanding solely for the purpose of determining the percentage of the Common Stock that he or she owns. Those shares are not included in the computations for any other person. Please see the table accompanying footnote 4 below for additional information regarding equity compensation awards held by the listed persons.
(2)	Unless otherwise indicated, Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. are referred to collectively as the “Investors.” Does not include 33,593 shares of Common Stock issued to Clayton, Dubilier & Rice, LLC (“CD&R, LLC”), as assignee of director compensation payable to Messrs. Berges, Sleeper and Zrebiec. The Investors have the right to vote with the holders of Common Stock on an as-converted basis (without taking into account any limitations on convertibility that may then be applicable). At an initial conversion price of $6.374, the 339,293 shares of Preferred Stock held by the Investors are convertible into 54,136,818 shares of Common Stock, broken down as follows: (i) 54,001,629 shares of Common Stock into which 338,440 shares of Preferred Stock held by Clayton, Dubilier & Rice Fund VIII, L.P. are convertible; and (ii) 135,189 shares of Common Stock into which 853 shares of Preferred Stock held by CD&R Friends & Family Fund VIII, L.P. are convertible. The Investors hold approximately 72.4% of the voting power of NCI.

The general partner of each of the Investors is CD&R Associates VIII, Ltd., whose sole stockholder is CD&R Associates VIII, L.P. The general partner of CD&R Associates VIII, L.P. is CD&R Investment Associates VIII, Ltd.

CD&R Investment Associates VIII, Ltd. is managed by a two-person board of directors, Donald J. Gogel and Kevin J. Conway, as the directors of CD&R Investment Associates VIII, Ltd., may be deemed to share beneficial ownership of the shares of Common Stock and Preferred Stock shown as beneficially owned by the Investors. Such persons expressly disclaim such beneficial ownership. Investment and voting decisions with respect to shares held by each of the Investors are made by an investment committee of limited partners of CD&R Associates VIII, L.P., currently consisting of more than ten individuals (the “Investment Committee”). All members of the Investment Committee disclaim beneficial ownership of the shares shown as beneficially owned by the Investors.

Each of CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. expressly disclaims beneficial ownership of the shares held by the Investors and by CD&R, LLC and of the stock options held by CD&R, LLC. The Investors expressly disclaim beneficial ownership of the shares held by CD&R, LLC and of the stock options held by CD&R, LLC. CD&R, LLC expressly disclaims beneficial ownership of the shares held by the Investors.

The address for the Investors, CD&R Associates VIII, L.P., CD&R Associates VIII, Ltd. and CD&R Investment Associates VIII, Ltd. is c/o Maples Corporate Services Limited, P.O. Box 309, Ugland House, South Church Street, George Town, Grand Cayman, KY1-1104, Cayman Islands, British West Indies. The address for CD&R, LLC is 375 Park Avenue, 18th Floor, New York, NY 10152.

(3)	This information is based solely on the most recent filings made by such beneficial owners with the Securities and Exchange Commission (the “SEC”) on Schedule 13G or 13G/A.
(4)	The number of shares of Common Stock beneficially owned by each person includes options exercisable on the Ownership Date but excludes options not exercisable within 60 days after the Ownership Date. No currently unexercisable options would become exercisable within 60 days after the Ownership Date. The number of shares of Common Stock beneficially owned by each person also includes unvested shares of restricted stock. Each owner of shares of issued restricted stock has the right to vote his or her shares but may not transfer them until they have vested.

	Options		Unvested Restricted Stock (included in the table above)
	Exercisable (included in the table above)	Not Exercisable within 60 days (not included in the table above)
Norman C. Chambers	503,819	168,952	148,619
Kathleen J. Affeldt	7,947	13,841	4,277
James G. Berges(5)	—	—	—
Gary L. Forbes	332	—	12,818
John J. Holland	3,973	6,921	7,738
Lawrence J. Kremer	1,986	5,562	8,418
George Martinez	1,373	—	12,818
Nathan K. Sleeper(5)	—	—	—
Jonathan L. Zrebiec(5)	—	—	—
Mark W. Dobbins	197,038	67,619	54,192
Mark E. Johnson	262,690	87,564	66,616
Todd R. Moore	82,327	29,230	39,630
Bradley D. Robeson	137,951	78,443	22,003

(5)	Does not include 339,293 shares of Preferred Stock held by investment funds associated with or designated by CD&R, LLC, or 33,593 shares of Common Stock issued to CD&R, LLC, as assignee of compensation payable to Messrs. Berges, Sleeper and Zrebiec. Messrs. Berges, Sleeper and Zrebiec are members of our Board and executives of CD&R, LLC. Messrs. Berges, Sleeper and Zrebiec disclaim beneficial ownership of the shares held by CD&R, LLC and by investment funds associated with or designated by CD&R, LLC.

(6)	The number of shares of Common Stock beneficially owned by each director and executive officer as a group includes beneficial ownership of the additional officers listed in the table below. As with the officers and directors listed individually, the number of shares of Common Stock beneficially owned by each person includes options exercisable on the Ownership Date or within 60 days after the Ownership Date and excludes options not exercisable within 60 days after the Ownership Date. The number of shares of Common Stock beneficially owned by each person also includes unvested shares of restricted stock. Each owner of restricted stock has the right to vote his or her shares but may not transfer them until they have vested.

	Options		Unvested Restricted Stock (included in the table above)
	Exercisable (included in the table above)	Not Exercisable within 60 days (not included in the table above)
Richard W. Allen	—	—	20,293
Eric J. Brown	39,896	12,691	35,844
Mark T. Golladay	2,083	2,084	15,013
John L. Kuzdal	103,521	67,021	20,734
Rick D. Morrow	422	—	16,055
Robert D. Ronchetto	—	—	11,634

QUORUM AND VOTING

The presence in person or by proxy of the holders of a majority of the voting power of the stock entitled to vote at an Annual Meeting is necessary to constitute a quorum at the Annual Meeting. Each outstanding share of Common Stock is entitled to one vote. Each share of Preferred Stock will be entitled to vote on an as-converted basis with the holders of the Common Stock on all matters submitted to the Annual Meeting, voting as a single class. All routine matters will be decided by the vote of a majority of the votes cast by the stockholders present in person or by proxy and entitled to vote on the matter, a quorum being present.

Those nominees receiving a plurality of all of the votes cast on Proposal 1 at the Annual Meeting shall be elected to our Board.

In accordance with rules of the New York Stock Exchange, or “NYSE”, approval of Proposal 2, to amend and restate our 2003 Long-Term Stock Incentive Plan, requires the affirmative vote of a majority of the votes cast on the proposal provided that the total votes cast on the proposal represent over 50% of the stock entitled to vote on the proposal. Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P., referred to collectively as the “Investors,” which own or beneficially own shares of Preferred Stock representing approximately 72.4% of our outstanding voting power, have expressed their intention to vote in favor of the amendment and restatement of our 2003 Long-Term Stock Incentive Plan.

The total number of votes cast on Proposal 3, for ratification of the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 3, 2013, must represent at least the majority of the votes cast in person or by proxy at the Annual Meeting.

Abstentions are counted for the purpose of determining the presence of a quorum at the Annual Meeting. An abstention has no effect on Proposal 1. With respect to Proposal 2 and Proposal 3, abstentions have the same effect as a vote against these proposals.

Brokers holding shares must vote according to specific instructions they receive from the beneficial owners. Broker non-votes occur when brokers do not have discretionary voting authority to vote certain shares held in “street name” on particular proposals under NYSE rules, and the “beneficial owner” of those shares has not instructed the broker to vote on those proposals. The NYSE’s Rule 452 precludes brokers from voting on non-discretionary proposals without specific instructions from the beneficial owner.

If you are a beneficial owner, your bank, broker, dealer, custodian or other nominee is permitted to vote your shares only with regard to Proposal 3 to ratify the appointment of the independent registered public accounting firm, even if the holder does not receive voting instructions from you. A broker non-vote is treated as “present” for purposes of determining the existence of a quorum. For purposes of electing directors, a broker non-vote will not affect the outcome of the elections. For purposes of Proposal 2, broker non-votes could impair our ability to satisfy the NYSE requirement that the total votes cast on the proposal represent over 50% of the stock entitled to vote on the proposal.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Restated Certificate of Incorporation (the “Certificate of Incorporation”) and Third Amended and Restated By-Laws (the “By-Laws”) provide that the number of directors on our Board shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of our Board. The number of members constituting our Board is currently fixed at ten.

In accordance with our Certificate of Incorporation and By-Laws, our Board is divided into three classes, as nearly equal in number as reasonably possible, and members are elected for a term of office expiring at the third succeeding annual stockholders’ meeting following their election to office or until a successor is duly elected and qualified. In addition, there is one vacancy on our Board which can be filled at any time by the Investors. Except as otherwise provided by the Stockholders Agreement by and between us and the Investors dated as of October 20, 2009 (the “Stockholders Agreement”), under our By-Laws, newly created directorships resulting from any increase in the authorized number of directors or any vacancies on our Board resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled only by a majority of the votes that can be cast by directors then in office, though less than a quorum, and directors so chosen hold office until the Annual Meeting of stockholders at which the term of office of the class to which the director has been elected expires. The terms of office of each of the Class II directors expire at this Annual Meeting and the terms of office of each of the Class III and Class I directors expire at the Annual Meetings in 2014 and 2015, respectively.

Three Class II directors are to be elected at the Annual Meeting for a term expiring at the Annual Meeting to be held in 2016, or until their respective successors are duly elected and qualified. If, at the time of or prior to our Annual Meeting, any of the nominees should be unable or decline to serve, the discretionary authority provided in the proxy may be used to vote for a substitute or substitutes designated by our Board. Our Board has no reason to believe that any substitute nominee or nominees will be required. However, if a nominee should become unable or unwilling to serve for any reason, proxies may be voted for another person nominated as a substitute by our Board, or our Board may reduce its size. No proxy will be voted for a greater number of persons than the number of nominees named herein.

Our Board believes that each of our directors is highly qualified to serve as a member of our Board. Each of the directors has contributed to the mix of skills, core competencies and qualifications of our Board. Our directors are highly educated and have diverse backgrounds and talents and extensive track records of success in what we believe are highly relevant positions with some of the most reputable organizations in the world. Our Board has also considered the fact that all of our directors have worked for, or served on the boards of directors of, a variety of companies in a wide range of industries. Many of our directors also have served as directors of our company for many years and benefit from an intimate knowledge of our operations and corporate philosophy. Our Board believes that through their varying backgrounds, our directors bring a wealth of experiences and new ideas to our Board.

Described in the following pages are the principal occupations and positions and directorships for at least the past five years of our directors and director nominees, as well as certain information regarding their individual experience, qualifications, attributes and skills that led our Board to conclude that they should serve on the Board. There are no family relationships among any of our directors or executive officers.

Nominees For Election As Director

Class II Nominees For Election As Directors Who Serve Until The Annual Meeting To Be Held In 2016:

Gary L. Forbes

Mr. Forbes, age 68, has served as a director since December 1991. Mr. Forbes serves on the Executive Committee, Affiliate Transactions Committee, Nominating and Corporate Governance Committee, and Preferred Dividend Payment Committee and is the Chairman of the Audit Committee of our Board of Directors. In addition, Mr. Forbes is our designated audit committee financial expert. Mr. Forbes was a Senior Vice President of Equus Total Return, Inc., an investment company, from November 1991 until his retirement in March 2010. Mr. Forbes is a director of Consolidated Graphics, Inc., a publicly traded commercial printing company. Mr. Forbes previously served on the board of directors of Carriage Services, Inc., a publicly traded funeral services company from May 2007 to February 2009. Mr. Forbes earned a B.B.A. in Accounting from the University of Texas at Austin and is a certified public accountant.

Director Qualifications:  Mr. Forbes’s background has provided our Board of Directors with valuable financial and accounting expertise as our financial expert on the Audit Committee of our Board of Directors. Additionally, having served as a member of our Board of Directors since 1991, Mr. Forbes has a deep historical understanding of our business, operations, and culture.

George Martinez

Mr. Martinez, age 72, has served as a director since March 2003. He serves on the Audit Committee, Affiliate Transactions Committee and is the Chairman of the Preferred Dividend Payment Committee of our Board of Directors. Mr. Martinez is Chief Executive Officer of Allegiance Bank Texas, a Houston commercial bank that opened for business in October 2007. He has been active as a bank executive in Houston for over 30 years and is the former Chairman of Sterling Bancshares, Inc., a publicly-traded bank holding company, having served as Chairman of the Board from 2001 to 2004 and as Chief Executive Officer from 1980 to 2001. Mr. Martinez has served as President of Chrysalis Partners, LLC, a performance consulting firm, since 1999 and currently serves as Senior Consultant with the firm. He serves his community on the board of directors of Lone Star College Foundation, CHRISTUS Foundation for Healthcare and Collaborative for Children. Mr. Martinez has a B.A. in Business Administration and Economics from Rice University.

Director Qualifications:  Mr. Martinez’s background and experience in performance consulting and as an executive in the banking industry allow him to provide to the Board valuable financial, accounting, and operational expertise. Additionally, having served as a member of our Board of Directors since 2003, Mr. Martinez has a high degree of familiarity with our business, operations, and culture.

Jonathan L. Zrebiec

Mr. Zrebiec, age 33, has served as a director since November 2009. Mr. Zrebiec is a financial principal of CD&R, LLC, the successor to the investment management business of CD&R, Inc., which he joined in 2004. Prior to joining CD&R, Inc., he was employed by Goldman, Sachs & Co. in the Investment Banking Division. He currently serves as a director of Atkore International Group, Inc., Hussmann International, Inc., Roofing Supply Group, LLC and Wilsonart International Holdings LLC. Mr. Zrebiec holds a B.S. in Economics from the University of Pennsylvania and holds an M.B.A. from Columbia University.

Director Qualifications:  Mr. Zrebiec’s experience in the financial and investing community provides our Board with insight into business strategy, improving financial performance, and the economic environment in which we operate.

Vote Required

The affirmative vote of a plurality of all of the votes cast at the Annual Meeting is required for approval of Proposal 1. If you own shares through a bank, broker or other holder of record, you must instruct your bank, broker or other holder of record how to vote in order for them to vote your shares so that your vote can be counted on this proposal.

The Investors, which own or beneficially own shares of Preferred Stock representing approximately 72.4% of the outstanding voting power of NCI, have expressed their intention to vote “For” Proposal 1.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE CLASS II NOMINEES LISTED ABOVE.

Directors Remaining In Office

Class III Directors Who Serve Until The Annual Meeting To Be Held In 2014:

Norman C. Chambers

Mr. Chambers, age 63, has served as our Chairman of the Board since January 2008 and as our President and Chief Executive Officer since January 2007. He served as our President and Chief Operating Officer from

April 2004 to January 2007 and has served as one of our directors since May 2003. Mr. Chambers serves on the Executive Committee and Preferred Dividend Payment Committee of our Board of Directors. Mr. Chambers was a director and President of Comfort Systems USA, Inc., a provider of heating, ventilation and air conditioning services, from November 2002 until April 2004 and also served as Chief Operating Officer from February 2003 until April 2004. From November 2001 to October 2002, Mr. Chambers was Chief Operating Officer of Capstone Turbine Corporation, a distributive generation technology company. From April 2000 to September 2001, Mr. Chambers served as President and Chief Executive Officer of Petrocosm Corporation, a privately held e-commerce business serving the energy industry. From June 1985 to April 2000, Mr. Chambers served in various executive positions with Halliburton Company, a provider of energy services and related engineering and construction services, and its subsidiaries. In 2011, Mr. Chambers was appointed to serve as a director of the Business Executives for National Security. Mr. Chambers is a director of the U.S. Chamber of Commerce. In 2011, Mr. Chambers was appointed to serve as chairman of the Let’s Rebuild America Leadership Council of the U.S. Chamber of Commerce. Mr. Chambers has over thirty-five years of experience in the engineering and construction industry. Mr. Chambers earned a B.A. from Springfield College and a M.B.A. from Boston College.

Director Qualifications:  Mr. Chambers’ extensive financial and executive management experience provides him with the necessary skills to be Chairman of our Board of Directors. As a result of his experience, he has dealt with many of the major issues we deal with today, such as financial, strategic planning, compensation, management development, acquisitions, capital allocation, government and stockholder relations. He has developed in-depth knowledge of the engineering and construction industry generally and, as our Chief Executive Officer for the last three years, our company in particular.

Kathleen J. Affeldt

Ms. Affeldt, age 64, has served as a director since November 2009. Ms. Affeldt is the Chairperson of the Compensation Committee and also serves on the Preferred Dividend Payment Committee of our Board of Directors. Ms. Affeldt retired from Lexmark International, a developer, manufacturer and supplier of printing and imaging solutions for offices and homes, in February 2003, where she had been Vice President of Human Resources since July 1996. She joined Lexmark when it became an independent company in 1991 as the Director of Human Resources. Ms. Affeldt began her career at IBM in 1969, specializing in sales of supply chain systems. She later held a number of human resources management positions. Ms. Affeldt has served as a director of SIRVA, Inc. and as chair of that board’s Compensation Committee. She currently serves as a director of BTE, Inc. and as a director of Sally Beauty Holdings where she serves as the Chair of that board’s Compensation Committee. Ms. Affeldt attended the State University of New York and Hunter College in New York City, majoring in Business Administration.

Director Qualifications:  Ms. Affeldt’s experience in large, multinational companies in general, as well as in the human resources field in particular, provides our Board of Directors with insight into the attraction, motivation, and retention of personnel. Additionally, her service on the boards of other public companies brings to our Board of Directors valuable insight into the strategic, financial, and personnel challenges faced by companies similar to NCI.

Nathan K. Sleeper

Mr. Sleeper, age 39, has served as a director since October 2009. Mr. Sleeper serves on the Compensation Committee, Nominating and Corporate Governance Committee and Executive Committee of our Board of Directors. Mr. Sleeper is a partner of CD&R, LLC, having joined CD&R, Inc. in 2000. Prior to joining CD&R, Inc., he was employed by Goldman, Sachs & Co. in the Investment Banking Division. He has also been employed by Tiger Management. Mr. Sleeper currently serves as a director of US Foods, Inc., a director of HD Supply, Inc., a director of Atkore International Group, Inc., a director of Hussmann International, Inc., a director of Roofing Supply Group, LLC, and as a director of Wilsonart International Holdings LLC. Mr. Sleeper holds a B.A. from Williams College and an M.B.A. from Harvard Business School.

Director Qualifications:  Mr. Sleeper’s broad experience in the financial and investment communities brings to our Board of Directors important insights into business strategy and areas to improve our financial performance.

Class I Directors Who Serve Until The Annual Meeting To Be Held In 2015:

James G. Berges

Mr. Berges, age 65, has served as a director since October 2009. Mr. Berges is the Chairman of the Executive Committee and Nominating and Corporate Governance Committee of our Board of Directors. Mr. Berges is a partner of CD&R, LLC, having become a partner of CD&R, Inc. in 2006. Prior to that, he was President of Emerson Electric Co. from 1999 until his retirement in 2005. Emerson Electric Co. is a global manufacturer of products, systems and services for industrial automation, process control, HVAC, electronics and communications, and appliances and tools. He is also Chairman of the Board of HD Supply, Inc., Chairman of the Board of Hussmann International, Inc., a director of PPG Industries, Inc., a public company, and a director of Atkore International Group, Inc. From November 2009 to August 2010, Mr. Berges was a director of Diversey, Inc., and from October 2006 to August 2012, he was Chairman of the Board of Sally Beauty Holdings. Mr. Berges holds a B.S. in electrical engineering from the University of Notre Dame.

Director Qualifications:  Mr. Berges’ former leadership role at a global manufacturer provides our Board of Directors valuable insight into the numerous operational, financial, and strategic issues we face. Further, Mr. Berges’ service on the boards of other public and private companies provides our Board of Directors with the challenges currently faced by companies in a variety of markets.

Lawrence J. Kremer

Mr. Kremer, age 71, has served as a director since October 2009. Mr. Kremer serves on the Preferred Dividend Payment Committee and Nominating and Corporate Governance Committee of our Board of Directors. Mr. Kremer retired in 2007 from Emerson Electric Co. having served as Corporate Vice President of Global Materials. Prior to that, Mr. Kremer was employed by Whirlpool Corporation, a worldwide producer of appliances, as Senior Vice President of International Operations and Global Materials. Mr. Kremer currently serves as a director of Fifth Third Bank Southern Region and George Koch Sons LLC, a privately held company producing a wide variety of components for the automotive and mining industries, and St. Mary’s Hospital System, a Midwest Regional Hospital. Mr. Kremer serves as Chairman of the Board of Trustees of the University of Evansville. Mr. Kremer holds a B.S. and M.B.A from the University of Evansville.

Director Qualifications:  Mr. Kremer’s leadership roles in global manufacturing brings to our Board of Directors an understanding of the global business environment and valuable insight into the operations of large, complex manufacturing operations.

John J. Holland

Mr. Holland, age 62, has served as a director since November 2009. Mr. Holland serves on the Affiliate Transactions Committee, Audit Committee, Compensation Committee, and Preferred Dividend Payment Committee of our Board of Directors. Mr. Holland has been the President of the International Copper Association since February 2012. The International Copper Association is a marketing association for the copper industry. Mr. Holland has been the President of Greentree Advisors, LLC since 2004. Mr. Holland was the President, Chief Operating Officer and Chief Financial Officer of MMFX Technologies Corporation from 2008 until 2009. Prior to that, Mr. Holland was the Executive Vice President and Chief Financial Officer of Alternative Energy Sources, Inc., an Ethanol producer, from August 2006 until June 2008. Mr. Holland previously was employed by Butler Manufacturing Company, a producer of pre-engineered building systems, supplier of architectural aluminum systems and components and provider of construction and real estate services for the nonresidential construction market, from 1980 until his retirement in 2004. Prior to his retirement from Butler, Mr. Holland served as Chairman of the Board from 2001 to 2004, as Chief Executive Officer from 1999 to 2004, and as President from 1999 to 2001. Mr. Holland is a director of Cooper Tire & Rubber Co. and of Saia, Inc. (formerly SCS Transportation, Inc.). Mr. Holland holds B.S. and M.B.A. degrees from the University of Kansas and is a certified public accountant.

Director Qualifications:  Mr. Holland’s extensive career in the metal building industry provides the Board with perspective on the particular strategic, manufacturing, sales and marketing, and personnel issues faced by companies in our industry. Further, Mr. Holland’s extensive financial and accounting background as a former chief financial officer and a certified public accountant provides the Audit Committee with valuable expertise.

PROPOSAL 2: APPROVAL OF AN AMENDMENT TO THE
2003 LONG-TERM STOCK INCENTIVE PLAN

On October 16, 2012, our Board approved an amendment to our 2003 Long-Term Stock Incentive Plan, as most recently amended and restated as of February 19, 2010 (the “Incentive Plan”). The proposed amended and restated Incentive Plan is set forth in Annex A to this proxy statement.

The amendment of the Incentive Plan will increase the number of shares of Common Stock reserved for issuance under the Incentive Plan by 5,000,000 shares of Common Stock, subject to approval by the stockholders of NCI. Currently, a maximum of 6,400,000 shares of Common Stock are reserved for awards under the Incentive Plan, of which 798,067 shares remain available for future grants under the Incentive Plan as of January 15, 2013. If the proposal is approved, an additional 5,000,000 shares of Common Stock will be reserved for awards under the Incentive Plan, thus bringing the maximum number of shares reserved for awards under the Incentive Plan to 11,400,000 shares. In addition, the amendment of the Incentive Plan will also increase (1) the number of shares of Common Stock any individual may be granted during any fiscal year from 900,000 to 3,000,000 and (2) the amount of cash awards that may be paid to any individual during any fiscal year from $1 million to $3 million. For information on the deductibility of compensation related to awards granted under the Incentive Plan, see “— Federal Income Tax Consequences — Certain Tax Code Limitations on Deductibility” below.

The Incentive Plan’s purposes remain unchanged and are to:

•	attract and retain the best available personnel;
•	provide additional incentives to employees, directors and consultants;
•	increase the Incentive Plan participants’ interest in our welfare; and
•	promote the success of our business.

Our stockholders originally approved the Incentive Plan at the annual meeting of stockholders held on March 14, 2003, and our stockholders approved an amended and restated plan at the annual meeting of stockholders held on March 12, 2008. On February 19, 2010, our stockholders approved the Incentive Plan (which was a further amendment and restatement of these predecessor plans). The February 2010 amendment and restatement increased the number of shares of Common Stock reserved for issuance under the plan to 6,400,000 shares (the adjusted number of reserved shares following the reverse split of our shares that occurred on February 19, 2010).

Our Board believes that the Incentive Plan is achieving its objectives. At January 15, 2013, we had 798,067 shares remaining available for future grants under the Incentive Plan. Therefore, our Board believes it is necessary to increase the number of shares of Common Stock reserved for issuance under the Incentive Plan, as well as increase the individual limitations.

Summary of the Incentive Plan

The following summary of the Incentive Plan is qualified by reference to the full text thereof, which is attached as Annex A to this proxy statement.

General

The Compensation Committee of our Board administers the Incentive Plan. In the future, the Board or other committees may be allocated some or all of the Compensation Committee’s duties. The Compensation Committee consists solely of two or more directors who are independent in accordance with the Internal Revenue Code, or “Code” and Rule 16b-3 under the Securities Exchange Act. The Compensation Committee is authorized to:

•	interpret the Incentive Plan and all awards;
•	establish and amend rules and regulations for the Incentive Plan’s operation;
•	select recipients of awards;
•	determine the form, amount and other terms and conditions of awards;

•	modify or waive restrictions on awards;
•	amend awards; and
•	grant extensions and accelerate awards.

Our officers and other employees, directors and consultants, in addition to those of our subsidiaries, are eligible to be selected to participate in the Incentive Plan. Incentive stock options may be granted only to our employees and employees of our subsidiaries in which we own directly or indirectly more than a 50% voting equity interest. The Compensation Committee has the sole discretion to select participants from among the eligible persons. It is estimated that the total number of persons who are eligible to receive awards under the Incentive Plan at present would not exceed approximately 250.

Before giving effect to the amendment, the aggregate number of shares of Common Stock which may be issued under the Incentive Plan with respect to awards may not exceed 6,400,000. The amendment to the Incentive Plan would increase this number of shares to 11,400,000. All awards relating to any of these additional shares will be subject to stockholders approval of the amendment to the Incentive Plan. The proposed 11,400,000 share limit is subject to adjustment for certain transactions affecting the Common Stock. Each share issued pursuant to awards under the Incentive Plan (whether issued prior to or following the date of stockholder approval) will be counted against the share limit as one full share. If an award is cancelled, forfeited, or expires unexercised, the number of shares of Common Stock under such award will be added back to the shares available for grant under the Incentive Plan. The number of shares available for grant under the Incentive Plan shall not be increased by (a) any shares not issued or delivered as a result of a net settlement of an award, (b) any shares withheld to pay an exercise price or withholding taxes related to an award, or (c) shares of our Common Stock repurchased on the open market with the proceeds of an option exercise. No individual may be granted, in any fiscal year, awards under the Incentive Plan covering or relating to an aggregate of more than 900,000 shares of our Common Stock and no individual shall receive payment for cash awards made under the Incentive Plan during any fiscal year aggregating in excess of $1,000,000 (these are figures resulting from the reverse split of our shares effected in February 2010). These figures are being increased as part of the amendment to 3 million and $3,000,000. The shares issued under the Incentive Plan may be issued from shares held in treasury or from authorized and unissued shares.

The Incentive Plan provides for the grant of:

•	stock options, including incentive stock options and nonqualified stock options;
•	stock appreciation rights, in tandem with stock options or freestanding;
•	restricted stock awards;
•	restricted stock unit awards;
•	performance share awards;
•	phantom stock awards; and
•	cash awards.

The Compensation Committee may grant awards individually, in combination, or in tandem.

All awards will be evidenced by award agreements, as determined by the Compensation Committee. The award will be effective on the date of grant unless the Compensation Committee specifies otherwise.

The exercise or measurement price will be at least equal to the fair market value of our Common Stock. The fair market value generally is determined to be the closing sales price quoted on the NYSE on the day of the grant of the award.

Awards will normally terminate on the earlier of (i) ten years from the date of grant, (ii) 30 days after termination of employment or service for a reason other than death, disability or retirement, (iii) one year after death or (iv) one year (for incentive stock options) or five years (for other awards) after disability or retirement.

Awards are non-transferable except by disposition on death or to certain family members, trusts and other family entities as the Compensation Committee may approve.

The Compensation Committee may authorize the assumption of awards granted by other entities that are acquired by us or otherwise.

Awards may be paid in cash, shares of our Common Stock or a combination, in a lump sum or installments, as determined by the Compensation Committee.

A participant’s breach of the terms of the Incentive Plan or the award agreement will result in a forfeiture of the award.

Options

Options granted under the Incentive Plan may be:

•	incentive stock options, as defined in the Code; or
•	nonqualified options, which do not qualify for treatment as incentive stock options.

The Compensation Committee selects the recipients of options and sets the terms of the options, including:

•	the number of shares for which an option is granted;
•	the term of the option; and
•	the time(s) when the option can be exercised.

The Compensation Committee determines how an option may be exercised, whether for cash or securities. The exercise price of an option may not be less than the fair market value of a share of our Common Stock on the grant date, and the option term may be no longer than ten years. Arrangements may also be made, if permitted by law, for same-day-sale and margin account transactions through FINRA dealers.

An option agreement or the Compensation Committee’s procedures may set forth conditions respecting the exercise of an option. The Compensation Committee may in its discretion waive any condition respecting the exercise of any option and may accelerate the time at which any option is exercisable.

Stock Appreciation Rights

A stock appreciation right is a grant entitling the participant to receive an amount in cash or shares of Common Stock or a combination thereof, as the Compensation Committee may determine, in an amount equal to the increase in the fair market value between the grant and exercise dates of the shares of Common Stock with respect to which the stock appreciation right is exercised. The exercise price of a stock appreciation right may not be less than the fair market value of a share of our Common Stock on the grant date, and the term of a stock appreciation right may be no longer than ten years. Stock appreciation rights may be granted separately or in tandem with the grant of an option.

A stock appreciation right granted in tandem with a nonqualified option may be granted either at or after the time of the grant of the nonqualified option. A stock appreciation right granted in tandem with an incentive stock option may be granted only at the time of the grant of the incentive stock option. A stock appreciation right granted in tandem with an option terminates and is no longer exercisable upon the termination or exercise of the related option. The Compensation Committee may set the terms and conditions of stock appreciation rights, subject to the limitations set forth in the Incentive Plan. At any time it may accelerate the exercisability of any stock appreciation right and otherwise waive or amend any conditions to the grant of a stock appreciation right.

Restricted Stock

A restricted stock grant entitles the recipient to acquire, at no cost or for a purchase price determined by the Compensation Committee on the date of the grant, shares of our Common Stock subject to such restrictions and conditions as the Compensation Committee may determine at the time of the grant. The recipient may have all the rights of a stockholder with respect to the restricted stock. These rights include voting and dividend rights, and they are effective as soon as:

•	restricted stock is granted (or upon payment of the purchase price for restricted stock); and
•	issuance of the restricted stock is recorded by our transfer agent.

Any restricted shares cease to be restricted stock and will be deemed “vested” after the lapse of all restrictions. Restrictions lapse, and restricted stock becomes vested, ratably over a specified period of time or upon the participant’s death, disability or retirement, the occurrence of a change of control, or other appropriate event as determined by the Compensation Committee.

A participant will have the right to receive dividends with respect to the shares of Common Stock subject to the restricted stock award and to vote the shares of Common Stock, except that unless otherwise provided in an award agreement, the participant will not be entitled to delivery of the Common Stock until all restrictions lapse.

If a participant’s employment or service is terminated for any reason prior to shares of restricted stock becoming vested, we have the right, in the discretion of the Compensation Committee, to:

•	repurchase the unvested shares at their purchase price; or
•	require forfeiture of those shares if acquired at no cost.

Restricted Stock Unit Awards

A restricted stock unit award is an award denominated in units evidencing the right to receive shares of our Common Stock, subject to vesting or such other terms and conditions as determined by the Compensation Committee. Prior to vesting, the recipient has no voting or dividend rights with respect to the shares evidenced by a restricted stock unit award, however, the Compensation Committee may award cash dividend equivalents with respect to a restricted stock unit award. Upon vesting or satisfaction of any other conditions established by the Compensation Committee, the recipient of a restricted stock unit award becomes entitled to receive a share of our Common Stock with respect to each restricted stock unit.

Performance Share Awards

The Compensation Committee may grant performance share awards, which are rights to receive shares of our Common Stock or their cash equivalent based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Compensation Committee may determine. Performance measures may include future performance by the grantee, us or any subsidiary, division or department.

Payment will be made after the performance period based on the achievement of the performance measures as determined by the Compensation Committee.

Phantom Stock Awards

The Compensation Committee may grant phantom stock awards, which are rights to receive the fair market value of shares of our Common Stock, or the increase in the fair market value, during a period of time. The award may vest over a period of time specified by the Compensation Committee. Payment will be made following the prescribed period and may be made in cash, shares of our Common Stock or a combination as the Compensation Committee determines.

Cash Awards

The Compensation Committee may grant cash awards, which are bonuses paid in cash that are based solely upon the attainment of one or more performance goals that have been established by the Compensation Committee. The terms, conditions and limitations applicable to any cash awards will be determined by the Compensation Committee.

Performance Awards

At the discretion of the Compensation Committee, any of the above-described awards may be designated a performance award. Cash awards may only be designated as performance awards. Performance awards will be contingent upon performance measures applicable to a particular period, as established by the Compensation Committee, based upon any one or more of the following:

•	revenue or increased revenue;
•	net income measures (including, but not limited to, income after capital costs, economic profit and income before or after taxes);
•	profit measures (including, but not limited to, gross profit, operating profit, net profit before taxes and adjusted pre-tax profit);
•	stock price measures (including, but not limited to, growth measures and total stockholder return);
•	price per share of Common Stock;
•	market share;
•	earnings;
•	earnings per share or adjusted earnings per share (actual or growth in);
•	earnings before interest, taxes, depreciation and amortization (EBITDA);
•	earnings before interest and taxes (EBIT);
•	economic value added (or an equivalent metric);
•	market value added;
•	debt to equity ratio;
•	cash flow measures (including, but not limited to, cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities);
•	return measures (including, but not limited to, return on equity, return on assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity);
•	operating measures (including operating income, funds from operations, cash from operations, after-tax operating income, sales volumes, production volumes and production efficiency);
•	expense measures (including, but not limited to, overhead costs and general and administrative expense);
•	changes in working capital;
•	margins;
•	stockholder value;
•	total stockholder return;
•	proceeds from dispositions;
•	total market value;
•	customer satisfaction or growth;
•	employee satisfaction; and
•	corporate values measures (including ethics compliance, environmental and safety).

Such performance measures may apply to the grantee, to one or more business units, divisions or subsidiaries of the Company or the applicable sector of the Company, or to the Company as a whole. Goals may also be based upon performance relative to a peer group of companies. The Compensation Committee may modify or waive the performance goals or conditions to the granting or vesting of a performance award unless the performance award is intended to qualify as performance-based compensation under Section 162(m) of the Code. Section 162(m) of the Code generally disallows deductions for compensation in excess of $1 million for some executive officers unless the awards meet the requirements for being performance-based. Please see “Compensation Discussion & Analysis — Deductibility of Compensation” for more information regarding Section 162(m) of the Code.

Provisions Relating To A Change In Control, Death, Disability And Retirement

The Incentive Plan provides certain benefits in the event of a change in control. A change in control is deemed to have occurred if:

•	any person acquires beneficial ownership of 20% or more of our voting securities;
•	as a result of, or in connection with, a tender or exchange offer, merger or other business combination, there is a change in the composition of a majority of our Board; or
•	we merge or consolidate with, or transfer substantially all of our assets to, another corporation, after which less than 50% of the voting securities of us or the surviving entity outstanding immediately thereafter is owned by our former stockholders; or a tender or exchange offer results in the acquisition of 30% or more of our outstanding voting securities.

However, a change in control would not be deemed to occur if a person that already controls us acquires more of our voting securities. Upon the occurrence of a change in control, or a participant’s death, disability or retirement, all outstanding awards will immediately vest or become exercisable or payable, and all forfeiture restrictions will lapse, unless the related agreements provide otherwise.

Other Modifications

In the event of specified changes in our capital structure, the Compensation Committee will have the power to adjust the number and kind of shares authorized by the Incentive Plan (including any limitations on individual awards) and the number, option price or kinds of shares covered by outstanding awards. The Compensation Committee will also have the power to make other appropriate adjustments in awards under the Incentive Plan.

Federal Income Tax Consequences

The Code provides that a participant receiving a nonqualified option ordinarily does not realize taxable income upon the grant of the option. A participant does, however, realize compensation income taxed at ordinary income tax rates upon the exercise of a nonqualified option to the extent that the fair market value of the Common Stock on the date of exercise exceeds the option price. Subject to the discussion under “— Certain Tax Code Limitations on Deductibility” below, we are entitled to a federal income tax deduction for compensation in an amount equal to the ordinary income so realized by the participant. When the participant sells the shares acquired pursuant to a nonqualified option, any gain or loss will be capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands, although there will be no tax consequences for us.

The grant of an incentive stock option does not result in taxable income to a participant. The exercise of an incentive stock option also does not result in taxable income, provided that the circumstances satisfy the employment requirements in the Code. However, the exercise of an incentive stock option may give rise to alternative minimum tax liability for the participant. In addition, if the participant does not dispose of the Common Stock acquired upon exercise of an incentive stock option during the statutory holding period, then any gain or loss upon subsequent sale of the Common Stock will be a long-term capital gain or loss. This assumes that the shares represent a capital asset in the participant’s hands.

The statutory holding period lasts until the later of:

•	two years from the date the option is granted; or
•	one year from the date the Common Stock is transferred to the participant pursuant to the exercise of the option.

If the employment and statutory holding period requirements are satisfied, we may not claim any federal income tax deduction upon either the exercise of the incentive stock option or the subsequent sale of the Common Stock received upon exercise. If these requirements are not satisfied (a “disqualifying disposition”), the amount of ordinary income taxable to the participant is the lesser of:

•	the fair market value of the Common Stock on the date of exercise minus the option price; or
•	the amount realized on disposition minus the option price.

Any excess is long-term or short-term capital gain or loss, assuming the shares represent a capital asset in the participant’s hands. Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, in the case of a disqualifying disposition, we are entitled to a federal income tax deduction in an amount equal to the ordinary income realized by the participant.

The exercise of an option through the exchange of previously acquired stock will generally be treated as a non-taxable like-kind exchange as to the number of shares given up and the identical number of shares received under the option. That number of shares will take the same tax basis and, for capital gain purposes, the same holding period as the shares that are given up. The value of the shares received upon such an exchange which are in excess of the number given up will be taxed to the participant at the time of the exercise as ordinary income, taxed as compensation. The excess shares will have a new holding period for capital gains purposes and a tax basis equal to the value of such shares determined at the time of exercise. If the tendered shares were acquired through the prior exercise of an incentive stock option and do not satisfy the statutory two-year and one-year holding periods (“disqualified shares”), then the tender will result in compensation income to the optionee taxed as ordinary income equal to the excess of the fair market value of the disqualified shares, determined when the prior incentive stock option was exercised, over the exercise price of the disqualified shares. The optionee will increase his tax basis in the number of shares received on exercise equal to the number of shares of disqualified shares tendered by the amount of compensation income recognized by the optionee with respect to the disqualified shares. Generally, the federal income tax consequences to the optionee are similar to those described above relating to the exercise of an option through the exchange of non-disqualified shares.

If an optionee exercises an option through the cashless exercise method by authorizing a broker designated by NCI to sell a specified number of the shares to be acquired through the option exercise having a market value equal to the sum of the option exercise plus any transaction costs (the “cashless shares”), the optionee should be treated as constructively receiving the full amount of option shares, followed immediately by a sale of the cashless shares by the optionee. In the case of an incentive stock option, the cashless exercise method would result in the cashless shares becoming disqualified shares and taxed in a manner described above for disqualified shares.

In the case of a nonqualified option, the cashless exercise method would result in compensation income to the optionee with respect to both the cashless shares and remaining option shares as discussed above relating to nonqualified options. Since the optionee’s tax basis in the cashless shares that are deemed received and simultaneously sold on exercise of the option is equal to the sum of the exercise price and the compensation to the optionee, no additional gain should be recognized by the optionee upon the deemed sale of the cashless shares.

Under Section 83(b) of the Code, an employee may elect to include in ordinary income, as compensation at the time restricted stock is first issued, the excess of the fair market value of the stock at the time of issuance over the amount paid, if any, by the employee. In this event, any subsequent change in the value of the shares will be recognized for tax purposes as capital gain or loss upon disposition of the shares, assuming that the shares represent a capital asset in the hands of the employee. An employee makes a Section 83(b) election by filing the election with the IRS no later than 30 days after the restricted stock is transferred to the employee. If a Section 83(b) election is properly made, the employee will not be entitled to any loss deduction if the shares with respect to which a Section 83(b) election was made are later forfeited. Unless a Section 83(b) election is made, no taxable income will generally be recognized by the recipient of a restricted stock award until the shares are no longer subject to the restrictions or the risk of forfeiture. When either the restrictions or the risk of forfeiture lapses, the employee will recognize ordinary income, taxable as compensation, in an amount equal to the excess of the fair market value of the Common Stock on the date of lapse over the amount paid, if any, by the employee for the stock. Absent a Section 83(b) election, any cash dividends or other distributions paid with respect to the restricted stock prior to the lapse of the restrictions or risk of forfeiture will be included in the employee’s ordinary income as compensation at the time of receipt and subsequent appreciation or depreciation will be recognized as capital gain or loss, assuming that the shares represent a capital asset in the hands of the employee.

Generally, an employee will not recognize any taxable income upon the grant of stock appreciation rights, performance shares, restricted stock units, phantom stock or a cash award. At the time the employee receives the payment for the stock appreciation right, performance shares, restricted stock units, phantom stock or cash award, the fair market value of shares of Common Stock or the amount of any cash received in payment for such awards generally is taxable to the employee as ordinary income.

Subject to the discussion under “Certain Tax Code Limitations on Deductibility” below, we or one of our subsidiaries will be entitled to a deduction for federal income tax purposes at the same time and in the same amount that an employee recognizes ordinary income from awards under the Incentive Plan.

The exercisability of an option or a stock appreciation right, the payment of performance share or phantom stock awards or the elimination of restrictions on restricted stock, may be accelerated, and special cash settlement rights may be triggered and exercised, as a result of a change in control. If any of the foregoing occurs, all or a portion of the value of the relevant award at that time may be a parachute payment, discussed under “Golden Parachute Tax and Code Section 280G” below. This is relevant for determining whether a 20% excise tax (in addition to income tax otherwise owed) is payable by the participant as a result of the receipt of an excess parachute payment pursuant to the Code. We will not be entitled to a deduction for that portion of any parachute payment which is subject to the excise tax.

Certain Tax Code Limitations on Deductibility

Section 162(m) of the Code generally disallows a federal income tax deduction to any publicly held corporation for compensation paid in excess of $1.0 million in any taxable year to the chief executive officer or any of the four other most highly compensated executive officers who are employed by the corporation on the last day of the taxable year, but does not disallow a deduction for performance-based compensation the material terms of which are disclosed to and approved by stockholders. We have structured and intend to implement the Incentive Plan so that resulting compensation would be performance-based compensation. To allow us to qualify the compensation, we obtained stockholder approval of the Incentive Plan and the material terms of the related performance goals at our February 19, 2010 stockholder meeting. However, we may, in our sole discretion, determine that in one or more cases it is in our best interests not to satisfy the requirements for the performance-based exception. Please see “Compensation Discussion & Analysis — Deductibility of Compensation” for more information regarding Section 162(m) of the Code.

Golden Parachute Tax and Code Section 280G

The Incentive Plan provides for immediate vesting of all then outstanding unvested awards upon a change of control. If the vesting of the award is accelerated as the result of a change of control, all or a portion of the value of the award at that time might be a “parachute payment” under Section 280G of the Code for certain employees. Section 280G of the Code generally provides that if compensation received by the grantee that is contingent on a change of control equals or exceeds three times the grantee’s average annual compensation for the five taxable years preceding the change of control (a “parachute payment”), the Company will not be entitled to a deduction, and the recipient will be subject to a 20% excise tax with respect to that portion of the parachute payment in excess of the grantee’s average annual compensation. Section 280G of the Code generally applies to employees or other individuals who perform services for the Company if, within the 12-month period preceding the change of control, the individual is an officer of the Company, a stockholder owning more than 1% of the stock of the Company, or a member of the group consisting of the lesser of the highest paid 1% of the employees of the Company or the highest paid 250 employees of the Company.

Code Section 409A

The Incentive Plan permits the grant of various types of incentive awards that may or may not be exempt from Section 409A of the Code. If an award is subject to Section 409A, and if the requirements of Section 409A are not met, the award could be subject to tax at an earlier time than described above and could be subject to additional taxes and penalties. We intend that awards under the Incentive Plan either be exempt from, or satisfy the requirements of, Section 409A and the Incentive Plan shall be administered and interpreted in accordance with Section 409A.

THE ABOVE SUMMARY OF THE EXPECTED EFFECT OF THE FEDERAL INCOME TAX UPON PARTICIPANTS IN THE INCENTIVE PLAN IS NOT COMPLETE, AND WE RECOMMEND THAT THE PARTICIPANTS CONSULT THEIR OWN TAX ADVISORS FOR COUNSELING. MOREOVER, THE ABOVE SUMMARY IS BASED UPON CURRENT FEDERAL INCOME TAX LAWS, WHICH ARE SUBJECT TO CHANGE. THE TAX TREATMENT UNDER FOREIGN, STATE OR LOCAL LAW IS NOT COVERED IN THE ABOVE SUMMARY.

New Plan Benefits

Participation in the Incentive Plan is determined on an individual basis by the Compensation Committee from time to time. Accordingly, future benefits under the equity plan are not determinable. The Compensation Committee has adopted a policy under which it grants awards under the Incentive Plan on December 15 of each year. In addition, in July 2012, the Compensation Committee approved a one-time grant of performance share units (“PSUs”) for our Named Executive Officers (as defined under “Compensation Discussion & Analysis” below). The PSU awards are in lieu of all equity compensation to be granted between July 2012 and January 2015, as described in greater detail below. See “Compensation Discussion & Analysis — Elements of Executive Compensation — Long-Term Incentive Compensation.” Annual equity awards are not expected to be made to individuals who received PSUs until Fiscal 2015, at the earliest. The grant of the PSUs was not conditioned on approval by the stockholders of this Proposal 2 because, prior to the grant of the PSUs, we received written assurances from the Investors of their intention to vote their voting capital stock in favor of a proposal increasing the number of shares of Common Stock available under the Incentive Plan by not less than the number necessary to satisfy the number of shares that could be issued under the PSUs assuming maximum performance.

Equity grants to each of our Named Executive Officers for Fiscal 2012, including the PSU grants, are set forth in the Grants of Plan-Based Awards Table. In addition to the PSU grants, for Fiscal 2012, (i) executive employees as a group were granted 205,350 shares of our restricted Common Stock and 72,203 options; (ii) non-executive employees as a group were granted 440,419 shares of our restricted Common Stock and 11,790 restricted stock units; and (iii) non-executive directors as a group were granted 36,838 shares of our restricted Common Stock and 20,629 options. These restricted stock awards are also not conditioned on approval by the stockholders of this Proposal 2 because there are currently sufficient shares available under the Incentive Plan to satisfy these awards.

New Plan Benefits Table

The following table sets forth the PSU awards approved by the Compensation Committee in July, 2012 pursuant to the Incentive Plan.

	2003 Long-Term Stock Incentive Plan
Name and Position	Dollar Value of Awards ($)(1)	Target Number of Awards(2)		Types of Awards
Norman C. Chambers Chairman of the Board, President and Chief Executive Officer	5,400,000	270,000	(3)	PSUs
Mark E. Johnson, Executive Vice President, Chief Financial Officer and Treasurer	2,900,000	145,000		PSUs
Mark W. Dobbins, President of Metal Components Division	1,700,000	85,000		PSUs
Bradley D. Robeson, President of Engineered Buildings Division	1,700,000	85,000		PSUs
Todd R. Moore, Executive Vice President, General Counsel and Secretary	1,700,000	85,000		PSUs
Executive Group (including the NEOs named above)	20,450,000	1,022,500		PSUs
Non-Executive Director Group	—	—		N/A
Non-Executive Officer Employee Group	—	—		N/A

(1)	The dollar amounts reflected in this column are based on the target number of shares that could be issued under the PSUs. These dollar amounts assume a per share value of the Common Stock of $20 per share, which is the minimum share value necessary for the holders to earn the target number of shares under the PSUs. The maximum value of these awards assuming the maximum number of shares were to be issued and valued at $30 (the minimum share value necessary for the holders to earn the maximum number of shares under the PSUs) is $24,300,000 for Mr. Chambers, $13,050,000 for Mr. Johnson, $7,650,000 for Mr. Dobbins, $7,650,000 for Mr. Robeson and $7,650,000 for Mr. Moore. The closing price of our Common Stock on January 15, 2013 was $14.80. See “Compensation Discussion & Analysis — Long-Term Incentive Compensation.”
(2)	This column reflects the target number of PSUs that may be earned under the PSUs at the end of the three-year performance period. The PSU awards are in lieu of all equity compensation to be granted between July 2012 and January 2015, as described in greater detail below. See “Compensation Discussion & Analysis — Elements of Executive Compensation — Long-Term Incentive Compensation.” Annual equity awards are not expected to be made to individuals who received PSUs until Fiscal 2015, at the earliest. The maximum number of PSUs that may be earned at the end of the three-year performance period is 810,000 for Mr. Chambers, 435,000 for Mr. Johnson, 255,000 for Mr. Dobbins, 255,000 for Mr. Robeson and 255,000 for Mr. Moore.
(3)	Because of Fiscal 2012 limitations on equity grants currently in effect under the Incentive Plan, Mr. Chambers was granted a target number of 270,000 PSUs in July 2012, and another 5,000 PSUs were granted in December 2012. The maximum number of PSUs that may be earned by Mr. Chambers, taking into effect the 5,000 PSU grant in December 2012, is 825,000, and the maximum value of these awards is $24,750,000.

SECURITIES RESERVED FOR ISSUANCE UNDER
EQUITY COMPENSATION PLANS

The following table sets forth the number of shares of our Common Stock reserved for issuance under our equity compensation plans as of the end of Fiscal 2012:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (#)	Weighted Average Exercise Price of Outstanding Options, Warrants and Rights ($)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column (a)(2) (#)
	(a)	(b)	(c)
Equity compensation plans approved by security holders	2,100,060 (1)	16.11	1,233,492
Equity compensation plans not approved by security holders	N/A	N/A	N/A
Total	2,100,060	16.11	1,233,492

(1)	The weighted average term of outstanding options is 7.0 years.
(2)	All shares of Common Stock remaining available for issuance are under the Incentive Plan. As of January 15, 2013, we had 798,067 shares remaining available for issuance under the Incentive Plan. As of January 15, 2013, 1,556,675 shares were outstanding in the form of restricted stock, 24,921 shares were subject to grants of restricted stock units and 1,027,500 PSUs at target levels have been granted. Please see “Proposal 2: Approval of an Amendment to the 2003 Long-Term Stock Incentive Plan,” for more information.

Required Vote

In accordance with NYSE rules, approval of Proposal 2 requires the affirmative vote of a majority of the votes cast on the proposal provided that the total votes cast on the proposal represent over 50% of the stock entitled to vote on the proposal. Abstentions have the same effect as a vote against this proposal. Broker non-votes could impair our ability to satisfy the NYSE requirement that the total votes cast on this proposal represent over 50% of the stock entitled to vote on this proposal.

The Investors, which own or beneficially own shares of Preferred Stock representing approximately 72.4% of our outstanding voting power, have expressed their intention to vote “for” this Proposal 2.

Recommendation of the Board of Directors

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE “FOR” THE PROPOSAL TO ADOPT THE AMENDMENT TO THE INCENTIVE PLAN.

PROPOSAL 3: RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

General

The Audit Committee has appointed the firm of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 3, 2013, subject to ratification by our stockholders. Ernst & Young LLP has served as our independent registered public accounting firm since our initial public offering in April 1992. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting and will have an opportunity to make a statement, if they desire to do so, and to respond to appropriate questions from those attending the meeting.

Vote Required

If a majority of the votes cast in person or by proxy at the 2013 Annual Meeting are voted in favor of this proposal, the appointment of Ernst & Young LLP as our independent registered public accounting firm for the fiscal year ending November 3, 2013 will be ratified. Even if the selection is not ratified, the Audit Committee may, in its discretion, direct the appointment of a different independent registered public accounting firm at any time during the year if it believes that such a change would be in the best interests of our stockholders and NCI. If the appointment of Ernst & Young LLP is not ratified, the Audit Committee will reconsider the appointment.

Recommendation of our Board of Directors

OUR BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” RATIFICATION OF ERNST & YOUNG LLP’S APPOINTMENT AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING NOVEMBER 3, 2013.

MANAGEMENT

Our current executive officers are as follows:

Name	Position
Norman C. Chambers	Chairman of the Board, President and Chief Executive Officer
Mark E. Johnson	Executive Vice President, Chief Financial Officer and Treasurer
Mark W. Dobbins	President of Metal Components Division
Bradley D. Robeson	President of Engineered Buildings Division
John L. Kuzdal	President of Metal Coil Coating Division
Todd R. Moore	Executive Vice President, General Counsel and Corporate Secretary
Eric J. Brown	Executive Vice President and Chief Information Officer
Mark T. Golladay	Vice President, Corporate Development
Richard W. Allen	Vice President, Finance and Chief Accounting Officer
Robert D. Ronchetto	Vice President, Supply Chain Management
Rick D. Morrow	Vice President, Human Resources/Risk Management

Information concerning the business experience of Mr. Norman C. Chambers is provided under the section titled “Election of Directors.”

Mark E. Johnson, age 46, has served as our Executive Vice President, Chief Financial Officer and Treasurer since March 2008. He had served as our Chief Accounting Officer from August 2006 to November 2010, as our Executive Vice President and Controller since December 2007 until March 2008, and as our Vice President and Controller from February 2006 until December 2007. Before joining NCI in February 2006, Mr. Johnson was employed by Vector ESP, Inc., a company providing information technology services, where he served as a Corporate Controller from 2000 to 2002 and Chief Financial Officer and Senior Vice President from 2002 to August 2005, when the company was acquired. From 1989 to 2000, Mr. Johnson was employed by Ernst & Young LLP. Mr. Johnson has been a CPA since 1991 and earned his B.B.A. in Accounting from the University of Texas at Austin.

Mark W. Dobbins, age 54, has served as President of the Metal Components Division since March 2012. Previously, Mr. Dobbins served as Executive Vice President and Chief Operating Officer from March 2008 to March 2012. Mr. Dobbins served as President of the Engineered Buildings Division from September 2006 until March 2008 and as Vice President, Operations of the Metal Components Division from October 2000 until September 2006. Mr. Dobbins served as President of the American Building Components Division from January 2000 until October 2000. During 1999, he served as the Senior General Manager of Manufacturing of the Metal Components Division. Before joining NCI in 1998, Mr. Dobbins was employed by MBCI for over 10 years. Mr. Dobbins has over 20 years of experience in the metal building industry. Mr. Dobbins has a B.S. from Angelo State University and has completed the Advanced Management Program at Harvard Business School and the Operations Management Program at Kellogg School of Management.

Bradley D. Robeson, age 50, has served as President of the Engineered Buildings Division since March 2008 and as President of the Robertson-Ceco Division since November 2009. Mr. Robeson served as President of NCI’s Metal Coil Coating Division from February 2006 until March 2008 and as the Vice President of Operations of the Metal Coaters Division from October 2005 until February 2006. From February 2001 until October 2005, Mr. Robeson served as Vice President and General Manager of Metal Prep, a Metal Coaters Division entity. From March 1996 until February 2001, Mr. Robeson served as Plant Manager for the NCILP Buildings Division. Prior to March 1996, Mr. Robeson served in various managerial positions with component companies ultimately acquired by NCI. Mr. Robeson has over 24 years industry experience. Mr. Robeson attended Linfield College where he majored in Business Administration and completed the Advanced Management Program at the Harvard Business School.

John L. Kuzdal, age 47, has served as President of the Metal Coil Coating Division since March 2008. He previously served as Vice President of Operations for NCI’s Metal Coil Coating Division from December 2006 until March 2008. From June 2002 to December 2006, he served as Vice President and General Manager of Metal Coaters of California Division. Mr. Kuzdal has been with the Metal Coaters

Division since 1998 and has worked in the coil coating and steel industries since 1986. Mr. Kuzdal earned his B.S. in Metallurgical Engineering from the University of Michigan.

Todd R. Moore, age 52, has served as our Executive Vice President and General Counsel since December 2007 and as our Vice President and General Counsel since March 2003. Mr. Moore has served as a Vice President and General Counsel of all NCI divisions since January 1999 and as our Corporate Secretary since March 2005. Before joining NCI in January 1999, Mr. Moore was employed by Gardere Wynne Sewell LLP, a Dallas law firm, for over nine years, during the last two years of which he was a partner. Mr. Moore has a B.A. in Political Science from Southern Methodist University and a J.D. from the University of Tulsa College of Law. He is licensed to practice law in the State of Texas.

Eric J. Brown, age 55, has served as our Executive Vice President and Chief Information Officer since December 2007 and Vice President and Chief Information Officer since June 2004. Before joining NCI, Mr. Brown was Chief Information Officer of the Punahou School in Honolulu, Hawaii from 2002 until he joined NCI. From 2000 to 2002, Mr. Brown was Chief Information Officer of Petrocosm Corporation. From 1992 to 2000, Mr. Brown was a Director at KPMG Consulting LLC. Mr. Brown has a B.B.A. from the University of Hawaii.

Mark T. Golladay, age 50, has served as our Vice President of Corporate Development since December 2007. Mr. Golladay previously served as our Vice President of Corporate Purchasing from March 2006 to December 2007. Before joining NCI, Mr. Golladay was employed for twenty years by Butler Manufacturing Company, a company that produces metal building systems and architectural products for the nonresidential construction market, where he served as Finance Director for Butler Europe from 1999 to 2002, Director of Business Development from 2002 to 2003, Finance Director for Butler De Mexico from 2003 to 2004, and Managing Director for Butler De Mexico from 2004 to 2006. Mr. Golladay has a B.S. in Accounting and Business Administration from the University of Kansas.

Richard W. Allen, age 37, has served as our Vice President, Finance and Chief Accounting Officer since October 2010. Mr. Allen previously served as our Vice President, Finance and Corporate Controller since January 2008 and, before that, as our Director of Corporate Accounting Services since April 2007. Before joining NCI, Mr. Allen was employed by Deloitte & Touche LLP, where he served as an Audit Senior Manager from 2004 to 2007 and Audit Manager from 2002 to 2004. Mr. Allen has a B.A. in Accounting from Stephen F. Austin State University and a M.B.A. from the University of Houston.

Rick D. Morrow, age 52, has served as our Vice President of Human Resources/Risk Management since 2005. Previously, Mr. Morrow served as General Manager of Human Resources from 1998 until 2005, Human Resources Manager in the Metal Components Division from 1995 to 1998, and as Safety Manager in the Metal Components Division from 1990 until 1995. Before joining the Metal Components Division in 1990, Mr. Morrow served as a Loss Control Consultant with CNA Insurance Company from 1989 to 1990, and as a Loss Control Specialist with American General Fire and Casualty from 1987 to 1989. Mr. Morrow earned his BBA degree from the University of North Texas.

Robert D. Ronchetto, age 46, has served as our Vice President of Supply Chain Management since December 2011. Before joining NCI, Mr. Ronchetto was employed by Greif Inc., a world leader in industrial packaging and service where he served as Vice President of Global Sourcing from November 2004 to July 2011. Prior to Greif, Mr. Ronchetto was employed by Emerson Electric from 1990 to 2004. Mr. Ronchetto has a B.S. in Industrial Management from Southwest Missouri State University and a M.B.A. from St. Louis University.

COMPENSATION DISCUSSION & ANALYSIS

Introduction

This Compensation Discussion & Analysis (“CD&A”) provides information regarding NCI’s compensation programs for our Chief Executive Officer (“CEO”), our Chief Financial Officer and our three other most highly compensated executive officers for the fiscal year ended October 28, 2012 (“Fiscal 2012”) and certain compensation actions taken in Fiscal 2012. (Throughout the CD&A we occasionally refer to other fiscal years of NCI in the same manner.) The CD&A is also intended to place in perspective the information contained in the executive compensation tables that follow this discussion.

Throughout this discussion, the following individuals are referred to collectively as the “Named Executive Officers” or “NEOs” and are included in the Summary Compensation Table that follows this discussion:

•	Norman C. Chambers, Chairman of the Board, President and Chief Executive Officer;
•	Mark E. Johnson, Executive Vice President, Chief Financial Officer and Treasurer;
•	Mark W. Dobbins, President of Metal Components Division;
•	Bradley D. Robeson, President of Engineered Buildings Division; and
•	Todd R. Moore, Executive Vice President, General Counsel and Corporate Secretary.

As discussed in greater detail below, we made adjustments to the compensation provided to certain of our Named Executive Officers in Fiscal 2012, primarily in the areas of base salary (in which we increased the base salaries of our NEOs other than the CEO), annual incentive compensation (in which we elected to reduce the annual bonuses payable to our NEOs) and long-term compensation (in which we awarded a new form of award, performance share units, in lieu of our historical practice of granting options and restricted stock). The actions taken with respect to Fiscal 2012 compensation of our Named Executive Officers were consistent with our compensation objectives and philosophy and reflect the difficult economic conditions we faced during the year and continue to face. Furthermore, in light of the strong approval by our stockholders at our 2011 Annual Meeting of our executive compensation practices, we did not implement any changes to our compensation practices as a result of such vote. We intend to continuously monitor and evaluate our compensation practices to ensure that they remain aligned with our compensation objectives.

Summary of Compensation Matters for Fiscal 2012

We believe our Fiscal 2012 financial performance was strong even though a challenging and uncertain economic climate persisted during the year. During Fiscal 2012 we:

•	Increased revenues by 20% to $1.2 billion.
•	Increased adjusted EBITDA to $76.5 million, up 115% from Fiscal 2011.
•	Improved cash flow from operations to $47.7 million from $41.4 million in Fiscal 2011.
•	Swung to $31.7 million of operating profit from a $1.6 million loss in Fiscal 2011.
•	Achieved a stock price of $11.24 per share at the close of Fiscal 2012, 18.7% above the Fiscal 2011 closing price of $9.47.

For an understanding of how these measures relate to generally accepted accounting principles, please refer to the section entitled “Non-GAAP Measures” in “Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the fiscal year ended October 28, 2012.

During Fiscal 2012, we compensated the NEOs in a manner consistent with our pay-for-performance philosophy. We paid the following amounts as more fully described in this CD&A:

•	Our Compensation Committee authorized base salary increases for our NEOs of between 3.2% and 8.4%. However, our CEO declined a salary increase.

•	Although substantially above-target annual cash bonuses resulted from the calculation of our year-over-year growth in earnings per share, our Compensation Committee exercised its discretion to lower the actual bonus amounts in recognition of the fact that we have not yet returned overall profitability; and
•	We granted annual long-term incentive awards in December 2011 and made a special award of performance share units in August 2012, further aligning the interests of our Named Executive Officers with the long-run interests of our stockholders.

Compensation Philosophy and Objectives of NCI’s Compensation Program

Our executive compensation philosophy is that executive pay should be linked to the performance of NCI and the individual executives, and should be designed to attract, retain and motivate the executives necessary to accomplish NCI’s business strategy.

Our Compensation Committee has established objectives for our executive compensation programs. NCI believes that the quality, skill and dedication of its executive officers are critical factors affecting the long-term success of NCI. Our key compensation goals are to attract, retain and motivate exceptional executives, to reward past performance measured against established goals, to provide incentives for future performance, and to align executives’ long-term interests with the interests of our stockholders.

In designing our compensation programs, we use a combination of short- and long-term incentive compensation to reward near-term excellent performance and to encourage executives’ commitment to NCI’s long-range, strategic business goals. NCI operates in an intensely competitive industry and has experienced challenges caused by volatility in the price of steel, industry cyclicality and seasonality, fluctuations in demand and poor economic conditions affecting the construction industry. The Compensation Committee believes NCI’s depressed stock price continues to be a challenge to retention that both long- and short-term incentives can address. Long-term incentives balance the emphasis on long-term versus short-term business objectives and reinforce that one should not be achieved at the expense of the other. We believe that long-term incentive compensation helps to further NCI’s compensation objectives, including the retention of high-performing, experienced executives whose interests are strongly aligned with the interests of stockholders. Further, a multi-year vesting period for grants of restricted stock, stock options and PSUs helps to ensure that the value received by executives depends on the strong performance of NCI over time. We balance short- and long-term compensation through salary and performance bonuses, and the grant of restricted stock, stock options, and PSUs, respectively. Our goal is to increase the proportion of long-term compensation as an executive’s responsibility within our company increases.

Determination and Administration of Compensation Programs and Amounts

Decisions regarding executive compensation are based primarily on the assessment by the Compensation Committee of each Named Executive Officer’s leadership and operational performance and potential to enhance long-term value to NCI’s stockholders. In the five fiscal years prior to Fiscal 2012, the Compensation Committee had not used the services of any compensation consultants. As discussed below, in Fiscal 2012, AON Hewitt was retained to assist the Compensation Committee in its review of NCI’s executive compensation program. The Compensation Committee also relies on its judgment, prior experience, and the judgment of our CEO, Mr. Chambers, about each individual Named Executive Officer in determining the amount and combination of compensation elements and whether each payment or award appropriately encourages and rewards performance. Key factors considered by the Compensation Committee in this regard include:

•	actual performance compared to the financial, operational and strategic goals established for NCI and the Named Executive Officer’s reporting unit at the beginning of the year;
•	the nature, scope and level of the Named Executive Officer’s responsibilities;
•	individual contribution to NCI’s financial results, particularly with respect to key measures such as cash flow, revenue, earnings and return on assets;

•	effectiveness in leading our initiatives to enhance quality and value provided to customers; and
•	individual contribution to a culture of honesty, integrity and compliance with our Code of Business Conduct and Ethics and applicable laws.

The Compensation Committee also considered each Named Executive Officer’s current salary and prior-year bonus, the appropriate balance between incentives for long-term and short-term performance, and internal “pay equity” — in other words, the relative differences among the compensation of the executive officers. The Compensation Committee’s charter provides that it may retain advisors, including compensation consultants, in its sole discretion.

Role of Management and Independent Advisors

The Compensation Committee meets regularly in separate executive sessions without management personnel present and also requests periodically that our officers or employees attend meetings. During Fiscal 2012, Mr. Chambers and other senior executives attended certain Compensation Committee meetings at the committee’s request to advise the committee regarding our performance and to recommend proposed modifications to our compensation and benefits. Our management, under the leadership of our CEO, plays an important role in establishing and maintaining our Named Executive Officer compensation programs. Management’s role includes recommending plans and programs to the Compensation Committee, implementing the Compensation Committee’s decisions regarding the plans and programs and assisting and administering plans in support of the Compensation Committee. The Compensation Committee also relied to a certain extent on Mr. Chambers’ evaluations of other Named Executive Officers whose day-to-day performance is not as visible to the committee as it is to Mr. Chambers.

During Fiscal 2012, the Compensation Committee directed the Company to retain the services of AON Hewitt (the “consultant”) on its behalf as part of the Compensation Committee’s review of executive officer compensation. The Compensation Committee believed it was prudent to retain a compensation consultant to review our executive compensation program because the last review by a consultant occurred during Fiscal 2006. The Compensation Committee further recognized that base salaries have remained the same for NEOs since Fiscal 2008, with the exception of Mr. Robeson, and that no annual cash bonuses have been awarded since Fiscal 2008. In hiring the consultant, the Compensation Committee intended to ascertain whether senior management’s compensation was sufficient to accomplish our compensation program’s objectives or whether changes would be necessary or appropriate to do so.

While the consultant was engaged primarily to advise the Compensation Committee on the competitive posture of base salary compensation levels of our senior management, to do so it was also charged with providing information as to how base salary levels related to the total compensation levels of our senior management. In the scope of its review, the consultant (i) compared all forms of direct compensation (including base salary, annual incentives, long-term incentives, and total direct compensation) of our senior management to estimated marketplace compensation levels developed by the consultant’s Total Compensation Measurement Executive Compensation Database (“Compensation Database”), which is a proprietary database maintained by the consultant and which NCI played no role in developing or applying to NCI; (ii) worked with human resources to gain a solid understanding of the role of each senior management position in the consultant’s analysis to ensure proper benchmarking to the survey, and (iii) prepared a report that provided the consultant’s methodologies, findings, and conclusions. The consultant did not provide any advice or recommendation to the Committee with respect to the amount or form of compensation paid to our Named Executive Officers.

The consultant provided the Compensation Committee with a report that included formal benchmarking of our senior management’s compensation against “general industry” companies in the Compensation Database selected by the consultant with similar levels of revenue to NCI. NCI did not select, approve or review a “peer group” from the Compensation Database.

Following its review of our compensation program, the consultant concluded that NEO base salary levels, on average, were roughly at or near the 25th percentile of the group against which base salaries were benchmarked. However, target bonus levels were roughly at or near the 75th percentile of this group, and base salary plus target bonus levels were roughly at or near the 50th percentile. This finding was consistent with our pay-for-performance policies, which allocates a greater portion of our NEOs’ compensation through bonuses rather than as guaranteed base salary. The consultant’s report also revealed that our long-term incentive levels, on average, approximated the estimated marketplace 25th percentile. When these compensation levels were evaluated as a whole, the consultant’s report concluded that, while our target total compensation levels fall between the 25th and 50th percentiles, actual total compensation levels fall near the 25th percentile. The Compensation Committee determined to take only one action based on its review of the consultant’s report, in the form of modest increases in base salaries, on the terms and for the reasons described under “Elements of Executive Compensation — Base Salary” below. Later in Fiscal 2012, the Compensation Committee also determined to make changes to the structure of the NEOs’ long-term incentives by awarding performance share units to our NEOs (see “Elements of Executive Compensation — Long-Term Incentive Compensation” below); however, these awards were not based on the consultant’s review or findings.

Elements of Executive Compensation

The principal elements of compensation provided to our Named Executive Officers historically have consisted of a base salary supplemented with the opportunity to earn a bonus under NCI’s annual cash bonus program (the “Bonus Program”) and long-term incentive compensation in the form of stock options and restricted stock under NCI’s 2003 Long-Term Stock Incentive Plan (the “Incentive Plan”). In Fiscal 2012, our long-term compensation also consisted of grants of PSUs. We have also adopted retirement plans for certain of our employees, including a deferred compensation plan (a “Deferred Compensation Plan” or “DCP”) under which our Named Executive Officers can elect to defer a portion of their base salary and bonus. In addition, we provide limited perquisites that enhance our ability to be competitive in attracting and retaining talented executive officers and allow executive officers more time to focus on business objectives.

Base Salary

The Compensation Committee annually reviews base salaries and makes adjustments in light of the Named Executive Officer’s responsibilities, experience and performance levels relative to other executives as well as the potential for making significant contributions in the future, to ensure that salary levels remain appropriate and competitive. Because the rate of any increase in base salary levels helps to provide incentives for continuous improvement in individual performance, we view individual factors as more significant than overall company performance in a particular year when determining base salary levels. Base salary also provides the foundation for calculating other benefits such as annual cash bonus and discretionary and restoration matching under the Deferred Compensation Plan and 401(k) plan so the executive’s individual performance has a significant impact on both salary and the benefits derived from salary.

In April 2012, the Compensation Committee reviewed the report provided by AON Hewitt. The report indicated that NCI’s base salary levels, on average, fell near (but generally below) the estimated marketplace 25th percentile when compared to the companies against which NCI was compared in the Compensation Database. Following a review of the report, the Compensation Committee approved an increase in base salaries for the Named Executive Officers in the amounts reflected in the table below to bring base salaries closer to the 25th percentile. However, Mr. Chambers declined an increase in his base salary, and the Compensation Committee determined to review any changes to Mr. Chambers’ salary at a future time. With the exception of Mr. Robeson in Fiscal 2011, the NEOs had not received a salary increase since Fiscal 2009.

Named Executive Officer	Fiscal 2011 Salary	Fiscal 2012 Salary	Percentage Increase
Norman C. Chambers	$750,000	$750,000	0.0%
Mark E. Johnson	$332,000	$360,000	8.4%
Mark W. Dobbins	$315,000	$325,000	3.2%
Bradley D. Robeson	$290,500	$310,000	6.5%
Todd R. Moore	$290,500	$310,000	6.5%

Annual Bonus

Short-term annual cash incentive compensation is provided through our Bonus Program, under which annual cash bonuses may be paid to executives to reward their contributions to our business during the year.

No cash bonuses were paid to any of our Named Executive Officers for Fiscal 2009, Fiscal 2010 or Fiscal 2011, as the design of our Bonus Program awards cash bonuses only when we achieve performance metrics that were not achieved in those years.

For Fiscal 2012, our Bonus Program for Named Executive Officers was tied to the specific performance metrics of return on operating assets (“ROA”) and increase in earnings per share (“EPS Growth”) for NCI as a whole. By focusing our senior leadership team on Company-wide results, we emphasize cooperation and coordination across all of our business units for the success of NCI as a whole, and we provide all business units comparable visibility into the achievement of those goals. As described above with respect to the consultant’s report, we believe that the Bonus Program supports our pay-for-performance compensation philosophy by providing base salaries to our management group near the 25th percentile of comparable rates paid by other companies in exchange for generous bonuses when warranted by our performance. We also believe that EPS Growth as a bonus criterion for top management provides incentives to maximize stockholder value and growth, while ROA provides incentives to aggressively manage assets in relation to income and expenses. The calculations of ROA and EPS Growth generally exclude unusual or non-recurring expenses at the discretion of the Compensation Committee (including, for example, acquisition costs and debt refinancing costs) so as to focus the calculations solely on operational metrics. The Bonus Program provides that ROA is calculated by dividing (a) earnings before interest and taxes (“EBIT”) plus deferred financing costs and other approved non-recurring expenses by (b) assets, excluding cash, deferred taxes, indefinite-lived intangible assets and goodwill. We believe that the Bonus Program’s calculation of ROA (including the adjustments referred to above) rewards employees and management for the underlying operational performance of NCI.

For Fiscal 2012, Named Executive Officers were eligible for annual cash bonuses equal to a percentage of their respective base salaries, contingent upon the achieved ROA and/or EPS Growth for the fiscal year. Mr. Chambers’ target annual bonus is equal to 100% of his base salary. For the other Named Executive Officers, the target annual bonus is equal to 75% of base salary. Under the Bonus Program as in effect for Fiscal 2012, no bonuses would be paid unless ROA was at least 5%. The percentage of base salary payable as a bonus increases proportionately with increases in the ROA and EPS Growth achieved.

There is no cap on the amount of an individual bonus that may be earned by our Named Executive Officers. However, total bonuses for all employees, including non-management employees, may not exceed 15% of NCI’s adjusted pre-tax profit, calculated in accordance with the Bonus Program, before accrual for bonuses and before stock compensation expense under the Incentive Plan.

The following table shows, for illustrative purposes only, the effects of varying levels of ROA and EPS Growth on the cash bonus amounts payable to our executive officers (including the Named Executive Officers) and other participants under our Bonus Program.

EPS Growth	ROA	Percentage of Salary for Named Executive Officers, Except Mr. Chambers	Percentage of Salary for Mr. Chambers
0%	5%	0%	0%
0%	10%	8%	10%
0%	15%	23%	30%
5%	15%	30%	40%
10%	0%	0%	0%
10%	5%	8%	10%
10%	15%	38%	50%
20%	25%	83%	110%

For Fiscal 2012, NCI achieved ROA of 7.7% and EPS Growth of 225%, adjusted for non-recurring expenses. While (as described above) the Compensation Committee is willing to allocate a significant portion of the NEOs’ total compensation to incentive pay, including annual bonuses, resulting from superior performance, for Fiscal 2012 it was the Compensation Committee’s determination that the application of the ROA and EPS Growth performance metrics in the Bonus Plan matrix resulted in overly high bonus amounts under the circumstances. These performance metrics, if applied mechanically, would have resulted in annual bonuses of 451% of base salary for our CEO, and 338% of base salary for the other NEOs. Because the Compensation Committee believed that EPS Growth did not reflect the true underlying performance of NCI for Fiscal 2012 as we reported negative EPS on a GAAP basis, the Compensation Committee exercised its discretion to disregard the EPS Growth results in determining the amount of bonuses to be paid. Instead, the Compensation Committee based its bonus determinations on the achievement of other business and financial goals set at the beginning of Fiscal 2012. Based on the aggregate results of such review, the Compensation Committee determined to award 20.4% of the target bonus to the Named Executive Officers.

Named Executive Officer	Fiscal 2011 Bonus Paid	Fiscal 2012 Bonus Paid	Percentage of Salary
Norman C. Chambers	$0	$153,000	20.4%
Mark E. Johnson	$0	$55,080	15.9%
Mark W. Dobbins	$0	$49,725	15.5%
Bradley D. Robeson	$0	$47,430	15.8%
Todd R. Moore	$0	$47,430	15.8%

Long-Term Incentive Compensation

Our long-term incentive compensation is provided under the Incentive Plan, a stockholder-approved equity-based compensation plan that allows NCI to grant a variety of awards, including stock options, restricted stock, stock appreciation rights, performance share awards, phantom stock awards and performance-based and other cash awards.

We believe that equity awards to our Named Executive Officers must be sufficient in size to provide a strong, long-term performance and retention incentive for executives and to increase their vested interest in NCI. The value of the equity awards granted to Named Executive Officers is based on individual performance assessments of each of the Named Executive Officers as well as other members of executive management.

Historically, our practice has been to make annual awards of restricted stock to Named Executive Officers and other senior management personnel with vesting based on continued employment over four years. These grants have typically been made in December of each year. The total number of shares granted under this approach is substantially less than the number that would be required under an option program designed to deliver equivalent levels of compensation. However, the ability to grant stock options is within the discretion of the Compensation Committee, and the Compensation Committee has occasionally done so. In Fiscal 2012, as in prior fiscal years, we did not rely on any compensation consultant to determine the types or amounts of long-term incentives to be granted to Named Executive officers and other senior management personnel, although, as described above (see “Role of Management and Advisors”), AON Hewitt did provide a benchmarking analysis of NCI long-term incentives as part of its report to the Compensation Committee.

Pursuant to our historical practice, in December 2011, we granted time-vesting restricted stock and options to our Named Executive Officers for Fiscal 2012 in the following amounts:

	Shares of Restricted Stock Granted	Options Granted
Norman C. Chambers	78,586	—
Mark E. Johnson	29,470	—
Mark W. Dobbins	19,647	—
Bradley D. Robeson	—	34,382
Todd R. Moore	15,472	3,439

In July 2012, the Compensation Committee, in consultation with our Chief Executive Officer, determined that it would be advisable and in the best interests of NCI’s stockholders to change our long-term compensation program for our Named Executive Officers and other key members of the executive leadership team and to make a one-time grant of performance share units (the “PSUs”) with the terms described below. The purpose of the PSUs is to closely align the incentive compensation of the executive leadership team, including NEOs, for the duration of a three-year performance cycle with returns to NCI’s stockholders and thereby further motivate the executive placing a material amount of incentive compensation of each executive at risk and by offering extraordinary reward for the attainment of extraordinary results.

The Compensation Committee awarded the following “target” number of PSUs to each of our Named Executive Officers on August 1, 2012:

Norman C. Chambers	270,000
Mark E. Johnson	145,000
Mark W. Dobbins	85,000
Bradley D. Robeson	85,000
Todd R. Moore	85,000

The Compensation Committee intended that the target number of PSUs for Mr. Chambers would be 275,000. However, because of the possibility that a full grant of 275,000 PSUs to Mr. Chambers in Fiscal 2012 would not be fully deductible under Section 162(m) of the Internal Revenue Code, the Compensation Committee initially awarded Mr. Chambers 270,000 target PSUs and on December 6, 2012 increased his target number of PSUs by 5,000, to 275,000 in total. These additional PSUs have the same terms as all other PSUs.

As a condition to the grant of PSUs, each of our Named Executive Officers has agreed that the PSUs are in lieu of all equity compensation to be granted between July 1, 2012 and January 1, 2015, including annual grants of restricted stock that might otherwise be made in December of 2012, 2013 and 2014, unless the Compensation Committee determines otherwise. Thus, annual equity awards are not expected to be made to the NEOs until Fiscal 2015 at the earliest.

Subject to continued employment with NCI during a three-year performance period beginning on July 1, 2012 and ending on June 30, 2015, each Named Executive Officer may earn from 0% to 300% of this target number of PSUs based on NCI’s total stockholder return, or “TSR”, during the performance period. For this purpose, the TSR of NCI will be determined by comparing the price of NCI’s Common Stock at July 1, 2012 against the average closing price of NCI’s Common stock during the 20 trading days ending on June 30, 2015 (together with dividends or other distributions on the common Stock paid during that period). The opening value for TSR purposes was set by the Compensation Committee at $10 per share, which was higher than the 20-day average as of that date. TSR will be determined on an “absolute” basis, i.e., without regard to the shareholder return of any company that may be considered a peer or competitor of NCI for other purposes.

PSUs will be earned in amounts that may be greater than, less than or equal to the target number of PSUs in accordance with the following chart:

NCI TSR	Percentage of Target Number of PSUs Earned
0% or less	0% of the target number of PSUs will be earned
Greater than 0% and less than or equal to 100%	A percentage of the target number of PSUs will be earned that is the same as the TSR percentage (e.g., if TSR is 50%, 50% of the target number of PSUs will be earned)
Greater than 100% and less than 200%	A percentage of the target number of PSUs will be earned equal to 100% plus 2% for each percentage of TSR above 100% (e.g., if TSR is 110.25%, 120.5% of the target number of PSUs will be earned)
200% or greater	300% of the target number of PSUs will be earned

For TSR that is not one of the precise percentages in the chart, linear interpolation of the target number of PSUs earned would be applied, subject to the 300% maximum earned at a 200% or greater TSR. Any PSUs that are not earned will be forfeited. Each earned PSU will be settled in one share of NCI Common Stock shortly after the end of the performance period. If NCI pays cash dividends on the Common Stock during the performance period, cash dividend equivalents will accrue on the PSUs, and these dividend equivalents will be earned and paid if the related PSUs are earned and will be forfeited if the related PSUs are forfeited. Shares received on settlement of PSUs are subject to an additional holding period ending on January 1, 2017, or, if earlier, on a change in control of NCI or the holder’s earlier termination of employment by reason of a “qualifying termination” (described below) or retirement. This holding period will also lapse on a proportionate basis to the extent that the Investors dispose of shares held by them prior to January 1, 2017.

The effect of a termination of employment of a Named Executive Officer during the performance period depends on the reason for the termination. If a Named Executive Officer’s employment terminates during the performance period in a “qualifying termination”, namely due to death, disability, or termination by NCI without cause or by the executive with good reason, a pro rata portion of the PSUs will be earned (determined based on the elapsed portion of the performance period, and measured against the actual number of PSUs that would have been earned if the executive had remained employed through the end of the performance period). If a Named Executive Officer’s employment terminates for any other reason prior to the end of the performance period, all PSUs will be forfeited. If a change in control of NCI occurs prior to the end of the performance period, the performance period will immediately end at the time of the change in control, and a Named Executive Officer will earn a percentage of the target number of PSUs based on the TSR achieved determined by reference to the value of the Common Stock at the time of the change in control.

The Compensation Committee chose the terms of the PSUs because it believes that the terms of the awards closely align the incentive compensation of our Named Executive Officers for the duration of the three-year performance period with returns to NCI’s stockholders and thereby further motivate our Named Executive Officers to create sustained value for NCI stockholders. The design features of the PSUs that the Compensation Committee believes effectuate this purpose include the following:

(1)	Because the PSUs are in lieu of other grants of equity compensation, and there is no guarantee that TSR will increase during the performance period, a material amount of incentive compensation of Named Executive Officer has been placed at risk. Thus, while the PSUs present the opportunity for greater reward than NCI’s historical practice of annual grants of time-vesting restricted stock, the PSUs also present a greater risk to the Named Executive Officers from performance that falls below expectations.
(2)	Because the vesting of the PSUs is based solely on absolute TSR rather than based on a comparison to the total stockholder returns of a peer group, NCI must itself achieve the intended performance results regardless of how a peer group performs during the performance period.
(3)	TSR must be sustained through the end of the three-year performance period, rather than at any point during the performance period, and TSR achievement during the performance period that is not sustained through the end of the performance period will not contribute to the number of earned PSUs.
(4)	The ultimate value to the Named Executive Officer of the PSUs will increase in relation to increasing TSR, and no vesting of the PSUs will occur unless the value of NCI’s Common Stock is above $10 per share at the end of the three-year performance period. In addition, the PSUs are intended to further motivate the Named Executive Officers to achieve a value of the Common Stock above $20 per share by providing a greater economic award for increases in value at and above that share price.
(5)	Except in the case of a qualifying termination, a Named Executive Officer’s PSUs will be forfeited on any termination of employment during the performance period.

The following chart shows the number of shares of NCI Common Stock that would be issued based on the stated assumed level of stock price during the relevant period ending on June 15, 2015 (assuming, for this purpose, that no dividends are paid between July 1, 2012 and June 15, 2015 and therefore that NCI TSR would be based solely on an increase in share price) and is provided for illustrative purposes only.

Retirement Benefits

The Named Executive Officers are eligible to participate in our tax-qualified 401(k) plan. In addition, we believe that benefit programs that address the unique circumstances of executives in light of limitations imposed on benefits payable from qualified welfare, profit-sharing and retirement plans are critical in attracting and retaining quality executives. Therefore, we have adopted a Deferred Compensation Plan that allows our Named Executive Officers and other key employees to defer a portion of their annual salary and annual cash bonus, and allows our non-employee directors to defer a portion of their annual and meeting attendance fees, subject to certain specified maximum deferral amounts. The DCP also provides discretionary matching contributions in certain circumstances. For Fiscal 2012 and similar to previous years, we determined to make discretionary matching contributions only if the Company achieved ROA of 25%, as calculated under the Bonus Program. If the target ROA was achieved, we would match the percentage of an executive officer’s salary and bonus that he has voluntarily deferred under the DCP, up to a maximum of 12.5%. Because our ROA calculated under the Bonus Program was less than 25%, no discretionary matching contribution was made for Fiscal 2012. For Fiscal 2013, discretionary matching contributions will be made only if the Company achieves ROA of 25%. Amounts deferred under the DCP are deemed invested in one or more phantom investment funds and additional amounts are credited to participants’ accounts based on the hypothetical earnings of such investments. In November 2009, the Compensation Committee approved the addition of NCI Common Stock as an investment option for certain of our executive officers. See “Narrative to the Nonqualified Deferred Compensation Table” for additional details regarding the terms of the DCP.

Other Compensation

Termination and Change of Control Agreements

Certain compensation arrangements of NCI include provisions providing special payments or benefits upon specified termination events or upon the occurrence of a change of control of NCI. However, these arrangements do not include “gross-ups” for golden parachute excise taxes or other taxes.

Mr. Chambers has an agreement with NCI which provides that if he is terminated without cause or resigns for good reason, including during a specified period of time following a change of control, he will receive certain severance payments. Messrs. Chambers and Dobbins also each have a 2004 Long-Term Restricted Stock Award agreement with NCI that vests upon the earliest of (i) retirement at or after age 65, (ii) death, (iii) disability, (iv) a termination without cause or for good reason, or (v) a change of control. In connection with the Equity Investment that was consummated on October 20, 2009, this award was amended to specify that the Equity Investment would not constitute a “change of control” event for vesting purposes.

We have also entered into employment agreements with each of our Named Executive Officers. Initially, we only entered into employment agreements with executives who did not already have a change of control benefit by virtue of having received a 2004 Long-Term Restricted Stock Award or other agreement that provided benefits upon a change of control; however, on March 12, 2009, the Compensation Committee approved entering into an employment agreement with Mr. Dobbins. This agreement is substantially the same as the employment agreements entered into with our other Named Executive Officers, and provides for payment if he is terminated without cause or resigns for good reason within 24 months after a change of control of NCI. While the Compensation Committee previously believed the 2004 Long-Term Restricted Stock Awards would be sufficient compensation in the event of a change of control, given the recent declines in NCI’s share price, the value of these awards was significantly reduced. Accordingly, the Compensation Committee determined it was important to provide Mr. Dobbins with a benefit similar to the other Named Executive Officers and to eliminate any potential distractions and uncertainties associated with possible transactions NCI might undertake by providing them with payments upon certain termination events following a change of control. See “Executive Compensation — Potential Payments Upon Termination and Change of Control.”

In addition to these agreements, outstanding shares of restricted stock and options granted to the Named Executive Officers vest upon the occurrence of a change of control or in connection with certain termination events, and the PSUs would also be eligible to vest based on NCI TSR through the change in control.

We believe that these termination and change of control benefits provide our Named Executive Officers an incentive to act in the stockholders’ best interests during a takeover despite the risk of losing their jobs or a significant change in the nature of their benefits and responsibilities. We also believe that, in some cases, our termination and change of control benefits are necessary to attract and retain certain executives. For a description of the terms of the employment agreements, consulting agreement and equity awards, see “Executive Compensation — Potential Payments Upon Termination and Change of Control.”

Perquisites and Personal Benefits

We offer only de minimis perquisites or personal benefits.

Gross-Ups

NCI does not provide for any tax assistance or “gross-ups” for any of its executives.

CEO Compensation

The Compensation Committee is directly responsible for determining the salary level of the CEO and all awards and grants to the CEO under the Bonus Program, Incentive Plan and the DCP. We believe that NCI in recent years has experienced challenges caused by depressed economic conditions, increased competition and extreme volatility in the price of steel. Accordingly, the overall compensation package for the CEO is designed to motivate and reward the CEO for driving NCI to strengthen its competitive position in the nonresidential construction market, and a significant portion of the CEO’s compensation is incentive-based, providing greater compensation as direct and indirect measures of stockholder value increase. The CEO’s overall compensation package has also been set at a level that we believe provides appropriate differentiation between CEO compensation and the compensation of other executive officers hired from time to time. Mr. Chambers’ compensation has been and will be determined by the Compensation Committee in accordance with the principles described above. Information on Mr. Chambers’ compensation for Fiscal 2012 is set forth in the compensation tables following this CD&A. Mr. Chambers’ salary level has remained the same since Fiscal 2008, and Mr. Chambers declined a base salary increase in Fiscal 2012 at the time that other NEO base salaries were increased (see “Elements of Executive Compensation — Base Salary” above).

Deductibility of Compensation

Section 162(m) of the Code, imposes a $1 million limit on the amount that a public company may deduct for compensation paid to the company’s chief executive officer and three other most highly compensated executive officers (other than the principal financial officer) employed as of the end of the year. This limitation does not apply to compensation that is paid only if the executive’s performance meets pre-established objective goals based on performance criteria approved by our stockholders. We have taken action, where possible and considered appropriate, which we believe should preserve the deductibility of compensation paid to NCI’s executive officers. NCI generally will be entitled to deduct certain compensation relating to cash bonuses under our Bonus Program, option awards and PSU awards under the Incentive Plan, matching contributions under the DCP and other performance-based awards. We have also awarded compensation that might not be fully tax deductible if we determined that such compensation is nonetheless in the best interests of NCI and its stockholders. While NCI seeks to take advantage of favorable tax treatment for executive compensation where appropriate, we believe that the primary drivers for determining the amount and form of executive compensation must be the retention and motivation of superior executive talent.

We will continue to review NCI’s executive compensation practices and will seek to preserve tax deductions for executive compensation to the extent consistent with our objective of providing compensation arrangements necessary and appropriate to foster achievement of NCI’s business goals.

COMPENSATION COMMITTEE
INTERLOCKS AND INSIDER PARTICIPATION

During Fiscal 2012, no member of the Compensation Committee served as an executive officer of the Company, and, except as described in “Related Persons Transactions” below, no such person had any relationship with the Company requiring disclosure herein. During Fiscal 2012, there were no Compensation Committee interlocks with other companies.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the above CD&A with management and, based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

KATHLEEN J. AFFELDT (Chair)
JOHN J. HOLLAND
NATHAN K. SLEEPER

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table shows information regarding the total compensation paid to the Named Executive Officers for each of our last three completed fiscal years. The compensation reflected for each individual was for their services provided in all capacities to us.

Name & Principal Position	Year	Salary ($)(a)	Stock Awards ($)(b)(c)	Option Awards ($)(b)	Non-Equity Incentive Plan Compensation ($)(d)	All Other Compensation ($)(e)	Total ($)
Norman C. Chambers Chairman of the Board, President and Chief Executive Officer	2012	750,000	3,961,705	—	153,000	12,511	4,877,216
	2011	750,000	599,500	192,671	—	—	1,542,171
	2010	750,000	1,883,780	2,615,222	—	—	5,249,002
Mark E. Johnson Executive Vice President, Chief Financial Officer and Treasurer	2012	346,000	1,997,955	—	55,080	4,093	2,403,128
	2011	332,000	299,750	—	—	—	631,750
	2010	332,000	1,164,777	1,503,754	—	—	3,000,531
Mark W. Dobbins Executive Vice President, and Chief Operating Officer	2012	320,000	1,195,356	—	49,725	138	1,565,219
	2011	315,000	149,875	48,171	—	—	513,046
	2010	315,000	1,026,256	1,089,680	—	—	2,430,936
Bradley D. Robeson President of NCI Buildings Division and Robertson-Ceco Division	2012	300,250	995,350	176,036	47,430	12,363	1,531,429
	2011	290,500	—	168,585	—	11,316	470,401
	2010	289,300	800,531	653,809	—	11,316	1,754,956
Todd R Moore Executive Vice President, Secretary, General Counsel	2012	300,250	1,152,855	17,608	47,430	138	1,518,281
	2011	290,500	174,862	—	—	138	465,500
	2010	290,500	754,354	457,664	—	138	1,502,656

(a)	The amounts reported in the “Salary” column are calculated by taking into account the NEOs’ increases in base salary, effective as of April 2012. See “Compensation Discussion & Analysis — Elements of Executive Compensation — Base Salary” above.
(b)	The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of the awards granted under our Incentive Plan in each of Fiscal 2010, Fiscal 2011, and Fiscal 2012, computed in accordance with FASB ASC Topic 718. See Note 8 of the consolidated financial statements NCI’s Annual Report for the fiscal year ended October 28, 2012, Note 7 of the consolidated financial statements in NCI’s Annual Report for the fiscal year ended October 30, 2011, and Note 7 of the consolidated financial statements in NCI’s Annual Report for the year ended October 31, 2010, for additional detail regarding assumptions underlying the valuation of equity awards. For Fiscal 2010, Fiscal 2011, and Fiscal 2012 the Compensation Committee determined that 100% of the contingent portion of the target stock awards would be made even though the earnings per share growth targets had not been reached. See “Compensation Discussion & Analysis — Elements of Executive Compensation — Long-Term Incentive Compensation.”
(c)	The amounts reported for Fiscal 2012 in the “Stock Awards” column include the grant date fair value of performance share unit awards granted under our Incentive Plan on August 1, 2012. These awards vest over the three year performance period ending June 30, 2015 and are intended to be in lieu of annual equity awards that would otherwise be received during the three year performance period. The number of shares to be issued pursuant to the awards will vary based on the Total Shareholder Return earned by our stockholders during the performance period. The maximum value of these awards assuming the maximum number of shares were to be issued and valued at $10.47 (the closing price of NCI’s Common Stock on the grant date) is $8,480,700 for Mr. Chambers, $4,554,450 for Mr. Johnson, $2,669,850 for Mr. Dobbins, $2,669,850 for Mr. Robeson and $2,669,850 for Mr. Moore. See “Compensation Discussion & Analysis — Elements of Executive Compensation — Long-Term Incentive Compensation.”
(d)	No bonuses were paid under our Bonus Program for Fiscal 2010 or Fiscal 2011. See “Compensation Discussion & Analysis — Elements of Executive Compensation — Annual Bonus.”

(e)	“All Other Compensation” column includes NCI 401(k) matching contributions and DCP contributions. No NCI 401(k) matching contributions or DCP matching contributions were made in Fiscal 2010 or Fiscal 2011. For Fiscal 2010, Fiscal 2011, and Fiscal 2012 amounts reported for Mr. Robeson include amounts received by him as a car allowance.

Grants of Plan-Based Awards Table

The following table sets forth information concerning grants of plan-based awards to each of the Named Executive Officers under the Bonus Program and the Incentive Plan during Fiscal 2012.

Name	Grant Date	1 Time for Each Award Type	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(a)			Estimated Future Payouts Under Equity Incentive Plan Awards(b)			All Other Stock Awards: Number of Shares of Stock or Units (#)(c)	All Other Option Awards: Number of securities underlying options (#)(d)	Exercise or base price of option awards ($/Sh)	Grant date Fair Value of Stock and Option Awards ($)(e)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Mr. Chambers	12/14/2012	Bonus Program	—	750,000	N/A	—	—	—	—	—	—	—
	12/15/2011	Stock Awards	—	—	—	—	—	—	78,586	—	—	800,005
	8/1/2012	Performance Share Units	—	—	—	—	270,000	810,000	—	—	—	3,161,700
Mr. Johnson	12/14/2012	Bonus Program	—	270,000	N/A	—	—	—	—	—	—	—
	12/15/2011	Stock Awards	—	—	—	—	—	—	29,470	—	—	300,005
	8/1/2012	Performance Share Units	—	—	—	—	145,000	435,000	—	—	—	1,697,950
Mr. Dobbins	12/14/2012	Bonus Program	—	243,750	N/A	—	—	—	—	—	—	—
	12/15/2011	Stock Awards	—	—	—	—	—	—	19,647	—	—	200,006
	8/1/2012	Performance Share Units	—	—	—	—	85,000	255,000	—	—	—	995,350
Mr. Robeson	12/14/2012	Bonus Program	—	232,500	N/A	—	—	—	—	—	—	—
	12/15/2011	Option Awards	—	—	—	—	—	—	—	34,382	10.18	176,036
	8/1/2012	Performance Share Units	—	—	—	—	85,000	255,000	—	—	—	995,350
Mr. Moore	12/14/2012	Bonus Program	—	232,500	N/A	—	—	—	—	—	—	—
	12/15/2011	Stock Awards							15,472	—	—	157,505
	12/15/2011	Option Awards							—	3,439	10.18	17,608
	8/1/2012	Performance Share Units	—	—	—	—	85,000	255,000	—	—	—	995,350

(a)	Represents threshold and target amounts potentially payable under NCI’s Bonus Program for Fiscal 2012. There is no maximum payout under the Bonus Program. See “Compensation Discussion & Analysis — Annual Bonus.”
(b)	Represents the threshold, target and maximum number of shares of Common Stock that may ultimately be issued pursuant to the performance share unit Awards granted on August 1, 2012 under our Incentive plan. These awards are intended to be in lieu of the annual equity awards that would otherwise be made during the three year performance period ending June 30, 2015. See “Compensation Discussion & Analysis — Long-Term Incentive Compensation.”
(c)	Reflects the number of shares of restricted stock granted on December 15, 2011 in connection with the annual grants made under our Incentive Plan.
(d)	Reflects the number of stock options granted to each Named Executive Officer on December 15, 2011 as per the individual’s election to receive stock options in lieu of, or in combination with, restricted stock. See “Compensation Discussion & Analysis — Long-Term Incentive Compensation.”

(e)	Reflects the grant date fair value of the restricted stock, non-qualified stock options, and performance share units awarded under our Incentive Plan in Fiscal 2012, computed in accordance with FASB ASC Topic 718.

Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table

Employment Agreements

We have entered into employment agreements with each of the Named Executive Officers. The term of Mr. Chambers’ agreement ends on April 30, 2014. The term of the employment agreements with the other Named Executive Officers runs for a period of two years following the Equity Investment that occurred on October 20, 2009, subject to automatic one-year extensions thereafter unless either party gives notice of non-renewal. The agreements provide the Named Executive Officers with an annual base salary, which is subject to annual review. In the case of Mr. Chambers, the base salary may not be less than $400,000 per year. The agreements also provide that each Named Executive Officer is eligible to receive annual bonuses under NCI’s Bonus Program (with Mr. Chambers being considered a “Level I” participant for purposes thereof) and to participate in the health, retirement and welfare benefits provided by NCI. Mr. Chambers’ agreement also provides him with an automobile allowance and reimbursement for automobile insurance and mileage incurred for business use, four weeks of paid vacation each year, and business expense reimbursement. The agreement with Mr. Chambers further provides for certain cash payments and equity incentive awards that have previously been satisfied. The employment agreements were amended effective October 20, 2009 to make certain changes to the severance provisions contained therein. Under Mr. Chambers’ amended employment agreement, if Mr. Chambers is terminated without “cause” or resigns for “good reason,” he will be entitled to cash severance, payable in installments, equal to the greater of (i) the aggregate amount of his annual base salary, at the rate then in effect, from the date of termination through April 30, 2014, and (ii) two (2) times his annual base salary, at the rate then in effect. Further, Mr. Chambers’ amended agreement provides that if he is terminated without “cause” or resigns for “good reason” within two years after a “change of control,” then he will be entitled to, within seven days of such termination, a lump-sum payment equal to the present value of his severance entitlements. The severance and change of control benefits provided by the agreements are described below in the section titled “Potential Payments upon Termination or Change in Control.”

Fiscal 2012 Bonus Program

Our short-term incentive compensation program for our Named Executive Officers for Fiscal 2012 was dependent upon our attainment of a specified level of ROA and EPS Growth. The amount payable to a recipient of a Fiscal 2012 award under the Bonus Program is determined based on the ROA and EPS Growth levels actually attained by us for Fiscal 2012 and is equal to a specified percentage of the recipient’s base salary. We must achieve the minimum threshold ROA level set by the Compensation Committee in order for any amounts to be payable pursuant to the Bonus Program. For Fiscal 2012, we achieved ROA of 7.7% and EPS Growth of 225%, adjusted for non-recurring expenses. Because the Compensation committee believed the EPS Growth did not reflect the true underlying performance of NCI, the Compensation Committee exercised its discretion to disregard the EPS Growth in determining the amount of bonuses to be paid and, instead, reviewed the achievement of certain business and financial goals in determining to pay 20.4% of the target bonus to the Named Executive Officers. Any bonus amounts that become payable are paid following the completion of the applicable fiscal year. See “Compensation Discussion & Analysis — Annual Bonus” for additional information.

Restricted Stock Awards

Each of our Named Executive Officers was permitted to receive all or a portion of their annual equity award granted in December 2011 under the Incentive Plan in the form of restricted stock. All shares of restricted stock (including shares subject to the contingent portion of the annual restricted stock award) vest ratably over a four-year period (i.e., 25% vest each year on the anniversary of the grant date), provided that the Named Executive Officer remains an employee continuously from the date of grant through the applicable vesting date. Shares of restricted stock will become vested on a pro rata basis in the event (1) the Named Executive Officer’s employment is terminated by NCI without “cause,” or (2) the Named Executive Officer terminates his employment for “good reason,” such pro rata vesting to be determined based on the number of months during the vesting period that the individual remained employed with NCI. Shares of restricted stock will fully vest (a) upon the Named Executive Officer’s death or “disability,” (b) upon the Named Executive Officer’s attainment of 65 years of age, or (c) upon the occurrence of a “change of control.” The restricted shares granted under the special one-time grants do not vest upon the Named Executive Officer’s retirement or attainment of 65 years of age. While a Named Executive Officer holds shares of restricted stock, he is entitled to receive all dividends paid or delivered thereon as if he were a stockholder. No restricted stock awards were granted to Named Executive Officers in December 2012 because of our grant of PSUs to our Named Executive Officers earlier in Fiscal 2012.

Stock Options

Each of our Named Executive Officers were permitted to receive all or a portion of their annual equity award granted in December 2011 under the Incentive Plan in the form of stock options. Stock options vest ratably over a four-year period (i.e., 25% vest each year on the anniversary of the grant date), provided that the Named Executive Officer remains an employee continuously from the date of grant through the applicable vesting date. Stock options will become vested on a pro rata basis in the event (1) the Named Executive Officer’s employment is terminated by NCI without “cause,” or (2) the Named Executive Officer terminates his employment for “good reason,” such pro rata vesting to be determined based on the number of months during the vesting period that the individual remained employed with NCI. In addition, stock options will become fully vested (1) upon the Named Executive Officer’s death or “disability” or (2) upon the occurrence of a “change of control.” Following termination of employment, a Named Executive Officer will have 60 days following the date of termination to exercise any vested stock options, except in the event of the Named Executive Officer’s death, disability or retirement, the option may be exercised during the 180-day period following the event. No stock option awards were granted to Named Executive Officers in December 2012 because of our grant of PSUs to our Named Executive Officers earlier in Fiscal 2012.

Performance Share Units

Each of our Named Executive Officers received a one-time grant of PSUs under the Incentive Plan in Fiscal 2012 in lieu of annual equity awards for December of 2012, 2013 and 2014. Each Named Executive Officer was granted a “target” number of PSUs. Subject to continued employment with NCI during a three-year performance period beginning on July 1, 2012 and ending on June 30, 2015, each Named Executive Officer may earn from 0% to 300% of this target number of PSUs based on NCI’s total stockholder return, or “TSR”, during the performance period. Each earned PSU will be settled in one share of Common Stock immediately after the end of the performance period, less applicable withholding taxes. Any PSUs that are not earned will be forfeited. The PSUs will become vested on a pro rata basis if an executive’s employment terminates prior to the end of the performance period due to death, disability, or termination by NCI without cause or by the executive with good reason. If the executive’s employment terminates for any other reason prior to the end of the performance period, all PSUs are forfeited. If a change in control of NCI occurs prior to the end of the performance period, the performance period will immediately end at the time of the change in control and an executive will earn a percentage of the target number based on the TSR achieved determined by reference to the value of the Common Stock at the time of the change in control.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning unexercised stock options and unvested restricted stock held by each of our Named Executive Officers as of October 28, 2012. The number of shares and exercise prices included in this table have been adjusted to reflect the 1:5 reverse stock split that occurred on March 5, 2010.

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)(a)	Number of Securities Underlying Unexercised Options Unexercisable (#)(b)	Option Exercise Price ($)	Option Expiration Date	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)(c)	Market Value of Shares or Units of Stock That Have Not Vested ($)(d)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(e)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(f)
Mr. Chambers	300	—	91.50	05/26/13	04/26/04	12,904	145,041
	30,000	—	155.00	04/24/14	12/11/09	27,406	308,043
	304,568	304,569	8.85	12/9/19	12/11/09	76,143	855,847
	8,333	25,001	12.00	12/12/20	12/15/10	37,500	421,500
	—	—			12/15/11	78,586	883,307
					8/1/2012			270,000	3,034,800
Mr. Johnson	175,127	175,127	8.85	12/9/19	12/11/09	5,650	63,506
					12/11/09	58,376	656,146
					12/15/10	18,750	210,750
					12/15/11	29,470	331,243
					8/1/2012			145,000	1,629,800
Mr. Dobbins	582	—	103.20	12/12/12	08/26/04	5,000	56,200
	663	—	90.60	06/12/13	12/11/09	5,650	63,506
	491	—	122.20	12/12/13	12/11/09	50,762	570,565
	398	—	150.90	06/13/14	12/15/10	9,375	105,375
	328	—	183.10	12/13/14	12/15/11	19,647	220,832
	362	—	165.95	06/13/15	8/1/2012			85,000	955,400
	273	—	220.00	12/13/15
	126,904	126,904	8.85	12/9/19
	2,083	6,251	12.00	12/12/20
Mr. Robeson	49	—	103.20	12/12/12	12/11/09	5,933	66,687
	56	—	90.60	06/12/13	12/11/09	38,072	427,929
	82	—	122.20	12/12/13	8/1/2012			85,000	955,400
	67	—	150.90	06/13/14
	82	—	183.10	12/13/14
	91	—	165.95	06/13/15
	182	—	220.00	12/13/15
	76,142	76,143	8.85	12/9/19
	7,291	21,876	12.00	12/12/20
	—	34,382	10.18	12/12/21
Mr. Moore	194	—	103.20	12/12/12	12/11/09	5,933	66,687
	221	—	90.60	06/12/13	12/11/09	35,533	399,391
	246	—	122.20	12/12/13	12/15/10	10,938	122,943
	249	—	150.90	06/13/14	12/15/11	15,472	173,905
	273	—	183.10	12/13/14	8/1/2012			85,000	955,400
	302	—	165.95	06/13/15
	228	—	220.00	12/13/15
	53,299	53,300	8.85	12/9/19
	—	3,439	10.18	12/12/21

(a)	All exercisable stock options previously granted (i) have an exercise price not less than the closing price of NCI’s Common Stock on the day before the grant date (adjusted to reflect the reverse stock split that occurred on March 5, 2010 for stock options granted prior to that date), (ii) became exercisable with respect to 25% of the total option shares each year, starting on the first anniversary of the grant date (stock options granted prior to October 20, 2009 became fully vested in connection with the consummation of the Equity Investment on that date), and (iii) are granted for a term of 10 years. Additional terms governing the stock option awards are described in the narrative above entitled “Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table — Stock Options.”
(b)	Includes the unvested portion of the special one-time non-qualified stock option grant awarded to the Named Executive Officers on December 11, 2009 (adjusted to reflect the reverse stock split that occurred on March 5, 2010) and the stock options granted on December 15, 2010 and December 15, 2011 to the Named Executive Officers who elected to receive them as part of their Fiscal 2011 and Fiscal 2012 equity grant. Additional terms governing the stock option awards are described in the narrative above entitled “Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table — Stock Options.”
(c)	Reflects (i) the special 2004 Long-Term Restricted Stock Awards granted to Messrs. Chambers, and Dobbins, (ii) the unvested portions of the annual restricted stock grants for Fiscal 2010 Fiscal 2011, and Fiscal 2012, and (iii) the special one-time restricted stock award granted to the Named Executive Officers on December 11, 2009 (adjusted to reflect the reverse stock split that occurred on March 5, 2010 for stock options granted prior to that date). The special 2004 Long-Term Restricted Stock Awards vest upon the earliest of (i) retirement at or after age 65, (ii) death, (iii) disability, (iv) a termination without cause or for good reason, or (v) a change of control. In connection with the Equity Investment that was consummated on October 20, 2009, this award was amended to specify that the Equity Investment would not constitute a “change of control” event for vesting purposes. The annual and special one-time restricted stock awards granted in Fiscal 2010, Fiscal 2011, and Fiscal 2012 vest ratably with respect to 25% of the total restricted shares subject to the award each year, starting on the first anniversary of the date of grant. Additional terms of these restricted stock awards are described in the narrative above entitled “Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table — Restricted Stock Awards.”
(d)	This column represents the closing price of our Common Stock on October 26, 2012, the last business day of Fiscal 2012, which is $11.24, multiplied by the number of shares of restricted stock less the par value of the shares ($0.01 per share) paid by the Named Executive Officer.
(e)	This column represents the performance share unit awards granted to the Named Executive Officers on August 1, 2012, determined assuming the target level of performance is achieved.
(f)	This column represents the closing price of our Common Stock on October 26, 2012, the last business day of Fiscal 2012, which is $11.24, multiplied by the number of shares underlying the performance share units, determined assuming the target level of performance is achieved.

Option Exercises and Stock Vested

The following table sets forth information concerning the vesting of restricted stock of each of our Named Executive Officers during Fiscal 2012 (no options were exercised during Fiscal 2012):

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(a)
Mr. Chambers	64,274	628,600
Mr. Johnson	38,263	374,212
Mr. Dobbins	31,331	306,417
Mr. Robeson	22,002	215,180
Mr. Moore	24,379	238,427

(a)	This column represents the market price on the vesting date multiplied by the number of shares of restricted stock, less the par value of shares ($0.01 per share) paid by the grantee.

Pension Benefits

We do not sponsor or maintain any plans that provide for specified retirement payments or benefits, such as tax-qualified defined benefit plans or supplemental executive retirement plans, for our Named Executive Officers.

Nonqualified Deferred Compensation

The following table sets forth information concerning nonqualified deferred compensation benefits of each of our Named Executive Officers under the DCP for Fiscal 2012:

Name	Executive Contributions in Last FY ($)(a)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/Distributions ($)	Aggregate Balance at Last FY(b) ($)
Mr. Chambers	45,000	12,115	195,277	—	1,283,702
Mr. Johnson	6,920	1,618	24,698	—	278,803
Mr. Dobbins	7,572	—	5,098	—	87,410
Mr. Robeson	3,911	918	4,414	—	46,879
Mr. Moore	—	—	271	—	3,559

(a)	Contributions made by the Named Executive Officers during Fiscal 2012 are included in each such executive’s salary and bonus amounts, as applicable, as reported in the “Summary Compensation Table.”
(b)	Of the totals in the “Aggregate Balance at Last FY” column, the following amounts were reported as compensation in the “Summary Compensation Table” of our Proxy Statements in Fiscal 2011 and previous years pursuant to the SEC’s current disclosure rules: Mr. Chambers, $817,787, Mr. Johnson, $181,386, Mr. Dobbins, $39,379, Mr. Robeson, $20,339, and Mr. Moore, $0.

Eligible participants in the DCP include certain employees and non-employee directors of NCI who are selected by the Compensation Committee to participate. The DCP is a nonqualified retirement plan created to provide specified benefits to our highly compensated employees and directors. The DCP allows employees, including the Named Executive Officers, to defer up to 80% of their annual salaries and up to 90% of their annual cash bonuses, and allows NCI’s non-employee directors to defer up to 100% of their annual fees and meeting attendance fees, until a specified date in the future, including at or after retirement. Elections to defer under the DCP must be made prior to the end of the year preceding the year the compensation will be earned. Elections to defer incentive payments based on services to be performed over at least a twelve-month period must be made no later than six months prior to the end of the designated performance period.

On March 6, 2009, NCI indefinitely suspended matching contributions under the DCP on contributions in excess of the applicable Internal Revenue Code limits on 401(k) plan contributions (“Restoration Match”), and no Restoration Match was made during Fiscal 2010 or in Fiscal 2011. We re-instituted the Restoration Match effective as of July 1, 2011, and a Restoration Match was made during Fiscal 2012. The DCP also allows discretionary matching contributions to provide a supplemental retirement benefit to executives. Messrs. Chambers and Dobbins are not eligible to receive discretionary matching contributions under the DCP until the value of the discretionary matching contributions that would otherwise have been made, with attributed earnings, exceeds the value of the special 2004 Long-Term Restricted Stock Awards as determined by the Compensation Committee. For Fiscal 2012, we determined to make discretionary matching contributions provided that NCI achieved ROA for Fiscal 2012 of 25%, as calculated under the Bonus Program. If target ROA was achieved, we would match the percentage of an executive officer’s salary and bonus that he has voluntarily deferred under the DCP, up to a maximum of 12.5%. Because our ROA calculated under the Bonus Program was less than 25%, no discretionary contribution was made for Fiscal 2012. Executives generally become vested in the Restoration Match in a manner consistent with NCI’s match in the NCI 401(k) plan, which generally vests ratably over a six-year period. Discretionary matching contributions vest ratably over a three-year period. However, effective upon the consummation of the Equity Investment on October 20, 2009, all matching contributions then allocated to a participant’s account under the DCP became 100% vested. Matching contributions allocated to a participant’s account following October 20, 2009, will also become fully vested upon any subsequent change of control or upon the participant’s retirement, death or disability.

Amounts deferred are deemed invested in one or more phantom investment funds and additional amounts are credited to participants’ accounts based on the hypothetical earnings of such investments. In November 2009, the Compensation Committee approved the addition of purchasing NCI Common Stock as an investment option for certain of our executive officers. No above market or preferential earnings are paid under the DCP and, therefore, none of the aggregate earnings reported in the table above are included in the Summary Compensation Table. Participants may change their investment options at any time, subject to the administrative procedures adopted by the plan administrator and certain transfer restrictions on those executives who purchase NCI stock through the DCP. The table below shows the funds available in the DCP and the annual return of each for Fiscal 2012:

Investment Funds	Rate of Return
Eagle Small Cap Growth Fund	6.15%
American Euro Pacific Growth Fund	7.78%
PIMCO Total Return Fund CL A	9.96%
Fidelity Spartan 500 Index Fund Adv CL	15.17%
Wells Fargo ADV Government Money Market Fund	0.01%
NCI Stock Fund	23.05%

Withdrawal elections under the DCP will be made in conjunction with the deferral election, and the scheduled distribution date elected will be the first day of a plan year at least three years after the end of the plan year to which the amounts subject to the election relate. A participant may elect to receive a scheduled in-service distribution in a lump sum or in installments. Changes to withdrawal elections must be made at least 12 months prior to the initial elected payment date and must defer the new initial payment date at least five years. In-service withdrawals are permitted to satisfy an unforeseeable emergency plus the amounts anticipated to pay taxes on the withdrawal amount. If a participant withdraws amounts from the DCP upon an unforeseeable emergency, the participant’s participation in the DCP may be suspended. Upon a change of control or the participant’s death, disability or other termination (other than due to retirement), a participant will receive his vested plan account in a lump sum. Upon a change of control, a participant’s deferral elections immediately terminate with respect to any prospective compensation payable following the change of control.

We have established a rabbi trust to provide for NCI’s obligations under the DCP and have formed an administrative committee to manage the DCP and its assets. Pursuant to the Investment Agreement, effective on October 20, 2009 (the “Investment Agreement”), the DCP was amended to eliminate the right to appoint a third-party administrator of the DCP after October 20, 2009. Similarly, the rabbi trust that is the source of funding for obligations under the DCP was amended so that certain administrative protections that would have gone into effect following a change of control did not apply as a result of the Equity Investment. In addition, as a result of the amendment, the requirement to fully fund the rabbi trust upon a change of control did not apply as a result of the Equity Investment.

Potential Payments upon Termination or Change in Control

We have entered into employment agreements with each of our Named Executive Officers that contain provisions regarding payments to be made to such individuals upon termination of their employment, including in connection with a change of control. These agreements are described in greater detail below and in the section of this Proxy Statement above entitled “Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table — Employment Agreements.” In addition, equity award agreements issued to our Named Executive Officers under the Incentive Plan contain provisions that provide for accelerated vesting of awards in the event of certain termination events and/or upon a change of control. These agreements are described in greater detail below and in the sections of this Proxy Statement above entitled “Narrative to the Summary Compensation Table and Grants of Plan Based Awards Table — Restricted Stock Awards” and “— Stock Options.”

Employment Agreements

The employment agreement with Mr. Chambers provides for certain payments to be made to him upon termination of his employment. If Mr. Chambers is terminated for “cause” or resigns without “good reason,” then he will be entitled to receive only salary and benefits earned by him or accrued for his account through the date of his termination. If, on the other hand, Mr. Chambers is terminated without “cause” or resigns for “good reason,” he will be entitled to cash severance, payable in installments, equal to the greater of (i) the aggregate amount of his annual base salary, at the rate then in effect, from the date of termination through April 30, 2014 and (ii) two (2) times his annual base salary, at the rate then in effect. Further, Mr. Chambers’ agreement provides that if he is terminated without “cause” or resigns for “good reason” within two years after a “change of control,” then he will be entitled to, within seven days of such termination, a lump-sum payment equal to the present value of his severance entitlements.

Mr. Chambers is subject to certain confidentiality obligations during and after his employment with us. In addition, Mr. Chambers is subject to certain noncompetition and nonsolicitation provisions for a period equal to three years following the later of (i) the date of his termination of employment with us, and (ii) the end of the period during which Mr. Chambers is entitled to receive compensation payments from us under the employment agreement. Termination of Mr. Chambers’ employment due to a breach of one of these covenants constitutes a termination for “cause.” The employment agreement does not prohibit the waiver of a breach of these covenants.

The employment agreements with our other Named Executive Officers also provide for severance benefits upon the occurrence of certain termination events. If employment is terminated for any reason other than termination in connection with a “change of control,” the Named Executive Officer will be entitled to receive the portion of such officer’s earned annual base salary through the date of termination and any bonus to which such officer is entitled pursuant to the Bonus Program for a fiscal year ending prior to the date of termination. If a Named Executive Officer is terminated without “cause” or for “good reason” within 24 months following a “change of control” or a “potential change of control,” the Named Executive Officer is entitled to receive (i) a lump sum payment equal to two times his or her annual base salary (at the highest annualized rate in effect during the one year period prior to the “change of control” or “potential change of control” date) and (ii) medical and dental coverage at the active employee rate for a period of up to 18 months. Each Named Executive Officer is subject to confidentiality obligations during and after his employment, and is further bound by a covenant not to compete with us for the term of his or her employment and, in the event such executive officer receives a change of control payment, for a period of two (2) years following such executive officer’s termination. The agreements with the Named Executive Officers also contain nonsolicitation provisions that apply for a period of three years following the longer of (a) the termination of the officer’s employment or (b) the period during which the officer is entitled to receive payments under the agreement. Termination of a Named Executive Officer’s employment due to breach of one of these covenants constitutes a termination for “cause.” The employment agreement does not prohibit the waiver of a breach of these covenants.

To the extent payments under the employment agreements to Mr. Chambers or any other Named Executive Officer constitute “parachute payments” within the meaning of Section 280G of the Internal Revenue Code, the payments to be received by the officer may be reduced to the extent a reduction in the payment amount would put the officer in a better after-tax position than he would be in if the excise tax under Section 4999 were imposed on such payments.

For purposes of the employment agreements, the following terms have been given the meanings set forth below:

(1)	“cause” means (A) in the case of Mr. Chambers: (i) failure to devote appropriate business time to NCI that continues for 30 days after notice of such failure is received from NCI, (ii) disability of the officer, (iii) indictment, conviction or plea of nolo contendere with respect to a felony, (iv) failure to perform any material covenants under the employment agreement that is not cured within 30 days after notice is received from NCI, (v) failure to use commercially reasonable efforts to carry out directives of the Board of Directors or material violation of NCI’s policies that is not cured within 30 days after notice is received from NCI, (vi) an act that brings NCI into public disgrace or harms its business operations, subject to a limited cure opportunity, (vii) habitual insobriety or illegal use of drugs, or (viii) failure to comply in any material respect with the company’s corporate governance guidelines or code of business conduct and ethics that is not cured within 30 days following notice received from NCI; and (B) in the case of the other Named Executive Officers: (i) the officer’s willful and continued failure to substantially perform his duties that continues for 30 days following notice received from NCI, (ii) officer’s willful gross misconduct that materially and demonstrably injures NCI, or (iii) officer’s conviction for committing fraud, embezzlement, theft or another felony, in each case, subject to a limited cure opportunity.
(2)	“change of control” means (A) any person becomes the beneficial owner of 20% or more of the combined voting power of NCI, (B) as a result of, or in connection with, a tender or exchange offer, merger or other business combination, persons who were directors immediately before the transaction cease to constitute the majority of NCI’s Board of Directors, (C) NCI is merged or consolidated with another company or transfers substantially all of its assets to another company and, as a result, less than 50% of the outstanding voting securities of the resulting company are owned in the aggregate by former NCI stockholders, or (D) a tender or exchange offer is made for 30 percent or more of the combined voting power of NCI.
(3)	“good reason” means (A) reduction of the officer’s then current base salary in excess of 10% in any 12 months period (or, in the case of Mr. Chambers, below $400,000 per year), (B) a material reduction in the officer’s title (or, in the case of Mr. Chambers, removal from the office of CEO and Chairman of the Board), (C) a material adverse reduction in the officer’s duties or responsibilities (and, in the case of Mr. Chambers, a material adverse reduction in the nature or status of his authority), (D) breach or failure by NCI to perform any of its material covenants under the employment agreement, or (E) any relocation of the officer’s principal place of employment outside the Houston, Texas metropolitan area. In addition, with respect to Mr. Chambers only, the term “good reason” includes (i) failure by NCI to maintain an annual cash bonus plan in substantially similar form as the Bonus Program or to provide Mr. Chambers with an annual cash bonus opportunity that permits him to earn total cash compensation substantially comparable to the total cash compensation of peer chief executive officers, or (ii) material reduction in the aggregate employee benefits available to Mr. Chambers from time to time.
(4)	“potential change of control” means (A) NCI’s entry into any agreement, the consummation of which would result in a “change of control,” (B) any person publicly announces an intention to take actions that, if consummated, would constitute a “change of control,” or (C) NCI’s Board of Directors adopts a resolution to the effect that a “potential change of control” has occurred.

Equity Incentive Awards

Messrs. Chambers and Dobbins have received special 2004 Long-Term Restricted Stock Awards under the Incentive Plan. The agreements for those awards provide that each such grantee has the right to vote the shares and to receive dividends paid by us, whether in cash or stock, but may not transfer the shares until they are vested. The shares of restricted stock subject to the 2004 Long-Term Restricted Stock Awards will vest in full (i) when the grantee retires from his employment at or after attaining age 65, (ii) upon the grantee’s death, (iii) if the grantee becomes disabled, (iv) upon the grantee’s termination without “cause” by NCI or resignation for “good reason,” or (v) upon the occurrence of a “change of control.” As required by the Investment Agreement, the 2004 Long-Term Restricted Stock Awards were amended to provide that the Equity Investment did not constitute a “change of control” event for purposes of these awards. The grantee will forfeit the shares of restricted stock if such grantee’s employment is terminated for any other reason, including voluntary termination or resignation without “good reason” or termination of employment for “cause.” In addition, each grantee must comply with noncompete and nonsolicitation covenants for the five years immediately following his receipt of any vested shares under his restricted stock award. If the grantee breaches these covenants, the grantee must either return the shares granted to him pursuant to the award, if he still owns them, or pay NCI the then current market value of the shares. For more information regarding the special long-term restricted stock grants, see NCI’s proxy statement for the fiscal year ended November 2, 2008.

Each of our Named Executive Officers received an annual equity based award under the Incentive Plan in Fiscal 2011 and Fiscal 2012 for which each Named Executive Officer was permitted to elect to receive all or a portion of his equity awards in restricted stock or stock options. Shares of restricted stock will become vested on a pro rata basis in the event (1) the Named Executive Officer’s employment is terminated by NCI without “cause,” or (2) the Named Executive Officer terminates his employment for “good reason,” such pro rata vesting to be determined based on the number of months during the vesting period that the individual remained employed with NCI. Shares of restricted stock will fully vest (a) upon the Named Executive Officer’s death or “disability,” (b) upon the Named Executive Officer’s attainment of 65 years of age, or (c) upon the occurrence of a “change of control.” The restricted shares granted under the special one-time grants do not vest upon the Named Executive Officer’s retirement or attainment of 65 years of age. Stock options will become vested on a pro rata basis in the event (1) the Named Executive Officer’s employment is terminated by NCI without “cause,” or (2) the Named Executive Officer terminates his employment for “good reason,” such pro rata vesting to be determined based on the number of months during the vesting period that the individual remained employed with NCI. In addition, stock options will become fully vested (1) upon the Named Executive Officer’s death or “disability” or (2) upon the occurrence of a “change of control.” Following termination of employment, a Named Executive Officer will have 60 days following the date of termination to exercise any vested stock options, except in the event of the Named Executive Officer’s death, disability or retirement, the option may be exercised during the 180-day period following the event.

Each of our Named Executive Officers received a special one-time grant of non-qualified stock options under the Incentive Plan on December 11, 2009. Stock options will become vested on a pro rata basis in the event (1) the Named Executive Officer’s employment is terminated by NCI without “cause,” or (2) the Named Executive Officer terminates his employment for “good reason,” such pro rata vesting to be determined based on the number of months during the vesting period that the individual remained employed with NCI. Stock options will become fully vested (1) upon the Named Executive Officer’s death or “disability,” or (2) upon the occurrence of a “change of control.” The options granted under the special one-time grants do not vest upon the Named Executive Officer’s retirement or attainment of 65 years of age. Following termination of employment, a Named Executive Officer will have 60 days following the date of termination to exercise any vested stock options, except in the event of the Named Executive Officer’s death, disability or retirement, the option may be exercised during the 180-day period following the event.

For purposes of the outstanding equity awards, the following terms shall have the meanings set forth below:

(a)	“cause” has substantially the same meaning given such term in Mr. Chambers’ employment agreement but is limited to clauses (i), (iii), (v), (vi), (vii) and (viii) above.
(b)	“change of control” has the same meaning given such term in the employment agreements, except that the Equity Investment does not constitute a “change of control” for purposes of the special 2004 Long-Term Restricted Stock Awards.
(c)	“disability” has the meaning prescribed in the then effective long-term disability plan of NCI that covers the Named Executive Officer or, in the absence of such a plan, the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code.
(d)	“good reason” has the same meaning given such term in the employment agreement of the respective Named Executive Officers who hold such awards.

Each of our Named Executive Officers, received a one-time grant of PSUs under the Incentive Plan in Fiscal 2012 in lieu of annual equity based awards for December of 2012, 2013 and 2014. Each Named Executive Officer was granted a “target” number of PSUs. Subject to continued employment with NCI during a three-year performance period beginning on July 1, 2012 and ending on June 30, 2015, each Named Executive Officer may earn from 0% to 300% of this target number of PSUs based on NCI’s total shareholder return, or “TSR”, during the performance period. For this purpose, the TSR of NCI will be determined by comparing the price of NCI’s Common Stock at July 1, 2012 against the average closing price of NCI’s Common Stock during the 20 trading days ending on June 30, 2015 (together with dividends or other distributions on the Common Stock paid during that period). The opening value for TSR purposes was set by the Compensation Committee at $10 per share, which was higher than the 20-day average as of that date. TSR will be determined on an “absolute” basis, i.e., without regard to the stockholder return of any company that may be considered a peer or competitor of NCI for other purposes. If the TSR is 0% or less, 0% of the target number will be earned. If the TSR is between 0% and 100%, an executive will earn a percentage of the target number corresponding to the percentage of TSR (e.g., if TSR is 50%, 50% of the target number will be earned). If the TSR is greater than 100%, an executive will earn a percentage of the target number equal to (a) 100% plus (b) 2% of the target number for each percentage point that the TSR exceeds 100%, subject to a maximum of 300% of the target number (e.g., if TSR is 110.25%, 120.5% of the target number will be earned). Each earned PSU will be settled in one share of Common Stock immediately after the end of the performance period, less applicable withholding taxes. Any PSUs that are not earned will be forfeited. If NCI pays cash dividends on the Common Stock during the performance period, cash dividend equivalents will accrue on the PSUs, and these dividend equivalents will be earned and paid if the related PSUs are earned and forfeited if the related PSUs are forfeited. The PSUs will become vested on a pro rata basis if an executive’s employment terminates prior to the end of the performance period due to death, disability, or termination by NCI without cause or by the executive with good reason. If the executive’s employment terminates for any other reason prior to the end of the performance period, all PSUs are forfeited. If a change in control of NCI occurs prior to the end of the performance period, the performance period will immediately end at the time of the change in control and an executive will earn a percentage of the target number based on the TSR achieved determined by reference to the value of the Common Stock at the time of the change in control.

Quantification of Payments

The following table estimates the value of the payments and benefits that each of our Named Executive Officers would receive if his employment terminated or a change of control occurred on October 26, 2012 (the last business day of Fiscal 2012) under the circumstances shown and making the indicated assumptions. The table excludes (i) amounts accrued through Fiscal 2012 year-end that would be paid in the normal course of continued employment, such as accrued but unpaid salary, (ii) benefits generally available to all of our salaried employees, and (iii) stock options with a strike price below the stock price on October 26, 2012. The amounts disclosed assume that the price of our Common Stock was $11.24, which was the closing price of our stock on October 26, 2012. The amounts below have been calculated using numerous other assumptions that we believe are reasonable; however, the actual amounts to be paid out are dependent on various factors, which may or may not exist at the time a Named Executive Officer is actually terminated and/or a change of control actually occurs. Therefore, such amounts and disclosures should be considered “forward looking statements.”

Name	Benefit		Change of Control $(a)	Termination for Cause ($)	Termination Without Cause or by Executive for Good Reason ($)	Termination by Executive Without Good Reason ($)	Disability ($)	Retirement ($)	Death ($)
Mr. Chambers	Severance Payments(b)		1,500,000	None	1,500,000	None	None	None	None
	Accelerated Stock Vesting(c)(d)		2,613,738	None	2,085,484	None	2,613,738	1,757,891	2,613,738
	Accelerated Option Vesting(c)		727,920	None	303,299	None	727,920	None	727,920
	Accelerated PSU Vesting(g)		376,315	None	243,893	None	243,893	None	243,893
	Life Insurance	(e)	None	None	None	None	None	None	100,000
	Change in Control Empl. Agreement(f)		None	None	None	None	None	None	None
Mr. Johnson	Severance Payments		None	None	None	None	None	None	None
	Accelerated Stock Vesting(c)		1,261,645	None	878,893	None	1,261,645	605,499	1,261,645
	Accelerated Option Vesting(c)		418,554	None	174,397	None	418,554	None	418,554
	Accelerated PSU Vesting(g)		202,095	None	130,979	None	130,979	None	130,979
	Life Insurance(e)		None	None	None	None	None	None	100,000
	Change in Control Empl. Agreement(f)		734,463	None	None	None	None	None	None
Mr. Dobbins	Severance Payments		None	None	None	None	None	None	None
	Accelerated Stock Vesting(c)(d)		1,016,478	None	651,109	None	1,016,478	445,913	1,016,478
	Accelerated Option Vesting(c)		303,301	None	126,375	None	303,301	None	303,301
	Accelerated PSU Vesting(g)		118,470	None	76,781	None	76,781	None	76,781
	Life Insurance(e)		None	None	None	None	None	None	100,000
	Change in Control Empl. Agreement(f)		664,463	None	None	None	None	None	None
Mr. Robeson	Severance Payments		None	None	None	None	None	None	None
	Accelerated Stock Vesting(c)		494,616	None	244,988	None	494,616	66,687	494,616
	Accelerated Option Vesting(c)		218,427	None	122,270	None	218,427	None	218,427
	Accelerated PSU Vesting(g)		118,470	None	76,781	None	76,781	None	76,781
	Life Insurance(e)		None	None	None	None	None	None	100,000
	Change in Control Empl. Agreement(f)		634,463	None	None	None	None	None	None
Mr. Moore	Severance Payments		None	None	None	None	None	None	None
	Accelerated Stock Vesting(c)		762,926	None	529,948	None	762,926	363,535	762,926
	Accelerated Option Vesting(c)		131,032	None	56,723	None	131,032	None	131,032
	Accelerated PSU Vesting(g)		118,470	None	76,781	None	76,781	None	76,781
	Life Insurance(e)		None	None	None	None	None	None	100,000
	Change in Control Empl. Agreement(f)		634,463	None	None	None	None	None	None

(a)	Payable upon termination without cause or for good reason following a change in control. Outstanding restricted stock and stock options fully vest upon a change in control irrespective of a Named Executive Officer’s termination of employment.
(b)	Severance payment under Mr. Chambers’ employment agreement. Upon a termination without cause or resignation for good reason (including during the two-year period following a change in control), Mr. Chambers will receive cash severance equal to the greater of (1) two times his base salary and (2) his then-current salary paid for the remaining term of the agreement (18 months at October 28, 2012). See “Potential Payments Upon Termination or Change in Control — Employment Agreements.”

(c)	The accelerated vesting of stock options is based upon an amount equal to the difference between the exercise price for each unvested option and the closing price per share of the Common Stock (on October 26, 2012, which was $11.24), multiplied by the number of option shares. The accelerated vesting of restricted stock is based upon the closing price per share of NCI’s Common Stock on the New York Stock Exchange on October 26, 2012 of $11.24, multiplied by the number of shares of restricted stock that would vest upon occurrence of the event indicated, less the par value of the shares ($0.01 per share) paid by the Named Executive Officer.
(d)	Messrs. Chambers and Dobbins have received 2004 Long-Term Restricted Stock Awards that will vest in full only on retirement, as defined in the agreements governing such grants, unless vesting is accelerated by the occurrence of certain limited events, as indicated in the table above. For additional information regarding these special long-term grants, please see NCI’s proxy statement for the fiscal year ended November 2, 2008, “Compensation Discussion & Analysis — Long-Term Incentive Compensation — Long-Term Restricted Stock Grants.”
(e)	Under the executive officer’s employment agreement, the executive officer’s designated beneficiaries would have been entitled to the amounts set forth in the table above if the officer had died in Fiscal 2012.
(f)	Upon a qualifying termination following a change in control, the executive will be entitled to receive two times his annual base salary at the highest annualized rate in effect during the one-year period immediately preceding the date of the change in control event.
(g)	The accelerated vesting of performance share unit awards is based upon the closing price per share of NCI’s Common Stock on the New York Stock Exchange on October 26, 2012 of $11.24, multiplied by the number of performance share units that would vest by reason of the event indicated (i.e., change in control or termination of employment), less the par value of the shares ($0.01 per share) paid by the Named Executive Officer. For the columns relating to termination of employment, the calculation assumes that the target performance level would be achieved at the end of the performance period with the target number then being prorated by the elapsed period from August 1, 2012 through the last day of Fiscal 2012 (a total of 88 days).

Compensation of Directors

Directors of NCI who are also employees of NCI do not receive compensation for their service as directors. In addition to reimbursing our non-employee directors for the expenses incurred to attend and/or participate in meetings, we pay non-employee directors the following amounts:

Annual Retainer Fee	$35,000
Board Meeting Fee	$3,000
Committee Meeting Fee (in the absence of Board meeting on the same day)	$1,500
Executive Committee Fee (in the absence of Board meeting on the same day)	$750
Chairman of Audit Committee	$15,000
Chair of Nominating and Corporate Governance Committee	$10,000
Chair of Compensation Committee	$10,000
Chair of Preferred Dividend Payment Committee	$10,000

In addition, each non-employee director receives a grant of restricted stock and/or stock options under the Incentive Plan having an aggregate fair market value of $60,000 on December 15 of each year, provided that the non-employee director has served as a director for at least six months. Upon initial election to the Board, new directors receive a grant of 300 shares of restricted stock. The stock awards generally vest ratably over a four-year period, subject to accelerated vesting upon the occurrence of certain specified events. These certain specified events include (1) the grantee’s death during the grantee’s continuous service, (2) the grantee’s disability during the grantee’s continuous service, (3) the grantee’s inability to stand for re-election due to age limitations set forth in our By-Laws and corporate governance guidelines, during continuous service, (4) the grantee’s failure to be nominated for re-election or failure to be re-elected if the grantee remains in continuous service until the expiration of his or her term, and (5) upon a change of control.

Messrs. Berges, Sleeper and Zrebiec have assigned all of the compensation each would receive for his services as a director, including any shares of restricted stock, to CD&R, LLC or its affiliates. In the same manner as our other directors, Mr. Berges received reimbursement for travel and other out-of-pocket expenses incurred in connection with his functions and duties as a director, except that Mr. Berges is also entitled to reimbursement of up to $150,000 in the aggregate per calendar year for actual air travel expenses for NCI-related purposes on our corporate aircraft in lieu of reimbursement based on the cost of commercial air travel.

Director Compensation Table

The following table provides information concerning the compensation of our non-employee directors for Fiscal 2012.

Name	Fees Earned or Paid in Cash(a) ($)	Stock Awards(b) ($)	Option Awards(b) ($)	All Other Compensation ($)	Total ($)
Kathleen Affeldt	57,750	—	60,355	—	118,105
James Berges(c)	—	—	—	—	—
Gary L. Forbes	71,750	60,001	—	—	131,751
John J. Holland	50,750	30,000	30,177	—	110,928
Lawrence J. Kremer	45,500	45,006	15,089	—	105,594
George Martinez	64,500	60,001	—	—	124,501
Nathan K. Sleeper(c)	—	—	—	—	—
Jonathan L. Zrebiec(c)	—	—	—	—	—

(a)	Includes annual retainer fees, supplemental retainer fees for Committee Chairmen, Board meeting fees and Committee meeting fees for each non-employee director as more fully explained in the preceding paragraphs.
(b)	The amounts reported in the “Stock Awards” and “Option Awards” columns reflect the aggregate grant date fair value of the awards granted under our Incentive Plan in Fiscal 2012, computed in accordance with FASB ASC Topic 718. See Note 8 of the consolidated financial statements in NCI’s Annual Report for the fiscal year ended October 28, 2012, for additional detail regarding assumptions underlying the valuation of equity awards. As of October 28, 2012, the non-employee directors held the following outstanding restricted stock awards and stock options: (i) Ms. Affeldt (300 restricted shares and 21,788 stock options), (ii) Mr. Forbes (20,374 restricted shares and 3,689 stock options), (iii) Mr. Holland (5,747 restricted shares and 10,894 stock options), (iv) Mr. Kremer (8,471 restricted shares and 5,447 stock options), and (v) Mr. Martinez (19,909 restricted shares and 1,373 stock options). These figures do not include restricted stock or options granted to the non-employee directors on December 17, 2012.
(c)	Does not include fees of $59,250, $50,750, and $45,500 earned by Messrs. Berges, Sleeper, and Zrebiec and paid to CD&R, LLC, as assignee of compensation payable to Messrs. Berges, Sleeper and Zrebiec. Also does not include 17,682 shares of restricted Common Stock issued to CD&R, LLC on December 15, 2011 as assignee of compensation payable to Messrs. Berges, Sleeper and Zrebiec.

BOARD OF DIRECTORS

Independence and Meetings

Clayton, Dubilier & Rice Fund VIII, L.P. and CD&R Friends & Family Fund VIII, L.P. together own over 50% of our outstanding voting power, and we are therefore considered a “controlled company,” within the meaning in the NYSE Listed Company Manual. Accordingly, effective as of the closing of the Equity Investment, we took all corporate action and filed all election notices and other documentation with the NYSE necessary to elect to qualify for the exemptions to the requirements of sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual. As long as we qualify for those exemptions, we will not be subject to the requirements that NYSE listed companies have (1) a majority of independent directors, (2) a nominating/corporate governance committee and a compensation committee, in each case, composed entirely of independent directors, and (3) charters for the nominating/corporate governance committee and the compensation committee, in each case, addressing certain specified matters. Pursuant to the Stockholders Agreement, we have agreed to use our reasonable best efforts to elect these exemptions for so long as we qualify for them.

Our Board determined, after considering all of the relevant facts and circumstances, that Ms. Affeldt, Mr. Forbes, Mr. Holland, Mr. Kremer and Mr. Martinez are independent from our management, as “independence” is defined by the rules and regulations of the SEC and the listing standards of the NYSE. This means that none of the independent directors had any direct or indirect material relationship with us, either directly or as a partner, stockholder or officer of an organization that has a relationship with us. For a description of transactions between us and certain members of our Board, please see “Transactions with Related Persons — CD&R Transactions.”

Our Board met five times during the fiscal year ended October 28, 2012. Each of our directors attended 75% or more of the aggregate of the total number of meetings of our Board of Directors held during the period in which he or she was a director and the total number of meetings held by all board committees on which he served during the periods that he served. It is our policy to schedule a meeting of our Board of Directors on the date of the Annual Meeting, and we encourage all of our directors to attend both meetings. All of our then-current directors, except Mr. Holland, attended last year’s Annual Meeting.

Our non-management directors meet without the presence of management at regularly scheduled executive sessions. These executive sessions typically occur before or after regularly scheduled meetings of our Board of Directors. The presiding director of these executive sessions is the Chairman of the Nominating and Corporate Governance Committee, if such person is an independent director; otherwise, the Chairman of the Audit Committee serves as presiding director. For information on how you can communicate with our non-management directors, please see “Communications With Our Board.”

Board Committees

Our Board has six standing committees — the Executive Committee, the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee, the Affiliate Transactions Committee, and the Preferred Dividend Payment Committee. Below is a table disclosing board and committee appointments during our Fiscal 2012.

BOARD AND COMMITTEE APPOINTMENTS

Name	Board	Audit	Compensation	Nominating & Corporate Governance	Executive	Affiliate Transactions*	Preferred Dividend Payment
Kathleen J. Affeldt	Member		Chair				Member
James G. Berges	Member			Chair	Chair
Norman C. Chambers	Chairman				Member		Member
Gary L. Forbes	Member	Chair		Member	Member	Member	Member
John J. Holland	Member	Member	Member			Member	Member
Lawrence J. Kremer	Member			Member			Member
George Martinez	Member	Member				Member	Chair
Nathan K. Sleeper	Member		Member	Member	Member
Jonathan L. Zrebiec	Member

*	No chair exists for the Affiliate Transactions Committee.

Executive Committee

The Executive Committee is generally authorized to act on behalf of our Board between scheduled meetings of our Board of Directors, except as provided by the Stockholders Agreement and by our By-Laws, to the fullest extent permitted by Delaware corporate law. However, the Executive Committee does not have the authority to approve amendments to our charter or By-Laws or specified extraordinary corporate transactions. The Executive Committee operates under a charter adopted by our Board of Directors, a copy of which is available on our website at www.ncigroup.com under the heading “About NCI — Committees & Charters.”

As of the end of Fiscal 2012, the members of the Executive Committee were Mr. Berges, Mr. Chambers, Mr. Forbes, and Mr. Sleeper, with Mr. Berges serving as Chairman. The Executive Committee met four times during the fiscal year ended October 28, 2012.

Audit Committee

The Audit Committee assists our Board in fulfilling its responsibilities relating to our corporate accounting and reporting practices and the quality and integrity of our financial reports. The Audit Committee assists the Board in monitoring the integrity of our financial statements, the independence, qualifications and performance of our independent auditors; the performance of our internal audit function, our compliance with legal and regulatory requirements, and the preparation of our Audit Committee’s report included in our proxy statements. In discharging its duties, our Audit Committee has the authority to retain independent legal, accounting and other advisors and has the sole authority to appoint, retain, replace or terminate the independent auditor.

As of the end of Fiscal 2012, the members of the Audit Committee were Mr. Forbes, Mr. Holland, and Mr. Martinez, with Mr. Forbes serving as Chairman. The Audit Committee met five times during the fiscal year ended October 28, 2012.

The Audit Committee is composed solely of directors who are not our officers or employees, have the requisite financial literacy to serve on the Audit Committee, as determined by our Board of Directors, and whom our Board of Directors has determined are “independent” under the listing standards of the NYSE and the rules and regulations of the SEC.

Our Board of Directors, after reviewing all of the relevant facts, circumstances and attributes, has determined that Mr. Forbes, the Chairman of our Audit Committee, is an “audit committee financial expert” as defined by Item 407(d)(5)(ii) of Regulation S-K.

The Audit Committee operates under a written Audit Committee Charter adopted by our Board of Directors, a copy of which is available on our website at www.ncigroup.com under the heading “About NCI — Committees & Charters.”

Compensation Committee

The Compensation Committee assists our Board in fulfilling its responsibilities relating to our compensation practices. The Compensation Committee discharges the Board’s responsibilities relating to compensation of directors, officers and senior managers, oversees, evaluates, and advises our Board regarding NCI’s overall compensation policies and structure, including benefit plans and programs, prepares reports on executive compensation required for inclusion in our proxy statements and discusses these reports with our management. The Compensation Committee is permitted to delegate its authority on all matters for which it is responsible to subcommittees consisting of one or more members. The Compensation Committee met five times during the fiscal year ended October 28, 2012.

As of the end of Fiscal 2012, the members of the Compensation Committee were Ms. Affeldt, Mr. Holland, and Mr. Sleeper, with Ms. Affeldt serving as Chairperson. The Compensation Committee is composed solely of directors who are not our officers or employees.

The Compensation Committee operates under a Compensation Committee Charter adopted by our Board, a copy of which is available on our website at www.ncigroup.com under the heading “About NCI —Committees & Charters.”

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is responsible, subject to and in accordance with the Stockholders Agreement, for identifying or assisting in the identification of, and recommending qualified candidates to serve on our Board and, subject to and in accordance with the Stockholders Agreement, recommending to our Board the director nominees to be elected by our stockholders at each annual or special meeting. In addition, the Nominating and Corporate Governance Committee is responsible for developing and advising our Board with respect to guidelines for the governance of NCI, including monitoring compliance with those guidelines, as well as overseeing succession planning and the evaluation and review of the performance of our Board. As of the end of Fiscal 2012, the members of the Nominating and Corporate Governance Committee were Mr. Berges, Mr. Forbes, Mr. Kremer and Mr. Sleeper, with Mr. Berges serving as Chairman. The Nominating and Corporate Governance Committee met two times during the fiscal year ended October 28, 2012.

The Nominating and Corporate Governance Committee operates under a Nominating and Corporate Governance Committee Charter adopted by our Board, a copy of which is available on our website at www.ncigroup.com under the heading “About NCI — Committees & Charters.” Our Corporate Governance Guidelines adopted by our Board, a copy of which is available at our website at www.ncigroup.com under the heading “About NCI — Committees & Charters,” include the criteria our Board believes are important in the selection of director nominees.

Pursuant to and in accordance with the Stockholders Agreement, for so long as the Investors hold voting power equal in the aggregate to at least 10% of the aggregate voting power held by the Investors immediately following the closing of the Equity Investment, the Investors are entitled to nominate or designate to serve on our Board a number of individuals proportionate to the Investors’ percentage of the voting power of the company at the relevant time (and to nominate or designate the replacements for such directors). At each annual meeting or special meeting of stockholders at which any directors of NCI are to be elected, we will take all corporate and other actions necessary to cause the applicable Investors’ nominees or designees to be nominated for election to our Board and we will solicit proxies in favor of the election of such nominees or designees to be elected at such meeting.

Further, pursuant to and in accordance with the Stockholders Agreement, for so long as stockholders unaffiliated with the Investors own in the aggregate at least 5% of the voting power of NCI, our Board will include (i) at least two directors who will not be appointed or designated by the Investors and will be independent of both the Investors and NCI (the “Unaffiliated Shareholder Directors”), and (ii) the Chief Executive Officer of NCI. One Unaffiliated Shareholder Director will sit on each committee of our Board, except for the Affiliate Transactions Committee, whose members include two members who are Unaffiliated Shareholder Directors.

In identifying and evaluating nominees for director other than directors appointed by the Investors pursuant to the Stockholders Agreement, the Nominating and Corporate Governance Committee first looks at the overall size and structure of our Board to determine the need to add or remove directors and to determine if there are any specific qualities or skills that would complement the existing strengths of our Board.

The Board codified standards for directors in the Board’s Corporate Governance Guidelines and Nominating and Corporate Governance Committee Charter. These Corporate Governance Guidelines provide that our Board of Directors should encompass a diverse range of talent, skill and expertise sufficient to provide sound and prudent guidance with respect to our operations and interests. The Corporate Governance Guidelines also provide that at all times a majority of the Board must be “independent directors” as defined from time to time by the listing requirements of the NYSE and any specific requirements established by the Board. Each director also is expected to:

•	exhibit high personal and professional ethics, strength of character, integrity, and values;
•	possess commitment and independence of thought and judgment;
•	possess education, experience, intelligence, independence, fairness, practical wisdom and vision to exercise sound, mature judgments;
•	use his or her skills and experiences to provide independent oversight of our business;
•	possess personality, tact, sensitivity, and perspective to participate in deliberations in a constructive and collegial manner;
•	be willing to devote sufficient time to carrying out his or her duties and responsibilities effectively;
•	devote the time and effort necessary to learn our business; and
•	represent the long-term interests of all stockholders.

In addition, our Board has determined that the Board as a whole must have the right diversity, mix of characteristics and skills for the optimal functioning of its oversight of NCI. To that end, our Board places a premium on its members’ professional experience in positions such as a senior manager, chief operations officer, chief financial officer, or chief executive officer of a relatively complex organization such as a corporation, university, or foundation. Ultimately, our Board believes it should be comprised of persons with skills in areas that may include some of the following: finance; manufacturing; sales and markets; strategic planning; development of strategies for sustainability; human resources; safety; legal; international business; and information technology. The age at the time of election of any nominee for director should be such to assure a minimum of three years of service as a director.

In addition to the targeted skill areas, the Nominating and Corporate Governance Committee looks for a strong record of achievement in key knowledge areas that it believes are critical for directors to add value to our Board, including:

•	Strategy — knowledge of our business model, the formulation of corporate strategies, and knowledge of key competitors and global markets;
•	Leadership — skills in coaching senior executives and the ability to assist the CEO in his development;
•	Organizational Issues — understanding of strategy implementation, change management processes, group effectiveness, and organizational design;

•	Relationships — understanding how to interact with customers, vendors, governments, investors, financial analysts, and communities in which we operate;
•	Functional — understanding of financial matters, financial statements and auditing procedures, legal issues, information technology, and marketing; and
•	Ethics — the ability to identify and raise key ethical issues concerning our activities and senior management as they affect the business community and society.

As part of its periodic self-assessment process, our Board annually determines the diversity of specific skills and experiences necessary for the optimal functioning of our Board in its oversight of NCI over both the short and long term.

The Corporate Governance Guidelines state our policy regarding the director selection process that requires the Nominating and Corporate Governance Committee to review the skills and characteristics that the Board seeks in its members individually and in relation to the composition of our Board as a whole. As part of this process, the Board will assess the skill areas currently represented on our Board and those skill areas represented by directors expected to retire or leave our Board in the near future against the target skill areas established annually by our Board, as well as recommendations of directors regarding skills that could improve the overall quality and ability of our Board to carry out its function.

The Nominating and Corporate Governance Committee then establishes the specific target skill areas, characteristics or experiences that are to be the focus of a director search, if necessary. Specific qualities or experiences could include matters such as experience in our industry, financial or technological expertise, experience in situations comparable to ours (e.g., growth companies, companies that have grown through acquisitions, or companies that have restructured their organizations successfully), leadership experience and relevant geographical experience. The Board’s current composition reflects diversity in skills and experiences.

The Nominating and Corporate Governance Committee uses multiple sources for identifying and evaluating nominees for directors other than directors appointed by the Investors pursuant to the Stockholders Agreement, including referrals from our current directors and management, as well as input from third-party executive search firms. The Chairman of the Nominating and Corporate Governance Committee and our Chairman of the Board will then interview qualified candidates. Qualified candidates are then invited to meet the remaining members of the Nominating and Corporate Governance Committee. The remaining directors also have an opportunity to meet and interview qualified candidates. The Nominating and Corporate Governance Committee then determines, based on the background information and the information obtained in the interviews, whether to recommend to the Board that a candidate be nominated to our Board.

The Nominating and Corporate Governance Committee will consider qualified nominees recommended by stockholders. Stockholders may submit recommendations to the Nominating and Corporate Governance Committee in care of our Chairman of the Board and Corporate Secretary at our address set forth on page one of this proxy statement in the form and timing provided in our By-Laws. Subject to the requirements of the Stockholders Agreement described above, nominees for director who are recommended by our stockholders will be evaluated in the same manner as any other nominee for director.

Nominations by stockholders for seats on the Board not required to be filled by the Investors’ designees may also be made at an annual meeting of stockholders in the manner provided in our By-Laws. Our By-Laws provide that a stockholder entitled to vote for the election of directors may make nominations of persons for election to our Board at a meeting of stockholders by complying with required notice procedures. To be timely, nominations must be received at our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting. If, however, the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, notice by the stockholder must be delivered not earlier than the close of business on the 120th day prior to the annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which the public announcement of the date of such meeting is first made by us.

The notice must specify:

•	as to each person the stockholder proposes to nominate for election or re-election as a director:
—	the name, age, business address and residence address of the person;
—	the principal occupation or employment of the person;
—	the class and number of shares of our capital stock that are owned of record or beneficially by the person on the date of the notice; and
—	any other information relating to the person that is required to be disclosed in solicitations for proxies with respect to nominees for election as directors pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”); and
•	as to the stockholder giving the notice:
—	the name and record address of the stockholder and any other stockholder known by that stockholder to be supporting the nominee; and
—	the class and number of shares of our capital stock that are owned of record or beneficially by the stockholder making the nomination and by any other supporting stockholders.

We may require that the proposed nominee furnish us with other information as we may reasonably request to assist us in determining the eligibility of the proposed nominee to serve as a director. At any meeting of stockholders, the presiding officer may disregard the purported nomination of any person not made in compliance with these procedures.

Affiliate Transactions Committee

The Affiliate Transactions Committee is responsible for reviewing, considering and approving certain transactions between NCI and its controlled affiliates, on the one hand, and the Investors and their affiliates, on the other hand. This committee is made up of two directors unaffiliated with the Investors and with NCI, and one director designated by the Investors who is “independent” within the meaning of the NYSE listing manual and has no material relationship with the Investors or their affiliates. As of the end of Fiscal 2012, the members of the Affiliate Transactions Committee were Mr. Forbes, Mr. Holland and Mr. Martinez. The Affiliate Transactions Committee met five times during the fiscal year ended October 28, 2012.

The Affiliate Transactions Committee operates under an Affiliate Transactions Committee Charter adopted by our Board of Directors, a copy of which is available on our website at www.ncigroup.com under the heading “About NCI — Committees & Charters.”

Preferred Dividend Payment Committee

The Preferred Dividend Payment Committee is responsible for reviewing, evaluating, and approving the payment in cash or in kind of Series B Preferred Dividends to holders of our preferred stock, par value $1.00 per share, designated as Series B Cumulative Convertible Participating Preferred Stock, on every Series B Preferred Dividend Payment Date. This committee is made up of directors unaffiliated with the Investors. On May 8, 2012 we entered into the Amendment Agreement (as described under “Transactions with Related Persons — CD&R Transactions”) with the Investors to eliminate our quarterly dividend obligation on our Preferred Stock. As of the end of Fiscal 2012, the members of the Preferred Dividend Payment Committee were Mr. Martinez, Mr. Chambers, Ms. Affeldt, Mr. Forbes, Mr. Holland and Mr. Kremer, with Mr. Martinez serving as Chairman. The Preferred Dividend Committee met once during the fiscal year ended October 28, 2012.

CORPORATE GOVERNANCE

Our Board has adopted Corporate Governance Guidelines to address significant corporate governance issues. A copy of these guidelines is available at our website at www.ncigroup.com under the heading “About NCI — Committees & Charters.” These guidelines provide a framework for our corporate governance initiatives and cover topics including, but not limited to, director qualification and responsibilities, Board composition, director compensation and management and succession planning. The Nominating and Corporate Governance Committee is responsible for overseeing and reviewing the guidelines and reporting and recommending to our Board any changes to the guidelines. You may obtain copies of the charters for our Audit Committee, Compensation Committee, Executive Committee, Affiliate Transactions Committee and our Nominating and Corporate Governance Committee, and our Corporate Governance Guidelines, free of charge, from our website at www.ncigroup.com under the heading “About NCI — Committees & Charters” or by writing to the Investor Relations Administrator, NCI Building Systems, Inc., 10943 North Sam Houston Parkway West, Houston, Texas 77064.

Our Board has adopted a Code of Business Conduct and Ethics, which is designed to help officers, directors and employees resolve ethical issues in an increasingly complex business environment. The Code of Business Conduct and Ethics is applicable to all of our officers, directors and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions.

The Code of Business Conduct and Ethics covers topics, including but not limited to, conflicts of interest, confidentiality of information and compliance with laws and regulations. The Code of Business Conduct and Ethics also provides that our directors who are employed by CD&R, LLC or any other affiliate of the Investors will not be deemed in violation of our Code of Business Conduct and Ethics as a result of any investment by the Investors, insofar as such investment, affiliate transaction and information access is not prohibited under the terms of the Stockholders Agreement and is otherwise in accordance with NCI’s Certificate of Incorporation, By-Laws and the laws of the State of Delaware.

Our Code of Business Conduct and Ethics is available, free of charge, on our website, along with other corporate governance information, at www.ncigroup.com under the heading “About NCI — Committees & Charters.” You may also obtain a copy by writing to Investor Relations Administrator at the address above.

Waivers from our Code of Business Conduct and Ethics are discouraged, and any waivers from the Code of Business Conduct and Ethics that relate to our principal executive officer, principal financial officer, principal accounting officer or controller and other persons performing similar functions or any other executive officer or director must be approved by our Nominating and Corporate Governance Committee, which is composed solely of directors whom we believe are independent of management, and will be disclosed to the fullest extent as required by law and will be posted on our website at www.ncigroup.com within four business days of any such waiver.

The Board’s Role in Risk Oversight

One of the Board’s functions is oversight of risk management at NCI. NCI recognizes that certain risks are inherent in the operation of an integrated manufacturer of metal buildings and metal building components. The Board and management consider “risk” for these purposes to be the possibility that an undesired event could occur that creates losses or adversely interferes with opportunity gains.

Management is responsible for the day-to-day management of the risks we face, while the Board, as a whole but primarily through the Audit Committee, oversees and reviews certain aspects of our risk management efforts. Specific risk management activities performed by management include: identifying and prioritizing risk and risk controls related to significant business activities; monitoring the emergence and onset of certain key risks; and reviewing and determining the sufficiency of risk identification, the balance of potential risk to potential reward, the appropriate manner in which to control risk, and the support of the programs discussed below and their risk to company strategy. The Board implements its risk oversight responsibilities by having management provide periodic briefing and informational sessions on the significant voluntary and involuntary risks that the company faces and how the company is seeking to control risk if and when appropriate. In most cases the Audit Committee of the Board oversees issues related to internal control over financial reporting and the Compensation Committee oversees risks related to compensation programs, as discussed in greater detail herein. Presentations and other information for the Board and Board committees generally identify and discuss relevant risk and risk control; and the Board members assess and oversee the risks as a part of their review of the related business, financial, or other activity of the company.

Risk Analysis of Our Compensation Plans

The Compensation Committee has reviewed our compensation policies as generally applicable to our employees and believes that our policies do not encourage excessive and unnecessary risk-taking, and that the level of risk that they do encourage is not reasonably likely to have a material adverse effect on NCI.

Several members of our management team recently conducted an assessment of the risks arising from our compensation policies and practices. The team reviewed and discussed the design features, characteristics, performance metrics at the company and segment levels and approval mechanisms of total compensation for all employees, including salaries, incentive plans, sales incentives, stock options, performance share units and restricted stock awards, to determine whether any of these policies or programs could create risks that are reasonably likely to have a material adverse effect on us.

Our compensation philosophy and culture support the use of base salary, performance-based compensation, and retirement plans that are generally uniform in design and operation throughout NCI and with all levels of employees. These compensation policies and practices are centrally designed and administered, and are substantially identical between our business divisions. Field sales personnel are paid primarily on a sales commission basis, but all of our officers are paid under the programs and plans for non-sales employees. In addition, the following specific factors, in particular, reduce the likelihood of excessive risk-taking:

•	Our overall compensation levels are competitive with the market.
•	Our compensation mix is balanced among (i) fixed components like salary and benefits, (ii) annual incentives that reward our overall financial performance, business unit financial performance, operational measures and individual performance, and (iii) a portfolio approach for stock awards, primarily consisting of time-based restricted stock, stock options and, beginning in Fiscal 2012, performance share units.
•	An important portion of our executive compensation is tied to how our stock price performs over a period of multiple years, with equity-based awards generally vesting evenly over four years and stock options also vesting over a period of four years and having terms of ten years. As described above in “Compensation Discussion & Analysis — Narrative to the Summary Compensation Table and Grants of Plan-Based Awards Table — Performance Share Units,” our recent performance share unit awards vest only based on stock price that is sustained through the end of a three year performance period. This minimizes the benefit of a temporary spike in stock price and the possibility that an executive would be motivated to create short-term gain in the stock price without regard to long-term performance.
•	The Compensation Committee has discretion to adjust performance-based awards when it determines that such adjustments would be appropriate based on our interests and the interests of our stockholders.
•	Any additions or changes to stock awards or ROA bonus levels must be approved by both the employee’s division president, NCI’s Vice President, Human Resources, as well as senior management.
•	Executive officers are subject to certain holding requirements and our Insider Trading Policy.

In summary, although a significant portion of the compensation provided to Named Executive Officers is performance-based, we believe our compensation programs do not encourage excessive and unnecessary risk taking by executive officers (or other employees) because these programs are designed to encourage employees to remain focused on both our short- and long-term operational and financial goals. We set performance goals that we believe are reasonable in light of our past performance and market conditions. Restricted stock and stock option awards are subject to time-based vesting conditions, which retain value even in a depressed market, and performance share unit awards are subject to vesting based on sustained increases in stock price over a three-year performance period, so executives are less likely to take unreasonable risks. With respect to our annual equity grants under the Incentive Plan, which include a fixed and variable component, assuming achievement of at least a minimum level of performance, payouts result in some compensation at levels below full target achievement, in lieu of an “all or nothing” approach.

Based on these considerations, the Compensation Committee determined that any risks arising from our compensation policies and practices are not reasonably likely to have a material adverse effect on us.

LEADERSHIP STRUCTURE OF THE BOARD

Our Board currently combines the role of chairman of the board with the role of chief executive officer, coupled with a presiding director position to further strengthen the governance structure. The Board believes this provides an efficient and effective leadership model for NCI. Combining the chairman and CEO roles fosters clear accountability, effective decision-making, and alignment on corporate strategy.

To assure effective independent oversight, the Board has adopted a number of governance practices, including:

•	a strong, independent, clearly-defined presiding director role (see below for a full description of the role);
•	the opportunity for executive sessions of the independent directors after every Board meeting; and
•	annual performance evaluations of the chairman and CEO by the independent directors.

However, no single leadership model is right for all companies and at all times. The Board recognizes that, depending on the circumstances, other leadership models, such as a separate independent chairman of the board, might be appropriate. Accordingly, the Board periodically reviews its leadership structure.

The presiding director recommends to the Board an appropriate process by which a new chairman and chief executive officer will be selected. The Board has no required procedure for executing this responsibility because it believes that the most appropriate process will depend on the circumstances surrounding each such decision.

A key responsibility of the CEO and our Board of Directors is ensuring that an effective process is in place to provide continuity of leadership over the long term at all levels in NCI. Each year, succession planning reviews are held at every significant organizational level of NCI, culminating in a full review of senior leadership talent by the independent directors. During this review, the CEO and the independent directors discuss future candidates for senior leadership positions, succession timing for those positions, and development plans for the highest-potential candidates. This process ensures continuity of leadership over the long term, and it forms the basis on which we make ongoing leadership assignments. It is a key success factor in managing the long planning and investment lead times of our business.

In addition, the CEO maintains in place at all times, and reviews with the independent directors, a confidential plan for the timely and efficient transfer of his or her responsibilities in the event of an emergency or his or her sudden incapacitation or departure.

COMMUNICATIONS WITH OUR BOARD

Any stockholder or interested party who wishes to communicate with our Board or any specific directors, including non-management and independent directors, may write to:

Board of Directors
NCI Building Systems, Inc.
10943 North Sam Houston Parkway West
Houston, TX 77064

Depending on the subject matter, management will:

•	forward the communication to the director or directors to whom it is addressed (for example, if the communication received pertains to questions, concerns or complaints regarding accounting, internal accounting controls and auditing matters, it will be forwarded by management to the Chairman of the Audit Committee for review);
•	attempt to handle the inquiry directly, for example where it is a request for information about us or our operations or it is a stock-related matter that does not appear to require direct attention by our Board or an individual director; or
•	not forward the communication if it is primarily commercial in nature or if it relates to an improper or irrelevant topic (in accordance with the explicit instructions of our non-management directors).

At each meeting of our Board, our Chairman of the Board presents a summary of all communications received since the last meeting of our Board that were not forwarded and makes those communications available to any director on request.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors and officers and persons who beneficially own more than 10% of any of our equity securities to file initial reports of ownership and reports of changes in ownership with the SEC. Our employees prepare these reports for our directors and executive offers who request it on the basis of the information obtained from them and from NCI’s records. Our directors and officers are required by the Exchange Act to furnish us with copies of all Section 16(a) forms they file.

Based solely on our review of the copies of the forms received by us with respect to Fiscal 2012, or written representations from the reporting persons, we believe that all required reports were timely filed for Fiscal 2012.

LEGAL PROCEEDINGS

To the best of our knowledge, there is no material proceeding to which any director, director designee or executive officer or affiliate of NCI, any owner of record or beneficially of more than 5% of any class of voting securities of NCI, or any associate of such director, nominated director, officer, affiliate of NCI, or security holder is a party adverse to NCI or any of its subsidiaries or has a material interest adverse to NCI or any of its subsidiaries.

TRANSACTIONS WITH RELATED PERSONS

Policies and Procedures

The Nominating and Corporate Governance Committee has approved and adopted a written statement of policy and procedures with respect to related party transactions. This policy covers the review, approval or ratification of transactions between us and “related parties” (generally, directors, executive officers and employees required to file reports under Section 16 of the Exchange Act and their immediate family members, beneficial owners of 5% or more of any class of our securities, and any entity in which any such persons are employed, are principals, partners or hold a similar position or in which they have a beneficial interest of 5% or more). The policy covers transactions in which NCI and any related party are participants in which a related party has a material interest, other than (1) transactions between us and affiliates of CD&R, LLC, which are evaluated by the Affiliate Transactions Committee pursuant to the guidelines in the Stockholders

Agreement, (2) transactions involving less than $25,000 when aggregated with all similar transactions, and (3) certain exceptions for the employment of executive officers, director compensation, employees of the related party and transactions in which all stockholders receive proportional benefits. The policy generally requires that any related party transaction be approved by the Nominating and Corporate Governance Committee or its Chairman in advance of the consummation or material amendment of the transaction. Under the policy, prior to entering into a related party transaction, a related party must make full disclosure of all of the facts and circumstances relating to the transaction to our Chief Financial Officer or General Counsel, who must assess this information and decide whether it is a related party transaction. If either of the Chief Financial Officer or General Counsel makes this determination, they must submit the transaction to the Nominating and Corporate Governance Committee or to its Chairman. The Nominating and Corporate Governance Committee or its Chairman will approve such transaction only if, in its good faith determination, it is in, or is not inconsistent with, the best interests of NCI and its stockholders. In the event a transaction is not identified as a related party transaction in advance, it will be submitted promptly to the Nominating and Corporate Governance Committee or the Chair thereof, and such committee or Chair, as the case may be will evaluate the transaction and evaluate all options, including but not limited to ratification, amendment or termination of the transaction.

The Affiliate Transactions Committee, which is further described in “Board of Directors — Board Committees — Affiliate Transactions Committee,” is responsible for reviewing, considering and approving certain transactions between NCI and its controlled affiliates, on the one hand, and the Investors and their affiliates, on the other hand. This committee is made up of two directors unaffiliated with the Investors and with NCI, and one director designated by the Investors who is “independent” within the meaning of the NYSE listing manual and has no material relationship with the Investors or their affiliates.

CD&R Transactions

Restructuring

On October 20, 2009, we completed a financial restructuring that resulted in a change of control of NCI. Pursuant to the Investment Agreement, we issued and sold to the Investors, for an aggregate purchase price of $250 million, an aggregate of 250,000 shares of Preferred Stock, convertible into 39,221,839 shares of Common Stock (adjusted to reflect the 1:5 reverse stock split that occurred on March 5, 2010) based on the initial conversion price (or approximately 68.4% of our then voting power) (such purchase and sale, the “Equity Investment”).

The terms of the Preferred Stock held by the Investors entitle the holders thereof to vote on an as-converted basis (without taking into account any limitations on convertibility that may then be applicable) with the holders of Common Stock. As the holder of a majority voting position, the Investors will be able to significantly influence or control matters submitted to stockholders for vote, including the proposals considered in this proxy statement.

Pursuant to the Investment Agreement and the Stockholders Agreement, for so long as we qualify as a “controlled company” within the meaning set forth in the Listed Company Manual of the NYSE or any similar provision in the rules of a stock exchange on which our securities are quoted or listed for trading, we have agreed to use our reasonable best efforts to take advantage of the exemptions afforded such controlled companies. Accordingly, we have elected to qualify for the exemptions to the requirements of sections 303A.01, 303A.04 and 303A.05 of the NYSE Listed Company Manual. As long as we qualify for those exemptions, we will not be subject to the requirements that NYSE listed companies have (1) a majority of independent directors, (2) a nominating/corporate governance committee and a compensation committee, in each case, composed entirely of independent directors, and (3) charters for the nominating/corporate governance committee and the compensation committee, in each case, addressing certain specified matters.

As a result of their respective positions with CD&R, LLC and its affiliates, Mr. Berges, Mr. Sleeper and Mr. Zrebiec may be deemed to have an indirect material interest in certain agreements executed in connection with the Equity Investment, including:

•	the Investment Agreement, pursuant to which Clayton, Dubilier & Rice Fund VIII L.P.’s transaction expenses were reimbursed and a deal fee of $8.25 million was paid to CD&R, Inc. on October 20, 2009;

•	the Stockholders Agreement, which sets forth certain terms and conditions regarding the Equity Investment and the Investors’ ownership of the Preferred Shares;
•	a registration rights agreement providing customary registration rights to the investors with respect to the shares of Common Stock issuable upon conversion of the Preferred Shares; and
•	an Indemnification Agreement indemnifying CD&R and its affiliates against certain liabilities arising out of the transactions with CD&R and certain other liabilities and claims.

For additional information regarding the transactions with CD&R, LLC and the Investors’ relationship with CD&R, LLC and the Investors and the above referenced agreements, see “Item 1. Business” and “Item 1A. Risk Factors” of our Form 10-K.

Amendment Agreement

On May 8, 2012, we entered into an Amendment Agreement with the Investors, the holders of our shares of Preferred Stock, to eliminate our dividend obligation on the Preferred Stock, which accrued at an annual rate of 12% unless paid in cash at 8% (the “Amendment Agreement”).

Under the terms of the Certificate of Designations, Preferences and Rights of Series B Cumulative Convertible Participating Preferred Stock (the “Certificate of Designations”), we were obligated to pay quarterly dividends to the Investors from October 20, 2009, through October 20, 2019, subject to certain dividend “knock-out” provisions. The Amendment Agreement provided for the Certificate of Designations to be amended to terminate the dividend obligation from and after March 15, 2012 (the “Dividend Knock-out”).

As consideration for the Dividend Knock-out, the Investors received a total of 37,834 additional shares of Preferred Stock. Upon closing the transaction on July 5, 2012, the Investors held Preferred Stock with an aggregate liquidation preference and accrued dividends of approximately $345 million, entitling the Investors to receive approximately 54.1 million shares of Common Stock, then representing 72.7% of the voting power and Common Stock of NCI on an as-converted basis and an increase of approximately 2% from the Investors’ then current stockholdings.

The Amendment Agreement with the Investors was approved by NCI’s independent directors, as “independence” is defined by the rules and regulations of the SEC and listing standards of the NYSE, as well as by all of the our directors who are independent of and not affiliated with the Investors.

For additional information regarding the transaction, see our Current Report on Form 8-K filed with the SEC on May 14, 2012.

AUDIT COMMITTEE AND AUDITORS

Report of the Audit Committee

We have reviewed and discussed with management the audited financial statements contained in NCI Building Systems, Inc.’s Annual Report on Form 10-K for the fiscal year ended October 28, 2012. We also have discussed the audited financial statements with Ernst & Young LLP, NCI’s independent registered public accountants. Our discussions with Ernst & Young LLP included, among other things, the matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. We also reviewed written disclosures and the letter from Ernst & Young LLP in accordance with applicable requirements of the Public Company Accounting Oversight Board, Ernst & Young LLP’s communications with the Audit Committee concerning independence, and have discussed with Ernst & Young LLP its independence. Based on those discussions, we are not aware of any relationship between Ernst & Young LLP and NCI that affects the objectivity or independence of Ernst & Young LLP.

Based on those discussions and review, we recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended October 28, 2012, for filing with the Securities and Exchange Commission. We have appointed Ernst & Young LLP as NCI’s independent auditors for Fiscal 2013, and have submitted the appointment for stockholder ratification.

We also reviewed and discussed the fees paid to Ernst & Young LLP for the fiscal year ended October 28, 2012 for audit and non-audit services, which fees and services are described in the proxy statement under the title “Our Independent Auditors and Fees,” and have determined that the provision of the non-audit services and the fees that we pay for them are compatible with maintaining Ernst & Young LLP’s independence.

This report is submitted by the members of the Audit Committee.

GARY L. FORBES (Chair)
JOHN J. HOLLAND
GEORGE MARTINEZ

Our Independent Registered Public Accounting Firm and Audit Fees

Ernst & Young LLP served as our independent registered public accountants for Fiscal 2012. A representative of Ernst & Young LLP is expected to attend our Annual Meeting and will have the opportunity to make a statement if he so desires and will be available to answer appropriate stockholder questions.

Audit Fees.  We incurred fees of $1,610,000 during Fiscal 2012 and $1,560,739 during Fiscal 2011 for Ernst & Young LLP’s independent audit of our annual financial statements, review of the financial statements contained in our quarterly reports on Form 10-Q and assistance regarding other SEC filings. All of the audit services provided to us by Ernst & Young LLP during Fiscal 2012 and Fiscal 2011 were pre-approved by the Audit Committee.

Audit-Related Fees.  We did not incur any fees during Fiscal 2012 for other services rendered by Ernst & Young LLP that were reasonably related to its audit and review of our financial statements, including reviews of internal control design and operation and assistance in evaluating the requirements of the Sarbanes-Oxley Act of 2002. We did not incur any such fees during Fiscal 2011.

Tax Fees.  We incurred fees of $64,671 for Fiscal 2012 and $8,244 for Fiscal 2011 for Ernst & Young LLP’s professional services related to certain Mexican and U.S. tax matters. All of these services are permitted non-audit services. All of the tax-related services provided to us by Ernst & Young LLP during Fiscal 2012 and Fiscal 2011 were pre-approved by the Audit Committee.

All Other Fees.  We incurred fees of $2,159 during Fiscal 2012 and $2,105 during Fiscal 2011 for research tool subscriptions rendered by Ernst & Young LLP. All of the research tool subscriptions provided to us by Ernst & Young LLP during Fiscal 2012 and Fiscal 2011 were pre-approved by the Audit Committee.

Pre-Approval Policies and Procedures for Audit and Non-Audit Services

The Audit Committee has developed policies and procedures concerning its pre-approval of the performance of audit and non-audit services for us by Ernst & Young LLP. These policies and procedures provide that the Audit Committee must pre-approve all audit and permitted non-audit services (including the fees and terms thereof) to be performed for us by Ernst & Young LLP, subject to the de minimis exception for non-audit services described in Section 10A(i)(1)(B) of the Exchange Act that are approved by the Audit Committee before the completion of the audit. In pre-approving all audit services and permitted non-audit services, the Audit Committee or a delegated member must consider whether the provision of the permitted non-audit services is compatible with maintaining the independence of Ernst & Young LLP and its status as our independent auditors.

The Audit Committee has delegated to its members the authority to consider and approve management proposals for the engagement of Ernst & Young LLP to perform certain permitted non-audit services for fees of up to an aggregate of $25,000 between quarterly meetings of the Audit Committee; provided that those pre-approvals are presented to the entire Audit Committee at its next regularly scheduled meeting. Management proposals arising between quarterly Audit Committee meetings are presented for pre-approval to the Chairman of the Audit Committee, Mr. Forbes, and in the event of his unavailability, to another member of the Audit Committee.

All of the services performed by Ernst & Young LLP in Fiscal 2012 were approved in advance by the Audit Committee pursuant to the foregoing pre-approval policy and procedures. Additionally, during Fiscal 2012, Ernst & Young LLP did not provide any services prohibited by the Sarbanes-Oxley Act of 2002.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholder Proposals for the 2014 Annual Meeting

If you wish to present a proposal for inclusion in our proxy material for consideration at our Annual Meeting to be held in 2014, you must submit the proposal in writing to our Corporate Secretary at the address shown on the first page of this proxy statement, and we must receive your proposal not later than September 30, 2013 (the 120th day prior to January 28, 2014, the anniversary of the date on which this year’s proxy was mailed to you). That proposal must comply with Section 8 of Article II of our By-Laws and, if it is to be included in our proxy materials, Rule 14a-8 under the Exchange Act.

Advance Notice Required for Stockholder Nominations and Proposals for the 2014 Annual Meeting

Our By-Laws require timely advance written notice of stockholder nominations of director candidates and of any other proposals to be presented at an annual meeting of stockholders. Notice will be considered timely for the Annual Meeting of Stockholders to be held in 2014 if it is received not less than 90 nor more than 120 days prior to the date of the 2014 Annual Meeting of Stockholders. Please refer to the full text of our advance notice by-law provisions for additional information and requirements. A copy of our By-Laws may be obtained by writing to our Corporate Secretary at the address listed above. Our By-Laws require our Board or the presiding officer of the Annual Meeting to reject any untimely or non-complying proposal.

ANNUAL REPORT

A copy of our Annual Report to Stockholders, which consists of our Annual Report on Form 10-K for Fiscal 2012, accompanies this proxy statement. These materials do not form part of the material for the solicitation of proxies.

We have filed our Annual Report on Form 10-K for Fiscal 2012 with the Securities and Exchange Commission. It is available free of charge on our web site at www.ncigroup.com and at the SEC’s web site at www.sec.gov.

Upon written request by a stockholder, we will mail, without charge, a copy of our Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits to the Form 10-K. Exhibits to the Form 10-K are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit.

STOCKHOLDERS SHARING THE SAME LAST NAME AND ADDRESS

We are sending only one copy of our proxy statement and Annual Report to stockholders who share the same last name and address, unless they have notified us that they want to continue receiving multiple copies. This practice, known as “householding,” is designed to reduce duplicate mailings and save significant printing and postage costs.

If you received a householded mailing this year and you would like to have additional copies of our proxy statement and Annual Report mailed to you or you would like to opt out of this practice for future mailings, we will promptly deliver such additional copies to you if you submit your request to our Corporate Secretary in writing at 10943 North Sam Houston Parkway West, Houston, Texas 77064, or call us at 281-897-7788. You may also contact us in the same manner if you received multiple copies of the Annual Meeting materials and would prefer to receive a single copy in the future.

MISCELLANEOUS

Our Board knows of no business other than that described above to be transacted at our Annual Meeting. If other matters requiring a vote of the stockholders arise, the persons designated as proxies will vote the shares of Common Stock represented by the proxies in accordance with their judgment on those matters.

The information contained in the proxy statement relating to the occupations and security holdings of our directors and officers and their transactions with us is based upon information received from the individual directors and officers. Unless otherwise indicated, all information relating to any beneficial owner of more than 5% of any class of our equity securities is based upon information contained in reports filed by that owner with the SEC.

By Order of the Board of Directors

TODD R. MOORE

TODD R. MOORE
Executive Vice President, General Counsel and
Corporate Secretary

Houston, Texas
January 28, 2013

Important Notice Regarding the Availability of
Proxy Materials for the Stockholder Meeting To Be Held February 26, 2013

The Notice of Annual Meeting of Stockholders, our Proxy Statement, and Annual Report to
Stockholders are available at www.edocumentview.com/NCS.

Annex A

NCI BUILDING SYSTEMS, INC.
2003 LONG-TERM STOCK INCENTIVE PLAN

(As Amended and Restated Effective as of October 16, 2012)

1. PURPOSE.  The purposes of the Plan are to attract and retain for the Company and its Subsidiaries the best available personnel, to provide additional incentives to Employees, Directors and Consultants, to increase their interest in the Company’s welfare, and to promote the success of the business of the Company and its Subsidiaries.

2. INCENTIVE AWARDS AVAILABLE UNDER THE PLAN.  Awards granted under this Plan may be (a) Incentive Stock Options, (b) Non-Qualified Stock Options, (c) Restricted Stock Awards; (d) Stock Appreciation Rights; (e) Cash Awards; (f) Performance Share Awards; (g) Phantom Stock Awards and (h) Restricted Stock Unit Awards.

3. SHARES SUBJECT TO PLAN.  Subject to adjustment pursuant to Section 12(a) hereof, the total number of shares of Common Stock that may be issued with respect to Awards granted under the Plan shall not exceed 11,400,000 (the “Pool Limit”). At all times during the term of the Plan, the Company shall allocate and keep available such number of shares of Common Stock as will be required to satisfy the requirements of outstanding Awards under the Plan. Effective as of February 19, 2010 and applicable to all Awards outstanding under the Plan on that date (i.e., whether granted before or after February 19, 2010), each share of Common Stock issued pursuant to an Award shall count against the Pool Limit as one (1) full share of Common Stock. The number of shares reserved for issuance under the Plan shall be reduced only to the extent that shares of Common Stock are issued in connection with the exercise or settlement of an Award; provided, however, that the number of shares reserved for issuance shall be reduced by the total number of Options or Stock Appreciation Rights exercised. Any shares of Common Stock covered by an Award (or a portion of an Award) that is forfeited or canceled or that expires shall be deemed not to have been issued for purposes of determining the maximum aggregate number of shares of Common Stock which may be issued under the Pool Limit and shall remain available for Awards under the Plan. Notwithstanding the foregoing, the following shares of Common Stock may not again be made available for issuance as Awards under the Plan: (a) shares of Common Stock not issued or delivered as a result of the net settlement of an outstanding Option or Stock Appreciation Right, (b) shares of Common Stock used to pay the exercise price or withholding taxes related to an outstanding Award, or (c) shares of Common Stock repurchased on the open market with the proceeds of the Option exercise price. The shares to be delivered under the Plan shall be made available from authorized but unissued shares of Common Stock or Common Stock held in the treasury of the Company.

4. ELIGIBILITY.  Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants. Incentive Stock Options may be granted only to Employees. The Committee in its sole discretion shall select the recipients of Awards. A Grantee may be granted more than one Award under the Plan, and Awards may be granted at any time or times during the term of the Plan. The grant of an Award to an Employee, Director or Consultant shall not be deemed either to entitle that individual to, or to disqualify that individual from, participation in any other grant of Awards under the Plan.

5. LIMITATION ON INDIVIDUAL AWARDS.  Except for Cash Awards described in Section 10(a), no individual shall be granted, in any fiscal year, Awards under the Plan covering or relating to an aggregate of more than 3,000,000 shares of Common Stock. No individual shall receive payment for Cash Awards during any fiscal year aggregating in excess of $3,000,000. The preceding shall be applied in a manner which will permit compensation generated under the Plan, where appropriate, to constitute “performance-based” compensation for purposes of Section 162(m) of the Code.

6. STOCK OPTIONS.

(a) Grant of Options.  An Option is a right to purchase shares of Common Stock during the option period for a specified exercise price. The Committee shall determine whether each Option shall be granted as an Incentive Stock Option or a Non-Qualified Stock Option and the provisions, terms and conditions of each Option including, but not limited to, the vesting schedule, the number of shares of

Common Stock subject to the Option, the exercise price of the Option, the period during which the Option may be exercised, repurchase provisions, forfeiture provisions, methods of payment, and all other terms and conditions of the Option.

(b) Limitations on Incentive Stock Options.  The aggregate Fair Market Value (determined as of the date of grant of an Option) of Common Stock which any Employee is first eligible to purchase during any calendar year by exercise of Incentive Stock Options granted under the Plan and by exercise of Incentive Stock Options granted under any other incentive stock option plan of the Company or a Subsidiary shall not exceed $100,000. If the Fair Market Value of stock with respect to which all Incentive Stock Options described in the preceding sentence held by any one Optionee are exercisable for the first time by such Optionee during any calendar year exceeds $100,000, the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the first $100,000 worth of shares of Common Stock to become exercisable in such year shall be deemed to constitute Incentive Stock Options and the Options (that are intended to be Incentive Stock Options on the date of grant thereof) for the shares of Common Stock in the amount in excess of $100,000 that become exercisable in that calendar year shall be treated as Non-Qualified Stock Options. If the Code or the Treasury regulations promulgated thereunder are amended after the effective date of the Plan to provide for a different limit than the one described in this Section 6(b), such different limit shall be incorporated herein and shall apply to any Options granted after the effective date of such amendment.

(c) Acquisitions and Other Transactions.  Notwithstanding the provisions of Section 11(h), in the case of an Option issued or assumed pursuant to Section 11(h), the exercise price and number of shares for the Option shall be determined in accordance with the principles of Section 424(a) of the Code and the Treasury regulations promulgated thereunder.

(d) Payment on Exercise.  Payment for the shares of Common Stock to be purchased upon exercise of an Option may be made in cash (by check) or, if elected by the Optionee where permitted by law: (i) if a public market for the Common Stock exists, through a “same day sale” arrangement between the Optionee and a NASD Dealer whereby the Optionee elects to exercise the Option and to sell a portion of the shares of Common Stock so purchased to pay for the exercise price and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; (ii) if a public market for the Common Stock exists, through a “margin” commitment from the Optionee and an NASD Dealer whereby the Optionee elects to exercise the Option and to pledge the shares of Common Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer commits upon receipt of such shares of Common Stock to forward the exercise price directly to the Company; or (iii) by surrender for cancellation of Qualifying Shares at the Fair Market Value per share at the time of exercise (provided that such surrender does not result in an accounting charge for the Company). No shares of Common Stock may be issued until full payment of the purchase price therefor has been made.

7. RESTRICTED STOCK AWARDS.

(a) Restricted Stock Awards.  A Restricted Stock Award is a grant of shares of Common stock for such consideration, if any, and subject to such restrictions on transfer, rights of first refusal, repurchase provisions, forfeiture provisions and other terms and conditions as are established by the Committee.

(b) Forfeiture Restrictions.  Shares of Common Stock that are the subject of a Restricted Stock Award shall be subject to restrictions on disposition by the Grantee and to an obligation of the Grantee to forfeit and surrender the shares to the Company under certain circumstances (the “Forfeiture Restrictions”). The Forfeiture Restrictions shall be determined by the Committee in its sole discretion, and the Committee may provide that the Forfeiture Restrictions shall lapse on the passage of time, the attainment of one or more performance targets established by the Committee, or the occurrence of such other event or events determined to be appropriate by the Committee. The Forfeiture Restrictions applicable to a particular Restricted Stock Award (which may differ from any other such Restricted Stock Award) shall be stated in the Restricted Stock Agreement.

(c) Rights as Stockholder.  Shares of Common Stock awarded pursuant to a Restricted Stock Award shall be represented by a stock certificate registered in the name of the Grantee of such Restricted Stock Award. The Grantee shall have the right to receive dividends with respect to the shares of Common Stock subject to a Restricted Stock Award, to vote the shares of Common Stock subject thereto and to enjoy all other stockholder rights with respect to the shares of Common Stock subject thereto, except that, unless provided otherwise in this Plan, or in the Restricted Stock Agreement, (i) the Grantee shall not be entitled to delivery of the shares of Common Stock except as the Forfeiture Restrictions expire, (ii) the Company or an escrow agent shall retain custody of the shares of Common Stock until the Forfeiture Restrictions expire, (iii) the Grantee may not sell, transfer, pledge, exchange, hypothecate or otherwise dispose of the shares of Common Stock until the Forfeiture Restrictions expire.

(d) Stock Certificate Delivery.  One or more stock certificates representing shares of Common Stock, free of Forfeiture Restrictions, shall be delivered to the Grantee promptly after, and only after, the Forfeiture Restrictions have expired. The Grantee, by his or her acceptance of the Restricted Stock Award, irrevocably grants to the Company a power of attorney to transfer any shares so forfeited to the Company, agrees to execute any documents requested by the Company in connection with such forfeiture and transfer, and agrees that such provisions regarding transfers of forfeited shares shall be specifically performable by the Company in a court of equity or law.

(e) Payment for Restricted Stock.  The Committee shall determine the amount and form of any payment for shares of Common Stock received pursuant to a Restricted Stock Award. In the absence of such a determination, the Grantee shall not be required to make any payment for shares of Common Stock received pursuant to a Restricted Stock Award, except to the extent otherwise required by law.

(f) Forfeiture of Restricted Stock.  Unless otherwise provided in a Restricted Stock Agreement, on termination of the Grantee’s employment or service prior to lapse of the Forfeiture Restrictions, the shares of Common Stock which are still subject to the Restricted Stock Award shall be forfeited by the Grantee. Upon any forfeiture, all rights of the Grantee with respect to the forfeited shares of the Common Stock subject to the Restricted Stock Award shall cease and terminate, without any further obligation on the part of the Company except to repay any purchase price per share paid by the Grantee for the shares forfeited.

(g) Waiver of Forfeiture Restrictions; Committee’s Discretion.  With respect to a Restricted Stock Award that has been granted to a Covered Employee where such Award has been designed to meet the exception for performance-based compensation under Section 162(m) of the Code, the Committee may not waive the Forfeiture Restrictions applicable to such Restricted Stock Award.

8. STOCK APPRECIATION RIGHTS.

(a) Stock Appreciation Rights.  A Stock Appreciation Right is a right to receive, upon exercise of the right, shares of Common Stock or their cash equivalent in an amount equal to the increase in Fair Market Value of the Common Stock between the grant and exercise dates. As of the grant date of an Award of a Stock Appreciation Right, the Committee may specifically designate that the Award will be paid (i) only in cash, (ii) only in stock or (iii) in such other form or combination of forms as the Committee may elect or permit at the time of exercise.

(b) Tandem Rights.  Stock Appreciation Rights may be granted in connection with the grant of an Option, in which case exercise of Stock Appreciation Rights will result in the surrender of the right to purchase the shares under the Option as to which the Stock Appreciation Rights were exercised. Alternatively, Stock Appreciation Rights may be granted independently of Options in which case each Award of Stock Appreciation Rights shall be evidenced by a Stock Appreciation Rights Agreement. With respect to Stock Appreciation Rights that are subject to Section 16 of the Exchange Act, the Committee shall retain sole discretion (i) to determine the form in which payment of the Stock Appreciation Right will be made (i.e., cash, securities or any combination thereof) or (ii) to approve an election by a Grantee to receive cash in full or partial settlement of Stock Appreciation Rights.

(c) Limitations on Exercise of Stock Appreciation Rights.  A Stock Appreciation Right shall be exercisable in whole or in such installments and at such times as determined by the Committee.

9.	PERFORMANCE SHARE AWARDS, PHANTOM STOCK AWARDS AND RESTRICTED STOCK UNIT AWARDS.

(a) Performance Share Awards.  A Performance Share Award is a right to receive shares of Common Stock or their cash equivalent based on the attainment of pre-established performance goals and such other conditions, restrictions and contingencies as the Committee shall determine. Each Performance Share Award may have a maximum value established by the Committee at the time of such Award. The Committee shall establish, with respect to and at the time of each Performance Share Award, a performance period or periods over which the performance applicable to the Performance Share Award of the Grantee shall be measured. The Committee shall determine the effect of termination of employment or service during the performance period on a Grantee’s Performance Share Award, which shall be set forth in the Award Agreement.

(b) Phantom Stock Awards.  Phantom Stock Awards are rights to receive an amount equal to the Fair Market Value of shares of Common Stock or rights to receive an amount equal to any appreciation or increase in the Fair Market Value of the Common Stock over a specified period of time, which may vest over a period of time as established by the Committee, without payment of any amounts by the Grantee thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. Each Phantom Stock Award may have a maximum value established by the Committee at the time of such Award. The Committee shall establish, at the time of grant of each Phantom Stock Award, a period over which the Award shall vest with respect to the Grantee, and terms and conditions of forfeiture, which shall be set forth in the Award Agreement.

(c) Restricted Stock Unit Awards.  Restricted Stock Unit Awards are Awards denominated in units evidencing the right to receive shares of Common Stock, which may vest over a period of time as established by the Committee, without payment of any amounts by the Grantee thereof (except to the extent otherwise required by law) or satisfaction of any performance criteria or objectives. The Committee shall establish, at the time of grant of each Restricted Stock Unit Award, a period over which the Award shall vest with respect to the Grantee, and terms and conditions of forfeiture, which shall be set forth in the Award Agreement.

(d) Payment.  Following the end of the performance period of a Performance Share Award or the determined vesting period for a Phantom Stock Award or a Restricted Stock Unit Award, the Grantee shall be entitled to receive payment of an amount, not exceeding the maximum value of the Award, if any, based on (1) the achievement of the performance measures for such performance period for a Performance Share Award or (2) the then vested value of the Phantom Stock Award or the number of shares of Common Stock evidences by the Restricted Stock Unit Award, each as determined by the Committee. If awarded, cash dividend equivalents may be paid during, or may be accumulated and paid at the end of, the vesting period with respect to Phantom Stock Awards or Restricted Stock Unit Awards, as determined by the Committee.

10. CASH AWARDS AND PERFORMANCE AWARDS.

(a) Cash Awards.  In addition to granting Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards, Phantom Stock Awards and Restricted Stock Unit Awards, the Committee shall, subject to the limitations of the Plan, have authority to grant Cash Awards. Each Cash Award shall be subject to such terms and conditions, restrictions and contingencies as the Committee shall determine. Restrictions and contingencies limiting the right to receive a cash payment pursuant to a Cash Award shall be based upon the achievement of single or multiple Performance Objectives over a performance period established by the Committee. The determinations made by the Committee pursuant to this Section 10(a) shall be specified in the applicable Award Agreement.

(b) Designation as a Performance Award.  The Committee shall have the right to designate any Award of Options, Stock Appreciation Rights, Restricted Stock Awards, Performance Share Awards and Phantom Stock Awards as a Performance Award. All Cash Awards shall be designated as Performance Awards.

(c) Performance Objectives.  The grant or vesting of a Performance Award shall be subject to the achievement of Performance Objectives over a performance period established by the Committee based upon one or more of the following business criteria that apply to the Grantee, one or more business units, divisions or Subsidiaries of the Company or the applicable sector of the Company, or the Company as a whole, and if so desired by the Committee, by comparison with a peer group of companies: revenue; increased revenue; net income measures (including income after capital costs and income before or after taxes); profit measures (including gross profit, operating profit, economic profit, net profit before taxes and adjusted pre-tax profit); stock price measures (including growth measures and total stockholder return); price per share of Common Stock; market share; earnings per share or adjusted earnings per share (actual or growth in); earnings; earnings before interest, taxes, depreciation, and amortization (EBITDA); earnings before interest and taxes (EBIT); economic value added (or an equivalent metric); market value added; debt to equity ratio; cash flow measures (including cash flow return on capital, cash flow return on tangible capital, net cash flow and net cash flow before financing activities); return measures (including return on equity, return on assets, return on capital, risk-adjusted return on capital, return on investors’ capital and return on average equity); operating measures (including operating income, funds from operations, cash from operations, after-tax operating income; sales volumes, production volumes and production efficiency); expense measures (including overhead cost and general and administrative expense); changes in working capital; margins; stockholder value; total stockholder return; proceeds from dispositions; total market value; customer satisfaction or growth; employee satisfaction; and corporate values measures (including ethics compliance, environmental and safety). Unless otherwise stated, such a Performance Objective need not be based upon an increase or positive result under a particular business criterion and could include, for example, maintaining the status quo or limiting economic losses (measured, in each case, by reference to specific business criteria). The Committee shall have the authority to determine whether the Performance Objectives and other terms and conditions of the Award are satisfied, and the Committee’s determination as to the achievement of Performance Objectives relating to a Performance Award shall be made in writing.

(d) Section 162(m) of the Code.  Notwithstanding the foregoing provisions, if the Committee intends for a Performance Award to be granted and administered in a manner designed to preserve the deductibility of the compensation resulting from such Award in accordance with Section 162(m) of the Code, then the Performance Objectives for such particular Performance Award relative to the particular period of service to which the Performance Objectives relate shall be established by the Committee in writing (i) no later than 90 days after the beginning of such period and (ii) prior to the completion of 25% of such period.

(e) Waiver of Performance Objectives.  The Committee shall have no discretion to modify or waive the Performance Objectives or conditions to the grant or vesting of a Performance Award unless such Award is not intended to qualify as qualified performance-based compensation under Section 162(m) of the Code and the relevant Award Agreement provides for such discretion.

11. GENERAL PROVISIONS REGARDING AWARDS.

(a) Form of Award Agreement.  Each Award granted under the Plan shall be evidenced by a written Award Agreement in such form (which need not be the same for each Grantee) as the Committee from time to time approves but which is not inconsistent with the Plan, including any provisions that may be necessary to assure that Awards satisfy the requirements of Section 409A of the Code to avoid the imposition of excise taxes thereunder, and that any Option that is intended to be an Incentive Stock Option will comply with Section 422 of the Code.

(b) Awards Criteria.  In determining the amount and value of Awards to be granted, the Committee may take into account the responsibility level, performance, potential, other Awards and such other considerations with respect to a Grantee as it deems appropriate.

(c) Date of Grant.  The date of grant of an Award will be the date specified by the Committee as the effective date of the grant of an Award on or following the date the Committee determines to grant the Award or, if the Committee does not so specify, will be the date on which the Committee makes the determination to grant such Award.

(d) Stock Price.  The exercise price or other measurement of stock value relative to any Award shall be not less than 100% of the Fair Market Value of the shares of Common Stock for the date of grant of the Award. The exercise price of any Incentive Stock Option granted to a Ten Percent Shareholder shall not be less than 110% of the Fair Market Value of the shares of Common Stock for the date of grant of the Option.

(e) Period of Award.  Awards shall be exercisable or payable within the time or times or upon the event or events determined by the Committee and set forth in the Award Agreement. Unless otherwise provided in an Award Agreement, Awards other than Restricted Stock Awards or Restricted Stock Unit Awards shall terminate on (and no longer be exercisable or payable after) the earlier of: (i) ten (10) years from the date of grant; (ii) for an Incentive Stock Option granted to a Ten Percent Shareholder, five (5) years from the date of grant of the Option; (iii) the 30th day after the Grantee is no longer serving in any capacity as an Employee, Consultant or Director of the Company for a reason other than death of the Grantee, Disability or retirement at or after the Normal Retirement Age; (iv) one year after death; or (v) one year (with respect to an Incentive Option) or five years (with respect to any other Award) after Disability of the Grantee or after his or her retirement at or after the Normal Retirement Age from any capacity as an Employee, Consultant or Director of the Company.

(f) Acceleration of Vesting or Lapse of Restrictions.  If the Grantee dies or becomes Disabled while serving as an Employee, Consultant or Director of the Company or retires at or after Normal Retirement Age, or if there occurs a Change in Control, then 100% of the benefits dependent upon lapse of time will become vested, all Forfeiture Restrictions and other forfeiture and repurchase provisions will lapse and, subject to meeting any performance or other criteria for such Award, such benefits will be available thereafter for purchase or payment during the Award term.

(g) Transferability.  Awards granted under the Plan, and any interest therein, shall not be transferable or assignable by the Grantee, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution, and shall be exercisable or payable during the lifetime of the Grantee only by the Grantee; provided, that the Grantee may designate persons who or which may exercise or receive his Awards following his death. Notwithstanding the preceding sentence, (i) Awards other than Incentive Stock Options may be transferred to such family members, family member trusts, family limited partnerships and other family member entities as the Committee, in its sole discretion, may approve prior to any such transfer and (ii) Awards granted to non employee directors may be assigned with the consent of the Board. No such transfer will be approved by the Committee if the Common Stock issuable under such transferred Award would not be eligible to be registered on Form S-8 promulgated under the Securities Act.

(h) Acquisitions and Other Transactions.  The Committee may, from time to time, approve the assumption of outstanding awards granted by another entity, whether in connection with an acquisition of such other entity or otherwise, by either (i) granting an Award under the Plan in replacement of or in substitution for the awards assumed by the Company, or (ii) treating the assumed award as if it had been granted under the Plan if the terms of such assumed award could be applied to an Award granted under the Plan. Such assumption shall be permissible if the holder of the assumed award would have been eligible to be granted an Award hereunder if the other entity had applied the rules of this Plan to such grant.

(i) Payment.  Payment of an Award (i) may be made in cash, Common Stock or a combination thereof, as determined by the Committee in its sole discretion, (ii) shall be made in a lump sum or in installments as prescribed by the Committee in its sole discretion and (iii) to the extent applicable, shall be based on the Fair Market Value of the Common Stock for the payment or exercise date. The Committee may permit or require the deferral of payment, subject to such rules and procedures as it may establish, which may include provisions for the payment or crediting of interest, dividend equivalents or other forms of investment return; provided, however, that if deferral is permitted, each provision of the Award shall be interpreted to permit the deferral only as allowed in compliance with the requirements of Section 409A of the Code and any provision that would conflict with such requirements shall not be valid or enforceable. The Committee intends that any Awards under the Plan satisfy the requirements of Section 409A of the Code to avoid the imposition of excise taxes thereunder.

(j) Notice.  If an Award involves an exercise, it may be exercised only by delivery to the Company of a written exercise notice approved by the Committee, stating the number of shares of Common Stock being exercised, the method of payment, and such other matters as may be deemed appropriate by the Company in connection with the issuance of shares upon exercise, together with payment in full of any exercise price for any shares being purchased.

(k) Withholding Taxes.  The Committee may establish such rules and procedures as it considers desirable in order to satisfy any obligation of the Company to withhold the statutory prescribed minimum amount of federal or state income taxes or other taxes with respect to any Award granted under the Plan. Prior to issuance of any shares of Common Stock, the Grantee shall pay or make adequate provision acceptable to the Committee for the satisfaction of the statutory minimum prescribed amount of any federal or state income or other tax withholding obligations of the Company, if applicable. Upon exercise or payment of an Award, the Company shall withhold or collect from the Grantee an amount sufficient to satisfy such tax withholding obligations.

(l) Limitations on Exercise.  The obligation of the Company to issue any shares of Common Stock or otherwise make payments hereunder shall be subject to the condition that any exercise and the issuance and delivery of such shares and other actions pursuant thereto comply with the Securities Act, all applicable state securities and other laws and the requirements of any stock exchange or national market system upon which the shares of Common Stock may then be listed or quoted, as in effect on the date of exercise. The Company shall be under no obligation to register the shares of Common Stock with the Securities and Exchange Commission or to effect compliance with the registration, qualification or listing requirements of any state securities laws or stock exchange or national market system, and the Company shall have no liability for any inability or failure to do so.

(m) Privileges of Stock Ownership.  Except as provided in the Plan with respect to Restricted Stock Awards, no Grantee will have any of the rights of a shareholder with respect to any shares of Common Stock subject to an Award until such Award is properly exercised and the purchased or awarded shares are issued and delivered to the Grantee, as evidenced by an appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company. No adjustment shall be made for dividends or distributions or other rights for which the record date is prior to such date of issuance and delivery, except as provided in the Plan.

(n) Breach; Additional Terms.  A breach of the terms and conditions of this Plan or established by the Committee pursuant to the Award Agreement shall cause a forfeiture of the Award. At the time of such Award, the Committee may, in its sole discretion, prescribe additional terms, conditions or restrictions relating to the Award, including provisions pertaining to the termination of the Grantee’s employment (by retirement, Disability, death or otherwise) prior to expiration of the Forfeiture Restrictions or other vesting provisions. Such additional terms, conditions or restrictions shall also be set forth in an Award Agreement made in connection with the Award.

(o) Prohibition on Repricing of Awards.  Except as provided in Section 12, the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding Options or Stock Appreciation Rights or cancel outstanding Options or Stock Appreciation Rights in exchange for cash, other awards or Options or Stock Appreciation Rights with an exercise price that is less than the exercise price of the original Options or Stock Appreciation Rights without stockholder approval.

12. ADJUSTMENT UPON CHANGES IN CAPITALIZATION AND CORPORATE EVENTS.

(a) Capital Adjustments.  The number of shares of Common Stock (i) covered by each outstanding Award granted under the Plan, the exercise, target or purchase price of such outstanding Award, and any other terms of the Award that the Committee determines requires adjustment and (ii) available for issuance under Section 3 shall be adjusted to reflect, as deemed appropriate by the Committee, any increase or decrease in the number of shares of Common Stock resulting from a stock dividend, stock split, reverse stock split, combination, reclassification or similar change in the capital structure of the

Company without receipt of consideration, subject to any required action by the Board or the shareholders of the Company and compliance with applicable securities laws; provided, however, that a fractional share will not be issued upon exercise of any Award, and either (i) any fraction of a share of Common Stock that would have resulted will be cashed out at Fair Market Value or (ii) the number of shares of Common Stock issuable under the Award will be rounded up to the nearest whole number, as determined by the Committee.

(b) Change in Control.  Unless specifically provided otherwise with respect to Change in Control events in an individual Award or Award Agreement or in a then-effective written employment agreement between the Grantee and the Company or a Subsidiary, if, during the effectiveness of the Plan, a Change in Control occurs, (i) each Award which is at the time outstanding under the Plan shall automatically become fully vested and exercisable or payable, as appropriate, and be released from any repurchase or forfeiture provisions, for all of the shares of Common Stock at the time represented by such Award, (ii) the Forfeiture Restrictions applicable to all outstanding Restricted Stock Awards shall lapse and shares of Common Stock subject to such Restricted Stock Awards shall be released from escrow, if applicable, and delivered to the Grantees of the Awards free of any Forfeiture Restriction, and (iii) all other Awards shall become fully vested and payment thereof shall be accelerated using, if applicable, the then-current Fair Market Value to measure any payment that is based on the value of the Common Stock or using such higher amount as the Committee may determine to be more reflective of the actual value of such stock.

(c) Section 409A Adjustments.  No adjustment or substitution pursuant to this Section 12 shall be made in a manner that results in noncompliance with the requirements of Section 409A of the Code, to the extent applicable.

13. ADMINISTRATION.  This Plan shall be administered by the Committee. The Committee shall interpret the Plan and any Awards granted pursuant to the Plan and shall prescribe such rules and regulations in connection with the operation of the Plan as it determines to be advisable for the administration of the Plan. The Committee may rescind and amend its rules and regulations from time to time. The interpretation by the Committee of any of the provisions of this Plan or any Award granted under this Plan shall be final and binding upon the Company and all persons having an interest in any Award or any shares of Common Stock or other payments received pursuant to an Award.

14. EFFECT OF PLAN.  Neither the adoption of the Plan nor any action of the Board or the Committee shall be deemed to give any Employee, Director or Consultant any right to be granted an Award or any other rights except as may be evidenced by the Award Agreement, or any amendment thereto, duly authorized by the Committee and executed on behalf of the Company, and then only to the extent and on the terms and conditions expressly set forth therein. The existence of the Plan and the Awards granted hereunder shall not affect in any way the right of the Board, the Committee or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation or other transaction involving the Company, any issue of bonds, debentures, or shares of preferred stock ranking prior to or affecting the Common Stock or the rights thereof, the dissolution or liquidation of the Company or any sale or transfer of all or any part of the Company’s assets or business, or any other corporate act or proceeding by or for the Company. Nothing contained in the Plan or in any Award Agreement or in other related documents shall confer upon any Employee, Director or Consultant any right with respect to such person’s service or interfere or affect in any way with the right of the Company or a Subsidiary to terminate such person’s employment or service at any time, with or without cause.

15. NO EFFECT ON RETIREMENT AND OTHER BENEFIT PLANS.  Except as specifically provided in a retirement or other benefit plan of the Company or a Subsidiary, Awards shall not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Subsidiary, and shall not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation.

16. AMENDMENT OR TERMINATION OF PLAN.  The Board in its discretion may, at any time or from time to time after the date of adoption of the Plan, terminate or amend the Plan in any respect, including amendment of any form of agreement or instrument to be executed pursuant to the Plan; provided, however, that if an amendment of the Plan requires shareholder approval to comply with the Code, including Sections 162(m) and 422 of the Code, or other applicable laws and regulations or the applicable requirements of any stock exchange or national market system, the Company shall obtain stockholder approval of any Plan amendment in such manner and to such a degree as required. No Award may be granted after termination of the Plan. Any amendment or termination of the Plan shall not adversely affect Awards previously granted, and such Awards shall otherwise remain in full force and effect as if the Plan had not been amended or terminated, unless mutually agreed otherwise in a writing signed by the Grantee and the Company.

17. EFFECTIVE DATE AND TERM OF PLAN.  The Plan as set forth herein shall continue in effect for a term of ten (10) years after the Effective Date unless sooner terminated by action of the Board.

18. GOVERNING LAW.  The Plan shall be construed and interpreted in accordance with the laws of the State of Texas.

19. DEFINITIONS.  As used herein, unless the context requires otherwise, the following terms shall have the meanings indicated below:

(a) “Award” means any right granted under the Plan, whether granted singly or in combination, to a Grantee pursuant to the terms, conditions and limitations that the Committee may establish.

(b) “Award Agreement” means a written agreement, which may be in electronic form, with a Grantee with respect to any Award.

(c) “Board” means the Board of Directors of the Company.

(d) “Cash Award” means an Award granted under Section 10(a) of the Plan.

(e) “Change in Control” of the Company means the occurrence of any of the following events: (i) any “person” (as such term is used in Sections 13(d) and 14(d) of the Exchange Act) is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities (provided, that, with respect to each Award granted after December 1, 2009, the acquisition of additional voting securities by a person that, prior to such acquisition, is the beneficial owner of securities of the Company representing 20 percent or more of the combined voting power of the Company’s then outstanding securities (a “Controlling Person”) shall not constitute a Change in Control hereunder); (ii) as a result of, or in connection with, any tender offer or exchange offer, merger, or other business combination (a “Transaction”), the persons who were directors of the Company immediately before the Transaction shall cease to constitute a majority of the Board of Directors of the Company or any successor to the Company; (iii) the Company is merged or consolidated with another corporation or transfers substantially all of its assets to another corporation and as a result of the merger, consolidation or transfer less than 50 percent of the outstanding voting securities of the surviving or resulting corporation shall then be owned in the aggregate by the former stockholders of the Company; or (iv) a tender offer or exchange offer is made and consummated for the ownership of securities of the Company representing 30 percent or more of the combined voting power of the Company’s then outstanding voting securities (other than such a tender offer made and consummated by a Controlling Person).

(f) “Code” means the Internal Revenue Code of 1986, as amended, and any successor statute. Reference in the Plan to any section of the Code shall be deemed to include any amendments or successor provisions to such section and any Treasury regulations promulgated under such section.

(g) “Committee” means the committee, (or committees), as constituted from time to time, of the Board that is appointed by the Board to administer the Plan; provided, however, that while the Common Stock is publicly traded, the Committee shall be a committee of the Board consisting solely of two or more Outside Directors, in accordance with Section 162(m) of the Code, and/or solely of two or more Non-Employee Directors, in accordance with Rule 16b-3, as necessary in each case to satisfy such requirements with respect to Awards granted under the Plan. Within the scope of such authority, the Board or the Committee may delegate to a committee of one or more members of the Board who are or are not Non-Employee Directors the authority to grant Awards to eligible persons who are not then subject to Section 16 of the Exchange Act, and the term “Committee” as used herein shall also be applicable to such committee. The Board may assume any or all of the powers and responsibilities prescribed for the Committee, and to the extent it does so, the term “Committee” as used herein shall also be applicable to the Board.

(h) “Common Stock” means the Common Stock, $0.01 par value per share, of the Company or the common stock that the Company may in the future be authorized to issue in replacement or substitution thereof.

(i) “Company” means NCI Building Systems, Inc., a Delaware corporation.

(j) “Consultant” means any person who is engaged by the Company or any Subsidiary to render consulting or advisory services to the Company or such Subsidiary and who is a “consultant or advisor” within the meaning of Rule 701 promulgated under the Securities Act or Form S-8 promulgated under the Securities Act.

(k) “Covered Employee” means the chief executive officer and the four other most highly compensated officers of the Company for whom total compensation is required to be reported to stockholders under Regulation S-K, as determined for purposes of Section 162(m) of the Code.

(l) “Director” means a member of the Board or the board of directors of a Subsidiary.

(m) “Disability” means the “disability” of a person as defined in a then effective long-term disability plan maintained by the Company that covers such person, or if such a plan does not exist at any relevant time, “Disability” means the permanent and total disability of a person within the meaning of Section 22(e)(3) of the Code. For purposes of determining the time during which an Incentive Stock Option may be exercised under the terms of an Option Agreement, “Disability” means the permanent and total disability of a person within the meaning of section 22(e)(3) of the Code. Section 22(e)(3) of the Code provides that an individual is totally and permanently disabled if he is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than twelve (12) months.

(n) “Effective Date” means the date on which the Plan, as amended and restated herein, is approved by the Compensation Committee of the Board (subject to the further approval of the stockholders of the Company).

(o) “Employee” means any person who is employed, within the meaning of Section 3401 of the Code, by the Company or a Subsidiary. The term “Employee” shall also include officers of the Company and its Subsidiaries. The provision of compensation by the Company or a Subsidiary to a Director solely with respect to such individual rendering services in the capacity of a Director shall not be sufficient to constitute “employment” by the Company or that Subsidiary.

(p) “Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute. Reference in the Plan to any section of the Exchange Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(q) “Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:

(i) If the Common Stock is listed on any established stock exchange or traded on the Nasdaq National Market or the Nasdaq SmallCap Market, the Fair Market Value of a share of Common Stock shall be the closing sales price for such a share of Common Stock (or the closing bid, if no sales were reported) as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the day of determination, or if no prices are quoted on such date, on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Committee deems reliable.

(ii) In the absence of any such established markets for the Common Stock, the Fair Market Value shall be determined in good faith by the Committee.

(r) “Grantee” means an Employee, Director or Consultant to whom an Award has been granted under the Plan.

(s) “Incentive Stock Option” means an Option granted to an Employee under the Plan that meets the requirements of Section 422 of the Code.

(t) “NASD Dealer” means a broker-dealer that is a member of the National Association of Securities Dealers, Inc.

(u) “Non-Employee Director” means a Director of the Company who either (i) is not an Employee, does not receive compensation (directly or indirectly) from the Company or a Subsidiary in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K), does not possess an interest in any other transaction as to which disclosure would be required under Item 404(a) of Regulation S-K and is not engaged in a business relationship as to which disclosure would be required under Item 404(b) of Regulation S-K or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(v) “Non-Qualified Stock Option” means an Option granted under the Plan that is not intended to be an Incentive Stock Option.

(w) “Normal Retirement Age” means the age established by the Board from time to time as the normal age for retirement of a Director or Employee, as applicable. In the absence of a determination by the Board with respect to any class of Grantee, the Normal Retirement Age shall be deemed to be 65 years of age.

(x) “Option” means an award granted under Section 6 of the Plan.

(y) “Option Agreement” means a written agreement with a Grantee with respect to the Award of an Option.

(z) “Optionee” means an individual to whom an Option has been granted under the Plan.

(aa) “Outside Director” means a Director of the Company who either (i) is not a current employee of the Company or a “Subsidiary corporation” (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code), is not a former employee of the Company or a “Subsidiary corporation” receiving compensation for prior services (other than benefits under a tax qualified pension plan), has not been an officer of the Company or a “Subsidiary corporation” at any time and is not currently receiving (within the meaning of the Treasury regulations promulgated under Section 162(m) of the Code) direct or indirect remuneration from the Company or a “Subsidiary corporation” for services in any capacity other than as a Director, or (ii) is otherwise considered an “outside director” for purposes of Section 162(m) of the Code.

(bb) “Performance Award” means an Award made pursuant to Section 10 of the Plan to a Grantee that is subject to the attainment of one or more Performance Objectives.

(cc) “Performance Objective” means a standard established by the Committee to determine in whole or in part whether a Performance Award shall be earned.

(dd) “Performance Share Award” means an Award granted under Section 9(a) of the Plan.

(ee) “Phantom Stock Award” means an Award granted under Section 9(b) of the Plan.

(ff) “Plan” means this NCI Building Systems, Inc. 2003 Long-Term Stock Incentive Plan, as set forth herein and as it may be amended from time to time.

(gg) “Qualifying Shares” means shares of Common Stock which either (i) have been owned by the Grantee for more than six (6) months and have been “paid for” within the meaning of Rule 144 promulgated under the Securities Act, or (ii) were obtained by the Grantee in the public market.

(hh) “Regulation S-K” means Regulation S-K promulgated under the Securities Act, as it may be amended from time to time, and any successor to Regulation S-K. Reference in the Plan to any item of Regulation S-K shall be deemed to include any amendments or successor provisions to such item.

(ii) “Restricted Stock Agreement” means a written agreement with a Grantee with respect to a Restricted Stock Award.

(jj) “Restricted Stock Award” means an Award granted under Section 7 of the Plan.

(kk) “Restricted Stock Unit Award” means an Award granted under Section 9(c) of the Plan.

(ll) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act, as it may be amended from time to time, and any successor to Rule 16b-3.

(mm) “Section” means a section of the Plan unless otherwise stated or the context otherwise requires.

(nn) “Securities Act” means the Securities Act of 1933, as amended, and any successor statute. Reference in the Plan to any section of the Securities Act shall be deemed to include any amendments or successor provisions to such section and any rules and regulations relating to such section.

(oo) “Stock Appreciation Right” means an Award granted under Section 8 of the Plan.

(pp) “Stock Appreciation Rights Agreement” means a written agreement with a Grantee with respect to an Award of Stock Appreciation Rights.

(qq) “Subsidiary” means (i) for purposes of Awards other than Incentive Stock Options, any corporation, partnership or other entity of which a majority of the voting equity securities or equity interest is owned, directly or indirectly, by the Company, and (ii) with respect to an Option that is intended to be an Incentive Stock Option, any “subsidiary corporation” of the Company as defined in Section 424(f) of the Code, any other entity that is taxed as a corporation under Section 7701(a)(3) of the Code and is a member of the “Subsidiary group” as defined in Section 1504(a) of the Code of which the Company is the common parent, and any other entity that may be permitted from time to time by the Code or by the Internal Revenue Service to be an employer of Employees to whom Incentive Stock Options may be granted.

(rr) “Ten Percent Shareholder” means a person who owns (or is deemed to own pursuant to Section 424(d) of the Code) at the time an Option is granted stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or of any of its Subsidiaries.

NCI BUILDING SYSTEMS, INC.

IMPORTANT ANNUAL MEETING INFORMATION

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Electronic Voting Instructions

Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 8:00 a.m., CST, on February 26, 2013.

Vote by Internet

- Go to **www.investorvote.com/NCS**
- Or scan the QR code with your smartphone
- Follow the steps outlined on the secure website

Vote by telephone

- Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone
- Follow the instructions provided by the recorded message

Using a **black ink** pen, mark your votes with an **X** as shown in this example. Please do not write outside the designated areas. X

Annual Meeting Proxy Card

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▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A Proposals — The Board recommends a vote FOR all nominees and FOR Proposals 2 and 3.

1. Election of Directors:

Nominee	For	Withhold
01 - Gary L. Forbes (term will expire in 2016)	☐	☐
02 - George Martinez (term will expire in 2016)	☐	☐
03 - Jonathan L. Zrebiec (term will expire in 2016)	☐	☐

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Proposal	For	Against	Abstain
2. Approval of the 2003 Amended and Restated Long-Term Stock Incentive Plan.	☐	☐	☐
3. Ratification of Ernst & Young LLP as the Company's independent registered public accounting firm for fiscal year 2013.	☐	☐	☐

B Non-Voting Items

Change of Address — Please print new address below.

C Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below

Please sign your name exactly as it appears above. Joint owners must each sign personally. When signing as an attorney, administrator, executor, guardian or trustee, please add your title as such. If held by a corporation, please sign in full corporate name by the president or other authorized officer. If held by a partnership, please sign in the partnership's name by an authorized partner or officer.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.
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